UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CNX™

PROXY STATEMENT 2024

Annual Meeting of Shareholders

APPALACHIA FIRST
SUSTAINABLE
BUSINESS MODEL
LONG-TERMISM
CAPITAL ALLOCATION
RETURN OF CAPITAL
DATA-DRIVEN
MARGIN OF SAFETY
FREE CASH
FLOW PER SHARE
RESPONSIBLE ENERGY
DEVELOPMENT
RADICALLY TRANSPARENT

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive, Suite 400
Canonsburg, Pennsylvania 15317-6506
Telephone (724) 485-4000

ANNUAL MEETING OF SHAREHOLDERS – MAY 2, 2024

March 21, 2024

To: Shareholders of CNX Resources Corporation

Throughout 2023 CNX continued to execute on its operational and capital allocation strategy with a laser focus on driving long-term per share value creation despite a challenging commodity pricing backdrop in the natural gas industry. This speaks directly to the durability of our long-term strategy and the quality of our asset base. We continue to focus intently on efficiently developing our robust core acreage position; developing new business opportunities through our New Technologies group; disciplined balance sheet management; and repurchasing our shares at prices we believe are deeply discounted.

In 2023, the company generated approximately $815 million of net cash provided by operating activities, which resulted in free cash flow (“FCF”) of approximately $305 million.(1) Through the fourth quarter of 2023, the company has delivered 16 consecutive quarters of positive FCF that has enabled the company to retire shares and reduce debt, creating meaningful shareholder value. As of January 11, 2024, we had a total of 153.8 million shares outstanding, a reduction of 33 percent since they peaked following the completion of the CNX Midstream Partners (“CNXM”) take-in transaction in the third quarter of 2020. The extent of our share count reduction in this short period of time is not just industry leading, but in the top handful of companies throughout the entire capital markets.

The company’s unique asset base and differentiated strategy position allow us to execute our Sustainable Business Model. One specific illustration is our New Technologies group that in 2023 began meaningfully contributing to FCF. These efforts are rooted in the company’s extensive legacy asset base and tradition of innovation and have created unique opportunities in the areas of methane capture and abatement, transportation fuel, market development, and technology deployment. These opportunities are positioned for meaningful growth in the years ahead as the world focuses on lower emissions and lower risk energy solutions.

In addition to the New Technologies group, CNX has competitive moats related to its low-cost structure resulting from its integrated upstream and midstream business lines and “stacked pay” acreage position in one of the world’s most prolific natural gas basins. We believe that these advantages drive our Sustainable Business Model and consistent generation of FCF. When coupled with our clinical capital allocation philosophy, we believe we are positioned to deliver substantial intrinsic value creation per share for our owners for years to come.

Capital Allocation

For 2020-2023, the company generated $3.8 billion of net cash provided by operating activities, which resulted in $1.9 billion of FCF. Across that same time period, the company used FCF to return $1.2 billion in capital to shareholders and another $650 million to further strengthen the balance sheet.

In 2023, the company repurchased 17.7 million shares for $320 million at an average price of $18.10 per share. The company has retired 33 percent of its shares outstanding since the third quarter of 2020. Furthermore, since 2017 and through January 11, 2024, CNX has repurchased approximately 119 million shares for $1.8 billion at an average price of $14.95 per share. We believe these shares were repurchased at deeply discounted prices relative to intrinsic value, thereby creating meaningful long-term per share value for our owners.

On the balance sheet, the company ended the fourth quarter of 2023 with approximately $2.2 billion in net debt. Our weighted average senior unsecured debt maturities are not due for another five and half years as of the fourth quarter of 2023, a significant runway before the nearest bond maturities, providing us with considerable flexibility to take advantage of any market disconnects or other opportunities that may arise. Since the third quarter of 2020, we have reduced outstanding adjusted net debt by approximately $331 million and we continue to evaluate the timing of further debt reduction as part of our clinical approach to capital allocation.

Our decisions, resources, and processes remain concentrated on optimizing the long-term intrinsic per share value of the company. Despite the progress of the long-term plan over the last several years, we continue to believe that our stock is trading at a significant discount to intrinsic value, and we will continue to take advantage of this disconnect to further reduce shares outstanding.

New Technologies Group

In 2023, the New Technologies group generated $34 million in FCF primarily through the monetization of environmental attributes associated with our waste methane abatement operations in Virginia and Pennsylvania. We expect to continue to monetize these environmental attributes via the Pennsylvania Alternative Energy Portfolio Standard (“AEPS”) program, other compliance programs, and sales to various voluntary market counterparties that are looking to decarbonize their value chain. We expect to generate approximately $75 million(1) in FCF from environmental attribute programs in 2024.

In addition to today’s existing markets, CNX is well positioned to lead the next energy revolution by providing our ultra-low carbon intensity coal mine methane as a feedstock for hydrogen projects across the region. The capture of fugitive methane sources such as coal mine methane, and the utilization of that waste gas as a feedstock for hydrogen production, is a win-win as it simultaneously addresses emissions while creating the opportunity for substantial investment and job creation in areas across Appalachia that have been hardest hit by the energy transition. We are working closely with a coalition of regional labor leaders, as well as our federal Congressional delegation and other regional stakeholders, to address these issues and confirm that coal mine methane is treated fairly and consistently with objective science in the final rules for the Inflation Reduction Act (IRA), unlocking a generational opportunity for the Appalachian region to lead the hydrogen economy.

Radical Transparency

In late 2023, CNX unveiled a first-of-its-kind collaboration on environmental monitoring, data collection, and real-time disclosures with Pennsylvania’s Governor Josh Shapiro and the Pennsylvania Department of Environmental Protection (“PA DEP”). We call this effort Radical Transparency.

Radical Transparency means CNX will monitor air and water quality for operations across our Pennsylvania footprint and open-source this data in real-time via a public website. Additionally, CNX will publicly disclose all chemicals intended to be used for drilling and hydraulic fracturing before they are used. These disclosures will create a mutual trust that will serve as the basis for future cooperation and real environmental and economic progress. The PA DEP will share custody of the air quality data to provide further transparency and confidence to the public in its reliability.  This will allow the PA DEP to follow the facts and data to inform policy and regulations on the industry. We believe that Radical Transparency will definitively confirm for stakeholders that there are no harmful human health effects related to responsible natural gas development, and we want to lobby and encourage our peers in the industry to join us and help us improve it.

This unprecedented brand of transparency is good for resident and worker health, for economic development, for energy security, for the environment, and for community investment. Through our Radical Transparency initiative, we aim to lead the industry into a new era of responsible domestic energy development.

CNX’s Mission Statement

The performance metrics we have developed are ultimately designed to help us achieve our mission:

To empower our team to embrace and drive innovative change that creates long-term per share value for our investors, enhances our communities, and delivers energy solutions for today and tomorrow.

Guiding Principles (Year-After-Year)

The company’s Board of Directors and Management team continue to focus on guiding CNX according to the following three essential principles:

1.	Optimizing long-term per share returns for our shareholders

We invest capital exclusively in high-return projects which maximizes both capital allocation flexibility and long-term per share value for our shareholders.

We strongly believe that a steadfast, relentless commitment to best-in-class safety, environmental compliance, and diversity also increases efficiencies and margins, both important drivers of long-term intrinsic value per share.

2.	Efficiently and prudently allocating capital

We focus on systematically earmarking capital dollars to the investment opportunities with the highest risk-adjusted returns. Period.

We typically insist on minimum internal rates of return of 20% for all capital investments and our internal projections are based on commodity price assumptions that are at or below the NYMEX strip.

Key components of our long-term capital allocation strategy include the following:

•	Methodical execution on high internal rate of return exploration & development projects;
•	Balance sheet strength to drive capital flexibility (centered on a conservative targeted leverage ratio);
•	Opportunistic share count reduction where we see a significant margin of safety and discount to intrinsic value;
•	Strategic control of our midstream assets, which provides operating cost advantages and increases cumulative FCF across our long-term plan; and
•	Risk mitigation via a robust hedge book and tiered service contracts.

3.	Seizing opportunities as the leading Appalachian energy company

Over the next few years, we plan to continue prioritizing the following core initiatives to optimize predictable FCF generation:

•	Lower Our Costs. An emphasis on the power of autonomy for business units. We plan to continually reduce costs in our business units, where we seek to maintain a low-cost position relative to our peers.
•	Programmatic Hedging. We will continue to follow a robust and programmatic hedging strategy. To optimize predictability, we plan to lock in returns by employing a “total” hedge strategy that hedges both NYMEX and basis, differentiating CNX from its peers.
•	Incentives. Compensation programs that align management’s interests with those of our shareholders through annual FCF per share targets. Our long-term incentive compensation programs focus on share price outperformance, tangible ESG metrics, and are designed to directly align management’s interests with those of our shareholders. The goal of both is to place management in the same shoes as our owners.
•	Growing New Technologies. We seek to leverage our unique asset base and core competencies in the development and commercialization of the low carbon attributes of our gas to drive intrinsic per share growth. CNX is focused on tangible actions and on developing and deploying a new wave of technologies that are positively impacting the environment and creating shareholder value.

Conclusion

The execution of our long-term plan over the past four years has highlighted our Sustainable Business Model in action. We have made great strides in taking advantage of the market disconnects that we believe exist. Since the start of the plan, our FCF generation and clinical capital allocation have resulted in materially lowering our absolute debt levels while also retiring a significant number of shares over a relatively short time period. This is, however, a long-term strategy, and while the results to date are encouraging, they represent only the early innings of the broader company’s potential. Through continuous execution of our natural gas business underpinned by a deep inventory of compelling development locations and the rapid progress in FCF generation by our New Technologies group, we expect our Sustainable Business Model will provide us with continued opportunities to generate long term intrinsic value per share via capital allocation for our partners/owners for years to come.

Our focus in 2024 and beyond will remain, as always, on safely and compliantly developing our extensive asset base and on disciplined capital allocation to grow our long-term FCF per share.

Given our maniacal dedication to long-termism, we found it only fitting to end this letter by a quote from one of the greats, the late Mr. Charlie Munger:

“The big money is not in the buying and selling, but in the waiting.”

Thank you for your investment in CNX and for your trust and partnership.

Will Thorndike	Nick DeIuliis
Chairman of the Board of Directors	President and Chief Executive Officer
CNX Resources Corporation	CNX Resources Corporation

(1)	FCF, Net Debt, and Adjusted Net Debt are financial measures not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of non-GAAP measures provided in this letter to the nearest GAAP measures are set forth in Appendix A to the Company’s Proxy Statement, filed on March 21, 2024. CNX is unable to provide a reconciliation of projected FCF in this letter without unreasonable effort. This is due to our inability to calculate the comparable GAAP projected metrics, given the unknown effect, timing, and potential significance of certain income statement items.

This letter contains forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this letter speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (SEC) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and NGLs; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including global or domestic health crisis or global instability, our operations and national and global economic conditions, generally; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from a proposed transaction; ability to qualify for environmental attribute credits and the volatility of environmental attribute markets; and changes in safety, health, environmental and other regulations.

CNX’s management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that they are useful for investors in analyzing the Company. Although these are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes that these financial measures are useful to an investor in evaluating CNX because (i) analysts utilize these metrics when evaluating Company performance and have requested this information as of a recent practicable date, (ii) these metrics are widely used to evaluate a company’s operating performance, and (iii) we want to provide updated information to investors. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with GAAP. In addition, because all companies do not calculate these measures identically, these measures may not be comparable to similarly titled measures of other companies.

May 2, 2024 10:00 a.m. Eastern Time To be Held Online at www.virtualshareholdermeeting.com/CNX2024	NOTICE of Annual Meeting of Shareholders

Notice is hereby given that the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of CNX Resources Corporation (“CNX” or the “Corporation”) will be held on May 2, 2024, at 10:00 a.m. Eastern Time online at www.virtualshareholdermeeting.com/CNX2024, for the following purposes:

1.

Election of Seven Director Nominees

2.

Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2024

3.

Advisory Approval of CNX’s 2023 Named Executive Officer Compensation

Sincerely,

Timothy S. Bedard

Executive Vice President, General Counsel and
Corporate Secretary

By resolution of the Board of Directors of CNX, we have fixed the close of business on March 5, 2024 as the record date for determining the shareholders of CNX entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Shareholders of record on March 5, 2024 can attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/CNX2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number on your (a) Notice of Internet Availability of Proxy Materials (the “Notice”), (b) proxy card or voting instruction card, or (c) instructions that accompanied your proxy materials. We encourage you to access the Annual Meeting before the start time of 10:00 a.m. Eastern Time on May 2, 2024. Please allow ample time for online check-in, which will begin at 9:45 a.m. Eastern Time on May 2, 2024. The online format for the Annual Meeting will permit broader participation in the Annual Meeting by our shareholders and provide you with access to copies of the proxy materials.

The proxy materials are first being released to shareholders on March 21, 2024. Regardless of whether you plan to attend the Annual Meeting, you can confirm that your shares are represented at the Annual Meeting by promptly voting and submitting your proxy by telephone or by internet or, if you received a paper copy of a proxy card or voting instruction card, by completing and returning the card by mail, which requires no postage if mailed in the United States. Your prompt response and cooperation is appreciated.

March 21, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 2, 2024:

The Proxy Statement, form of proxy, Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and related materials are available free of charge at www.proxyvote.com or may be obtained by contacting the Investor Relations Department at the address and phone number in the Chairman and CEO letter.

HOW TO VOTE
INTERNET Visit www.proxyvote.com prior to the Annual Meeting.	BY TELEPHONE Call 1-800-690-6903.	BY MAIL Complete, date and sign your proxy card or voting instruction card and mail it.	ONLINE Attend the Annual Meeting (instructions above) and vote online.

TABLE  OF  CONTENTS

Forward–Looking Statements	4

Proxy Statement	6

Board of Directors Information	14
Board of Directors and its Committees	14
Director Compensation Table – 2023	22
Understanding Our Director Compensation Table	22
Determination of Director Independence	25
Related Person Policy and Procedures	26

Beneficial Ownership of Securities	27
Delinquent Section 16(a) Reports	29

Proposal No. 1: Election of Seven Director Nominees	30
Biographies of Nominees	30

Accountants and Audit Committee	34
Audit Committee Report	34
Independent Registered Public Accounting Firm	34

Proposal No. 2: Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2023	36

Executive Compensation Information	37
Compensation Discussion and Analysis	37
Compensation Committee Report	51
Compensation Policies and Practices as They Relate to CNX’s Risk Management	51
Summary Compensation Table — 2023, 2022, and 2021	52
Grants of Plan-Based Awards — 2023	54
Outstanding Equity Awards at Fiscal Year-End — 2023	56
Option Exercises and Stock Vested Table — 2023	59
Pension Benefits Table — 2023	59
Understanding Our Pension Benefits Table	60
Potential Payments Upon Termination or Change in Control Tables	61
Understanding Our Change in Control and Employment Termination Tables and Information	65
2023 Pay Ratio Information	71

Pay Versus Performance	72
Pay Versus Performance Table — 2023, 2022, 2021 and 2020	72
Pay Versus Performance Relationship Descriptions	75
List of Performance Measurements for Compensation Actually Paid	78

Proposal No. 3: Advisory Approval of CNX’s 2023 Named Executive Officer Compensation	79

Securities Authorized for Issuance under the CNX Equity and Incentive Compensation Plan	80

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Forward–Looking Statements

This Proxy Statement contains forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” “will,” “goal,” “target” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this Proxy Statement speak only as of the date of this Proxy Statement; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	Prices for natural gas and natural gas liquids (“NGLs”) are volatile and can fluctuate widely based upon a number of factors beyond our control, including supply and demand for our products;
•	If natural gas prices decrease or operational efforts are unsuccessful, CNX Resources Corporation (CNX) may be required to record write-downs of the quantity and value of our proved natural gas properties;
•	Competition and consolidation within the natural gas industry may adversely affect our ability to sell our products and midstream services or other parts of the business;
•	Deterioration in the economic conditions in any of the industries in which our customers or their customers operate, a domestic or worldwide financial downturn, or negative credit market conditions may have a material adverse effect on our liquidity, results of operations, business and financial condition that CNX cannot predict;
•	Our hedging activities may prevent us from benefiting from price increases and may expose us to other risks;
•	Negative public perception regarding our company or industry could have an adverse effect on our operations, financial results or stock price;
•	Events beyond our control, including a global or domestic health crisis or global instability and actual and threatened geopolitical conflict, may result in unexpected adverse operating and financial results;
•	Increasing attention to environmental, social and governance matters may adversely impact our business;
•	Our dependence on third party pipeline and processing systems could adversely affect our operations and limit sales of our natural gas and NGLs as a result of disruptions, capacity constraints, proximity issues or decreases in availability of pipelines or other midstream facilities;
•	Uncertainties exist in the estimation of economical recovery of natural gas reserves;
•	Developing, producing and operating natural gas wells is subject to operating risks and hazards that could increase expenses, decrease our production levels and expose us to losses or liabilities that may not be fully covered under our insurance policies;
•	Our identified development locations are scheduled over multiple future years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their actual development;
•	Our exploration and development projects and midstream development require substantial capital expenditures and are subject to regulatory, environmental, political, legal and economic risks and if CNX fails to generate sufficient cash flow, obtain required capital or financing on satisfactory terms or respond to regulatory and political developments, our natural gas reserves may decline, and our operations and financial results may suffer;
•	CNX may not be able to obtain required personnel, services, equipment, parts and raw materials in a timely manner, in sufficient quantities or at reasonable costs to support our operations;
•	If CNX cannot find adequate sources of water for our use or if CNX is unable to dispose of or recycle water produced from our operations at a reasonable cost and within applicable environmental rules, our ability to produce natural gas economically and in sufficient quantities could be impaired;
•	Failure to successfully replace our current natural gas reserves through economic development of our existing or acquired undeveloped assets or through acquisition of additional producing assets, would lead to a decline in our natural gas, NGL and oil production levels and reserves;
•	CNX may incur losses as a result of title defects in the properties in which CNX invests or the loss of certain leasehold or other rights related to our midstream activities;
•	Climate change risk, legislation, litigation and regulation of greenhouse gas emissions at the federal or state level may increase our operating costs and reduce the value of our natural gas assets;

2024 PROXY STATEMENT	│ 4

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•	Environmental regulations can increase costs and introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities;
•	Existing and future governmental laws, regulations, other legal requirements and judicial decisions that govern our business may increase our costs of doing business and may restrict our operations;
•	CNX may incur significant costs and liabilities as a result of pipeline operations and/or increases in the regulation of natural gas pipelines and midstream facilities;
•	Changes in federal or state tax laws focused on natural gas exploration and development could cause our financial position and profitability to deteriorate;
•	Our future tax liability may be greater than expected if our net operating loss carryforwards are limited, CNX does not generate expected deductions, or tax authorities challenge certain of our tax positions;
•	We may be unable to qualify for existing federal and state level environmental attribute credits and new markets for environmental attributes are currently volatile, and otherwise may not develop as quickly or efficiently as we anticipate or at all;
•	CNX and its subsidiaries are subject to various legal proceedings and investigations, which may have an adverse effect on our business;
•	Our current long-term debt obligations, the terms of the agreements that govern that debt, and the risks associated therewith, could adversely affect our business, financial condition, liquidity and results of operations;
•	Our borrowing base under our revolving credit facility could decrease for a variety of reasons including lower natural gas prices, declines in natural gas reserves, asset sales and lending requirements or regulations;
•	The capped call transactions may affect the value of our convertible notes and our common stock, and subject CNX to counterparty performance risk;
•	Conversion of the convertible notes may dilute the ownership interest of existing shareholders or may otherwise depress the price of our common stock;
•	CNX may be unable to raise the funds necessary to repurchase the convertible notes for cash following a fundamental change, or to pay any cash amounts due upon conversion, and our other indebtedness may impact our ability to repurchase the convertible notes or pay cash upon their conversion;
•	The conditional conversion feature of the convertible notes, if triggered, may adversely affect our financial condition and operating results;
•	Provisions of our debt agreements, including the convertible notes, could delay or prevent an otherwise beneficial takeover of us;
•	Strategic determinations, including the allocation of capital and other resources to strategic opportunities, are subject to risk and uncertainties, and our failure to appropriately allocate capital and resources among our strategic opportunities may adversely affect our financial condition;
•	CNX does not completely control the timing of any divestitures that CNX may engage in, and they may not provide anticipated benefits;
•	There is no guarantee that CNX will continue to repurchase shares of our common stock under our current or any future share repurchase program at levels undertaken previously or at all;
•	CNX may operate a portion of our business with one or more joint venture partners or in circumstances where CNX is not the operator, which may restrict our operational and corporate flexibility;
•	In connection with the separation of our coal business, CONSOL Energy has agreed to indemnify us for certain liabilities, and we have agreed to indemnify CONSOL Energy for certain liabilities;
•	Cyber-incidents targeting our systems, oil and natural gas industry systems and infrastructure, or the systems of our third-party service providers could materially adversely affect our business, financial condition or results of operations;
•	Terrorist activities could materially adversely affect our business and results of operations; and
•	Certain other factors addressed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under “Risk Factors”.

Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the “Risk Factors” and “Forward-looking Statements” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

2024 PROXY STATEMENT	│ 5

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Proxy Statement

We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of CNX Resources Corporation (“CNX” or the “Corporation”) of proxies to be voted at the Annual Meeting of Shareholders to be held on May 2, 2024 (the “Annual Meeting”). We first released these proxy materials to our shareholders on March 21, 2024. Links to the Corporation’s website included in this Proxy Statement are provided for convenience only and the information contained there is not incorporated herein by reference unless otherwise explicitly stated.

Internet Availability of Proxy Materials

This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting, as well as other information that may be useful to you. In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials to our shareholders on the internet.

If you received a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review all the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Summary

This Summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

When, Where and Who?

TIME AND DATE	PLACE	RECORD DATE	VOTING
10:00 a.m., Eastern Time Thursday, May 2, 2024	Online at www.virtualshareholdermeeting. com/CNX2024	March 5, 2024	Shareholders of CNX as of the record date are entitled to vote. Each share of CNX common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Proposals and Board Recommendations

Your vote is very important to us and to our business. Please cast your vote immediately on all the proposals to ensure that your shares are represented.

Item	Proposal	Board Recommendation
1	Election of Seven Director Nominees	FOR each Director
2	Ratification of the Anticipated Appointment of Ernst & Young LLP (“EY”) as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2024	FOR
3	Advisory Approval of CNX’s 2023 Named Executive Officer Compensation	FOR

2024 PROXY STATEMENT	│ 6

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Director Nominees

The following table and accompanying graphs provide summary information about our directors as of March 5, 2024. Each director of CNX is elected annually by a majority of votes cast.

		Director			Current Committee Memberships
Name	Age	Since	Occupation	Independent	AC	CC	ESCR	NCG
Robert O. Agbede	68	2022	Chairman and Chief Executive Officer of Chester Group Inc. and Chairman and Chief Executive Officer of Chester LNG, LLC		•	•	•	•
J. Palmer Clarkson	67	2017	Chairman of The Lake Doctors, Inc. and Former President and Chief Executive Officer of Bridgestone HosePower, LLC			•		•
Nicholas J. DeIuliis	55	2014	President and Chief Executive Officer of CNX				•
Maureen E. Lally-Green	74	2013	Professor of Law Emerita (adjunct) and Former Dean of Kline School of Law of Duquesne University; Former Judge—Superior Court of Pennsylvania			•	•
Bernard Lanigan, Jr.	76	2016	Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc. Chairman of Lanigan & Associates, P.C.				•	•
Ian McGuire	45	2019	Founder, Investment Partner of Tempus Partners		•		•
William N. Thorndike, Jr., Chairman	60	2014	Managing Partner of The Cromwell Harbor Partnership		•	•	•
	Committee Chair	ESCR Environmental, Safety and Corporate Responsibility Committee (“ESCR”)
AC	Audit Committee	NCG Nominating and Corporate Governance Committee (“NCG”)
CC	Compensation Committee

(1)	Director tenure was calculated based on the month and year of a director commencing service and through March 5, 2024.

2024 PROXY STATEMENT	│ 7

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Who We Are and What We Stand For

As outlined below, at CNX, our mission is to empower our team to embrace and drive innovative change that creates long-term value for our investors, enhances our communities and delivers energy solutions for today and tomorrow. This Mission Statement informs our business strategy and drives our decision-making processes every day.

Our values (outlined below) serve as the compass for our business model and guide every aspect of our business as we strive to achieve our corporate mission:

•	Responsibility: Be a safe and compliant operator; be a trusted community partner and respected corporate citizen; act with pride and integrity.
•	Ownership: Be accountable for our actions and learn from our outcomes, both positive and negative; be calculated risk-takers and seek creative ways to solve problems; be prudent capital allocators.
•	Excellence: Be a lean, efficient, nimble organization; be a disciplined, reliable, performance-driven company; be an inclusive team treating each other with fairness and respect.

As echoed in our Mission Statement, what we do is important and matters tremendously. We believe the energy CNX develops aids in driving technological advancements that fuel economic growth and helps improve the quality of life in our communities and beyond.

To achieve its Mission, CNX’s strategy is to foster a sustainable business model that applies the nonreplicable advantages of low cost, low capital intensity, and operational flexibility to generate regular and substantial free cash flow (“FCF”). We then prioritize injecting that FCF back into our business through (1) investments in human capital, (2) optimization of our asset base, (3) investments in our region, (4) debt reduction, and (5) return of capital to our shareholders. We then measure success through the lens of generating and growing FCF per share to create an attractive long-term investment opportunity for our shareholders.

A little more than a year ago, we cast the vision that Appalachia can be the launchpad to a more efficient and sustainable future catalyzed by lower carbon intensity natural gas. We believe our lower emissions natural gas and its derivative products, generated through innovation and new technologies, are the catalyst to a more sustainable and secure future that lasts for generations – particularly as it relates to maximizing these benefits locally. This vision also amplifies the values CNX has lived since our beginning 160 years ago: putting the people of Appalachia first by prioritizing investments and utilizing home-grown resources that truly make a Tangible, Impactful, Local difference in our regional communities first, and then far beyond. Since the vision was cast, others around the local region and beyond have embraced the Appalachia First vision and are working to harness the talent, resources, and opportunities of Appalachia to transform our region, nation, and the world – all while lowering emissions and providing more low-cost energy. There is much more work to do in the months and years ahead; however, from our historic, first-of-its-kind operational data transparency collaboration with Pennsylvania Governor Josh Shapiro, to our involvement with the Appalachian Regional Clean Hydrogen Hub (“ARCH2”), to hyperlocal investments in our communities and local workforce through the CNX Foundation and Mentorship Academy, we have made great strides bringing this strategic vision for the Appalachian region to fruition.

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Business/Strategic Highlights

In 2023, despite commodity market challenges, CNX continued to successfully execute on its long-term strategy of disciplined capital allocation and diligent execution of its Sustainable Business Model to generate long-term value for shareholders. Highlights from 2023 include:

•	Sixteen Consecutive Quarters of Positive FCF. CNX generated $815 million of net cash provided by operating activities and $305 million in FCF for 2023, resulting in sixteen consecutive quarters of positive FCF.(1) Since publishing our 7-year plan in early 2020 and forecasting FCF generation of over $3.0 billion through the end of 2026,(2) CNX has generated $3.8 billion in net cash provided by operating activities and $1.9 billion of FCF,(1) more than halfway to delivering on that plan.
•	Return of Value to Shareholders. In 2023, CNX repurchased 17.7 million shares for $320 million at an average price of $18.10 per share. Since the completion of the CNX Midstream Partners LP (“CNXM”) take-in transaction in 2020, CNX has retired 33 percent of its outstanding shares at prices we believe represent a substantial discount to our intrinsic per share value.
•	Balance Sheet Maintenance. CNX also focuses on maintaining a healthy balance sheet. Since the third quarter of 2020 CNX has reduced outstanding total debt by approximately $386 million and outstanding adjusted net debt by approximately $331 million(1) and continues to evaluate the timing of further debt reduction as part of our capital allocation process. With the reductions in net debt, CNX has an extended maturity runway which provides considerable flexibility to take advantage of any capital market disconnects or opportunities that may arise.
•	Efficiently Developing Our Core Assets. In 2023, CNX’s capital program resulted in the conversion of 819 Bcfe, representing a 1.46x proved developed replacement ratio, and bringing the total proved developed reserves at year-end 2023 to 6.03 Tcfe after adjusting for asset sales, price, production and revisions. Finding and development costs for this activity, when including midstream and water infrastructure investments, were $0.50 per Mcfe. The ability to efficiently develop and replace our producing reserves year after year, even in low commodity price environments, is core to the creation of long-term per share value.
•	CNX New Technologies. In 2023, CNX’s New Technologies group generated $34 million in FCF through the monetization of environmental attributes associated with our waste methane abatement operations in Virginia and Pennsylvania. The New Technologies team is innovating and implementing technological advancements that dovetail with derivative products to take full advantage of the energy catalyst situated in our backyard of Appalachia: natural gas. These efforts have the potential to fuel new industrial and manufacturing businesses while at the same time helping to reduce emissions. Examples of the CNX New Technologies team’s successes in 2023 include:
-	Working to establish pathways for the recognition of waste gas from a coal mine being captured by CNX’s CMM wells, creating incentives for the capture of methane that would otherwise be vented to the atmosphere.
-	Developing a portfolio of intellectual property and technical solutions within the exploration and production value chain that continue to advance operational efficiency, reduce emissions, and drive safety improvements.
-	Entering into a one-of-a-kind public-private collaboration with Pittsburgh International Airport to expand alternative fuel markets. CNX was also selected as a project developer within the ARCH2 hydrogen hub, one of seven hydrogen hubs selected by the U.S. Department of Energy to advance the clean hydrogen economy.
-	Focusing on collaboration with like-minded companies, organizations, and agencies to advance Carbon Capture Utilization and Sequestration (“CCUS”) and geothermal energy development to expand natural gas use and low-cost energy alternatives in Appalachia.

(1)	FCF, Net Debt, and Adjusted Net Debt are financial measures not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the nearest GAAP measures are set forth in Appendix A to this Proxy Statement.
(2)	CNX is unable to provide a reconciliation of projected financial results contained in this proxy statement, including the measures referenced above, to their respective comparable financial measure calculated in accordance with GAAP. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income, net cash provided by operating activities and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

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Environmental, Social, and Governance (“ESG”) Highlights

In conjunction with CNX’s commitment to its Appalachia First vision, we focus on ESG initiatives that are Tangible, Impactful and Local. Examples of our approach to ESG in 2023 are as follows:

Environmental Stewardship

CNX seeks to reduce its environmental footprint as well as that of others. In 2023, we achieved this in the following ways:

•	Radical Transparency. In late 2023, CNX and Pennsylvania Governor Josh Shapiro announced a first-of-its-kind collaboration that provides for real-time monitoring and public disclosure of air quality, chemical additives, water quality and radiation protection. Through this historic commitment, CNX makes it possible for our families, neighbors, and the public at large to understand the facts about natural gas development and its critical role in the environment and the economy, and to provide information for data-informed policy making. We also expect learnings that will enable us to enhance and continually improve our operating practices.
•	Focus on Innovation in Operations. In 2023, we enhanced and implemented several new innovative technologies:
-	Electrifying our drilling operation. CNX is in the final stages of electrifying our drilling operation. Natural gas generators fueled by our field gas, coupled with an electric air package will reduce diesel fuel use when drilling, reducing emissions and noise. This package can be applied to both top hole and horizontal rigs and allows ancillary equipment to be added to the power distribution.
-	Expanded real-time operations center capabilities. Our production, midstream, water, and most recently, air quality systems, are monitored by trained personnel with a direct line to field operations for rapid deployment to the precise asset and area at risk.
-	Fully implemented H2Ops. H2Ops is proprietary source code to CNX and transforms the way we capture and use water hauling data, helping to decrease emissions by highlighting truck waiting times, allowing for better fleet management and reducing hauls and truck idle times within operations.
•	Reducing Methane Emissions. In 2023, CNX lowered its methane intensity and also reduced methane as CO2e emissions by approximately 44,000 tons. This builds on the previous 94% reduction in Scope 1 and 2 CO2e emissions achieved since 2011. CNX’s average annual GHG abatement through methane capture far exceeds our combined Scope 1 and 2 CO2e emissions, and we continue to invest in improvements designed to further reduce emissions. In 2023, we allocated $7 million of capital investment to methane reduction efforts, which included changes to our pneumatic devices and our liquids unloading procedures. We have allocated an additional $5 million of 2024 capital to similar methane reduction efforts, which we expect to result in an annualized methane reduction of 89,000 tons CO2e by the end of 2024. These planned future efforts coupled with CNX’s methane intensity reduction of 52% in our production and 31% in our gathering and boosting segment between 2020 and year-end 2023 will help us reach our future goal of methane intensity levels below 0.020% by 2024 for both segments, which would represent a reduction since 2020 of approximately 71% and 43% respectively.
•	Appalachian Methane Initiative. CNX joined the Appalachian Methane Initiative (“AMI”) in 2023, which is a proactive, first-of-its kind consortium of leading U.S. natural gas companies designed to further enhance methane emissions monitoring and, ultimately, facilitate methane emissions reductions in the Appalachian Basin. AMI uses data collected from aerial monitoring surveys alongside advanced methane monitoring and reporting frameworks. CNX’s participation in AMI will supplement the multiple other early methane emissions detection devices that we utilize, such as drone technology, OGI camera surveys, and passive continuous monitoring detection systems.
•	Executive Pay Tied to Methane Emissions Reductions. In 2023, CNX continued the practice of tying 10% of long-term executive compensation to methane emissions reduction targets based on One Future Coalition standards. This objective performance metric further demonstrates our commitment to tangible methane emissions reduction. For the third straight year, CNX outperformed the established targets.

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Social Responsibility

CNX is focused on enabling underserved communities in Appalachia to achieve prosperity. Below are Tangible, Impactful, Local ways CNX took action in 2023:

•	CNX Foundation. In 2023, the CNX Foundation contributed $3.25 million through 121 initiatives aligned with its Tangible, Impactful, Local focus on community support. These efforts are part of CNX’s pledge to invest in local initiatives supporting underserved communities within our operating footprint. Examples for 2023 include:
-	$1,000,000 committed to Penn Highlands Mon Valley for an inpatient substance recovery unit;
-	$150,000 to support UPMC M.O.V.E.S., a collaboration to identify career opportunities for Mentorship Academy students in the healthcare sector;
-	$155,000 to Food Helpers, providing programs that distribute supplemental food, nutritional information and education to food insecure residents in Washington County;
-	$50,000 for a 3-year sponsorship of the Pony League World Series;
-	$101,000 donated to first responders throughout Appalachia;
-	$42,000 raised to pay school lunch debts for students at seven school districts across Appalachia;
-	$50,000 to Stop the Violence Pittsburgh;
-	$40,000 to Outreached Arms, providing meals to the housing insecure in Pittsburgh;
-	$50,000 to Computer Reach, a job re-entry and digital literacy program;
-	$24,000 to Tree Pittsburgh, supporting the distribution of 400 trees across the Mon Valley, offsetting canopy loss; and
-	$30,000 to Heroes Support Heroes for their Operation Santa event for all active duty and veteran families.
•	CNX Mentorship Academy Growth. In 2023, the CNX Foundation’s Mentorship Academy continued to deliver on CNX’s Appalachia First vision by connecting our region’s young adults to family sustaining careers in Appalachia. Now in its third year, Mentorship Academy student participation increased by 35% (85 students enrolled) and includes students representing 21 schools across five counties in southwest Pennsylvania. Mentor engagement grew 60% in 2023, and graduate full-time workforce placement increased 78%. Looking toward its fourth cohort in 2024, CNX Foundation’s commitment to supporting the region’s youth by connecting them to opportunities throughout Appalachia will further drive our ability to generate Tangible, Impactful, Local outcomes that bolster the region.
•	CNX IMPACT Initiative. CNX continued the Impact initiative in 2023, which over the course of the final two months of 2023 resulted in the following direct contributions from CNX employees:
-	Over 300 employees supporting organizations across Appalachia through volunteerism;
-	Packing of over 115 boxes containing Thanksgiving meals for military families;
-	Food drives resulting in almost 2,400 food items donated to food banks across Appalachia;
-	Sponsorship of over 100 children during the Christmas season and donation of almost 750 toys through various community organizations;
-	Packing 56 bags to support foster children transitioning into new homes through the Foster Love Project; and
-	Packing 10,000 bags of healthy snacks to support Food Helpers Little Moochi program.
•	Words in Action. CNX’s Board approved a $1.5 million reduction in our CEO’s annual compensation for 2024, following similar reductions of $1.5 million and $1 million in 2023 and 2022, respectively. The Board then determined to support expansion of the following efforts of the CNX Foundation:
-	Extending elements of the successful Mentorship Academy concept in collaboration with Community College of Allegheny County to remove barriers and create career pathways for local trade members, veterans, survivors of domestic violence and opioid addiction, and the formerly incarcerated by providing the knowledge and skills needed to access and thrive in the region’s evolving energy economy;
-	Supporting community investments specifically targeted at our Westmoreland County, Pennsylvania operational footprint through engagement with communities; and
-	Growing our relationship with Outreached Arms, Washington County’s LeMoyne Center, and other existing community-based partnerships that are making a Tangible, Impactful, Local impact.

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•	The HQ at CNX. The HQ at CNX provides world-class workspace at our headquarters to small businesses, including minority- and women-owned businesses; educational institutions; and non-profit organizations emphasizing support for the same Tangible, Impactful, Local causes in which the CNX Foundation invests. With the addition of 18 new tenants beginning in 2023, the HQ at CNX is at 82% capacity, providing workspace to 26 total tenants. Current HQ at CNX tenants include:
-	412 Thrive (non-profit organization);
-	Autism Caring Center (non-profit organization);
-	Big Brothers Big Sisters of Greater Pittsburgh (non-profit organization);
-	Chandler Coaching & Consulting, LLC (minority-owned business);
-	Community College of Allegheny County (educational institution);
-	Compassionate Care Unlimited, Inc. (women and service-disabled-veteran owned);
-	Domestic Violence Services of Southwestern PA (non-profit organization);
-	Down Syndrome Association of Pittsburgh (non-profit organization);
-	Dress for Success Pittsburgh (non-profit organization);
-	Face2Face Healing (non-profit organization);
-	Food Helpers (non-profit organization);
-	Jeff Hancher Enterprises (veteran-owned business);
-	Joco Holdings, LLC (minority-owned business);
-	The Language and Behavior Center (non-profit organization);
-	Leadership Washington County (non-profit organization);
-	M&A Resources (minority-owned business);
-	Maria Allshouse, LLC (women-owned business);
-	Nonprofit SideKick (women-owned business);
-	Oakbridge Advisors Group (women-owned business);
-	Perked Up Café (women-owned business);
-	Technical Analysis & Services International, Inc. (TASI) (minority-owned business);
-	Transitional Paths to Independent Living (non-profit organization);
-	True Fit Marketing (women-owned business);
-	Washington County Chamber of Commerce (non-profit organization);
-	Waynesburg University (educational institution); and
-	Women’s Energy Network, Greater Pittsburgh (non-profit organization).

Corporate Governance

We view strong corporate governance and promoting a culture of compliance as the foundation of our approach to corporate responsibility.

•	Addition Bolsters Unique Governance Perspective. In December 2023, CNX appointed Timothy S. Bedard as Executive Vice President, General Counsel, and Corporate Secretary. Mr. Bedard brings to CNX extensive expertise in intellectual property and technology, as well as significant experience partnering with management teams. In addition, Mr. Bedard formerly served as an officer in the U.S. Navy. His unique perspectives will help us accelerate the growth of our New Technologies business opportunities and continue to execute on our Sustainable Business Model.
•	Continuous Board Education. In addition to regularly scheduled business meetings, our directors gather periodically to focus specifically on Board education. These meetings enhance our directors’ knowledge about CNX’s business and promote strong corporate governance. Recent sessions spotlighted CNX’s cybersecurity program, community relations, hydrogen technologies, and the CNX Political Action Committee and lobbying activities.
•	Enhanced Governance Focus at All Levels.
-	CNX’s Regulatory Reporting Group (“RRG”) facilitates accurate, complete, and timely reporting regarding CNX’s regulatory requirements across its various operations: both upstream and midstream. The RRG enhances information sharing that provides all CNX employees with centralized access to up-to-date, critical regulatory data.
-	CNX’s Emission Reduction Task Force (“ERTF”), consisting of members from various operational, environmental, engineering, and data management teams, focuses on reducing CNX’s methane emissions. The ERTF meets regularly to prioritize opportunities with the greatest potential to impact and reduce CNX’s overall emissions footprint.
•	Ownership Stake Promotes Strong Governance. As of the record date, our directors and named executive officers owned 4.65% of the outstanding shares of CNX. This is an increase from 3.72% a year ago. CNX’s current directors and named executive officers have not disposed of shares of CNX stock (excluding in connection with tax withholding) since assuming their current roles, which extends back as far as 2011. This visible commitment demonstrates the confidence that our leadership team has in CNX’s Sustainable Business Model, the foundation of which is strong corporate governance.

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Compensation Highlights

CNX’s compensation philosophy is to provide a total compensation package that will attract and retain employees. This starts with a competitive base salary and traditional benefits package (such as 401(k), health insurance, vacation time, etc.). All full-time employees are also included in our Short-Term Incentive Compensation (“STIC”) program, which awards an annual bonus, contingent on a blend of corporate financial performance (i.e., adjusted FCF per share) and individual contributions. Certain key employees and managers also participate in our Long-Term Incentive Compensation (“LTIC”) program, which awards restricted stock units (“RSUs”) to employees that generally vest over a three-year period. Senior management and other key personnel may also receive performance share units (“PSUs”), including ESG PSUs specifically tied to achieving methane intensity reduction targets, which are designed to promote retention and further align overall compensation with CNX’s long-term objective of creating shareholder value.

COMPENSATION STRUCTURE

Highlights from our 2023 compensation program include:

•	Continued Focus on Performance-Based Compensation.
-	We continued the practice of designating 40% of our LTIC program as PSUs that will vest, if earned, based on Total Shareholder Return and Absolute Stock Price performance metrics.
-	We again designed our LTIC program to include 10% ESG PSUs that will vest, if earned, if CNX meets methane emission intensity reduction targets. If we fail to meet those targets, our executives will forfeit 10% of their LTIC award for that year. This objective measure demonstrates our commitment to linking compensation to performance and reinforces our specific focus on ESG performance.
-	In August 2023, our Compensation Committee approved the grant of Special PSUs to certain executives. This Special PSU award, with a seven-year performance period, was structured to drive the realization of per-share value through an incentive structure focused solely on long-term share price performance.
•	CEO Investment Embodies Tangible, Impactful and Local. In 2023, our Board and CEO agreed to reduce the CEO’s LTIC grant by $1.5 million and redirected those funds to the CNX Foundation, including contributions to expand programming for CNX Mentorship Academy students and create career opportunities for such students through the UPMC Orthopedics and Hillman Cancer Center.
•	Strong Shareholder Support. Approximately 96% of the shares voted at our 2023 Annual Meeting of Shareholders approved of our 2022 executive compensation program. We appreciate this support and consider this vote a strong endorsement of our executive compensation program.
•	CEO Pay Bucking Trends. In times when CEO pay is increasing, CNX’s CEO pay is trending in the opposite direction. In addition to the Board approving a reduction in the aggregate amount of $4.0 million of the CEO’s LTIC compensation over the last three years, at the encouragement of our CEO, the Board has not increased his regular annual base salary since 2015. This, coupled with a steady increase in CNX’s median employee compensation (as noted below), led to our CEO Pay Ratio decreasing for the fourth consecutive year going from 72:1 in 2020 to 37:1 in 2023. This trend is directly attributable to our Board and CEO’s commitment to reinvesting in our business, our employees and our local communities.
•	Median Employee Compensation on the Rise. For the fourth straight year, CNX’s median employee compensation rose. Compared to our 2020 proxy disclosure, our 2023 median employee compensation increased $23,418 to $175,782, or approximately 15%. CNX prides itself on providing compensation packages designed to attract and retain talent and motivate its employees.

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Board of Directors Information

Board of Directors and its Committees

How We Think About Board Composition: Cohesive and Right-Sized

Our commitment to disciplined capital allocation and generating long-term intrinsic per share value requires close alignment and careful consideration of our business objectives. This is why CNX believes in having a tight-knit Board with each of its members contributing their own unique perspectives to help CNX achieve its mission.

The importance we place on having the right mix of Board members cannot be understated. We consider our Board size a competitive advantage because it promotes a healthy discourse that, in larger groups, can become bureaucratic and fragmented. We also believe that diversity of perspective leads to diversity of thought, a concept evident in our Board architecture. Finally, we expect a substantial time commitment from each of our directors to engage in an impactful discussion about our business.

Our Board regularly discusses succession planning and actively considers what skills and perspectives, including diversity mix, it would benefit from most. The Board intends to continue such discussions over time in a manner designed to both preserve the character of our Board and support CNX’s business needs.

Periodic Board Evolution

The Board seeks to maintain an effective, well-rounded, diverse, and financially literate Board.

BOARD PROCESS FOR IDENTIFICATION AND REVIEW OF DIRECTOR CANDIDATES TO JOIN OUR BOARD

Board Leadership Structure

Pursuant to the Corporation’s Corporate Governance Guidelines, upon the recommendation of the NCG Committee, the Board will annually elect a chairperson from among the directors. The chairperson is principally responsible for communicating with the Board members and presides at all meetings of the Board. The chairperson also has such powers and performs such other duties as from time to time may be assigned to him or her by the Board, including:

•	Providing leadership to the Board;
•	Approving the schedule and agenda for the applicable Board meeting(s) as well as information to be sent to the Board, determining whether there are major risks which the Board should focus on at the meeting(s), and facilitating communication among the directors;
•	Authority to direct the CEO (if a different person from the chairperson) or Corporate Secretary to call a special meeting of the Board or of the independent members of the Board;
•	Providing advice and guidance to the CEO, as requested by the CEO;
•	Providing strategy insight and guidance to the Corporation; and
•	Authority to consult directly with major shareholders, including assisting with investor relations activities of the Corporation, when requested and appropriate to do so.

The Corporation’s current Board leadership structure provides for the annual appointment of a non-employee chairperson of the Board. Mr. Thorndike, an independent director, has served as our Chairman of the Board since 2016. The Board believes that an independent chairperson creates accountability and enhances the communication of a clear and consistent message to our shareholders and others.

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In the event that the director serving as chairperson of the Board is not independent, the Board will, upon the recommendation of the NCG Committee, designate one of its independent members who has served as a director of the Corporation for at least one year to serve as Lead Independent Director of the Board, with the following specific duties and responsibilities:

•	To act as a liaison between the chairperson and the independent directors;
•	To preside at all meetings of the Board at which the chairperson is not present, including executive sessions of the independent directors;
•	To review and approve with the chairperson the schedule of meetings, meeting agendas and type of information to be provided for each of the applicable Board meetings and review with the chairperson whether there are risks which the Board should focus upon at such meetings;
•	Authority to direct the CEO or Corporate Secretary to call a special meeting of the independent directors;
•	Authority to consult directly with major shareholders, when requested and appropriate to do so; and
•	To perform such other duties as may from time to time be delegated to the lead independent director by the Board.

All CNX Board members (except the CEO) are independent. In addition, our Audit Committee, Compensation Committee and NCG Committee are composed entirely of independent directors. We believe that this composition enhances our commitment to independent risk oversight.

Board Diversity Philosophy

Pursuant to its charter, the NCG Committee, in reviewing individuals for Board membership, will include among the attributes it considers an individual’s diversity of background, including gender, race, and ethnicity. This policy is consistent with CNX’s long-standing goal to have a Board with diverse personal and professional backgrounds, experience, and perspectives that, when combined, provide a varied portfolio of experience and knowledge that will well serve CNX’s governance and strategic needs. The NCG Committee assesses the effectiveness of this policy in promoting a diverse Board as part of its regular review of CNX’s governance practices, through the annual Board and committee evaluation processes, and by monitoring changes in the Board’s composition and diversity mix along a variety of dimensions over time.

Board Diversity Matrix

Below is a matrix demonstrating the current composition of our Board, 29% of which consists of directors self-identifying as diverse in either gender or race/ethnicity. CNX maintains a small, tight-knit Board that fosters nimble decision-making, and we strive to preserve that dynamic while evaluating ways to promote diversity and inclusivity on our Board.

Board Diversity Matrix (As of March 5, 2024)

Total Number of Directors (7)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	—	—

Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

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Board Skills Matrix

Our Board strives to include directors with a varied background and skill set. Below is a summary table encapsulating certain key skills our directors possess and a brief description of the importance of each:

	Senior Officer/ Leadership	Finance/ Accounting	Industry/ Technical	Business Strategy	Legal	Risk Management
Robert O. Agbede	•		•	•		•
J. Palmer Clarkson	•	•	•	•		•
Nicholas J. DeIuliis	•	•	•	•	•	•
Maureen E. Lally-Green	•				•	•
Bernard Lanigan, Jr.	•	•		•		•
Ian McGuire	•	•		•		•
William N. Thorndike, Jr.	•	•		•		•

Note: The lack of a mark in a specific category is not indicative of a director nominee lacking that particular skill. We rely on the unique knowledge and experience of all our directors in each of these categories (and others). The above table is merely meant to illustrate areas in which certain directors, through their experience, are particularly qualified to provide guidance to CNX.

Senior Officer/Leadership Experience: CNX values directors with senior leadership experience that can provide valuable insights about, and practical solutions to, common issues facing the Corporation and the natural gas industry at large.

Finance/Accounting Expertise: Directors with backgrounds in financial services and accounting bring tremendous value to our Board when advising on strategic capital allocation decisions and in analyzing public company reporting requirements.

Industry/Technical Expertise: We believe that technical expertise, including those directors with a background in engineering, and in particular experience in the natural gas industry, is particularly beneficial to our Board as it considers operational performance and other issues specific to our business.

Business Strategy Expertise: Many of our directors possess decades of experience successfully guiding businesses through strategic decision-making processes. CNX leverages this breadth of experience to assist in developing strategies to help it achieve its long-term goal of creating shareholder value while simultaneously enhancing our communities and delivering energy solutions for today and tomorrow.

Legal Expertise: We value directors with legal skills and a history of promoting compliance with all aspects of internal policies and external regulations and laws applicable to our business.

Risk Management Expertise: Identifying, assessing, and mitigating risk is a core principle of any successful business. This is why CNX seeks out directors with a deep understanding of the existing risks that our business faces and the ability to quickly identify and address new risks that may arise.

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Communication with the Board of Directors

Shareholders and other interested persons who wish to communicate with the Board as a whole, any committee of the Board, individual directors, our independent directors as a group, or the Chairperson of the Board may do so by writing to the Board at Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317, or by sending an e-mail to directors@cnx.com. The Corporate Secretary will relay all such communications to the Board as a whole, to individual directors, or to the Chairperson of the Board (as appropriate) at the next regularly scheduled Board meeting (or earlier as necessary) except for spam, junk mail, mass mailings, solicitations, resumes, job inquiries or other matters unrelated to the Corporation. Communications that are intended specifically for the Chairperson of the Board or a particular director should be sent to the street address or e-mail address noted above, to the attention of the Chairperson of the Board or the particular director, as intended. Information concerning how to communicate with the Board is also included on CNX’s website at www.cnx.com.

Director Resignation Policy

Our Amended and Restated Bylaws (“Bylaws”) provide that if an incumbent director is not elected at a meeting for the election of directors and no successor has been elected at such meeting, the director is expected to promptly tender his or her resignation to the Board. The NCG Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the NCG Committee’s recommendation, and publicly disclose its decision and the underlying rationale in a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days from the date of the certification of the election results.

Corporate Governance Web Page and Available Documents

We maintain a corporate governance page on our website at www.cnx.com. The following documents are currently included on our website (under the “Corporate Governance” tab of the “About Us” page):

•	Amended and Restated Bylaws;
•	Corporate Governance Guidelines;
•	Code of Director Business Conduct and Ethics;
•	Code of Employee Business Conduct and Ethics, which covers all employees of CNX, including executives;
•	Charters of the Audit, NCG, Compensation, and ESCR Committees;
•	Compliance Reporting Policy;
•	Health, Safety and Environmental Policy;
•	Human Rights Statement;
•	Internal Auditing Charter;
•	Related Party Policy and Procedures; and
•	Supplier Code of Conduct.

We also will provide a printed copy of these documents, free of charge and upon request, to shareholders who contact the Investor Relations department in writing at CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, Pennsylvania 15317. These documents address important principles and corporate governance processes.

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Risk Management

THE BOARD

• Oversees our risk management policies and practices, assesses major risks facing CNX, and reviews options for risk mitigation.
• Monitors risks that have been delegated to a particular committee through reports provided by the respective committee chairpersons at each regularly-scheduled Board meeting.
• Meets regularly with management to evaluate risks and develop corresponding mitigation strategies to facilitate a culture of compliance at CNX.

Audit Committee

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Discusses policies and guidelines regarding risk assessment/management, including the risk of fraud.

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Reviews and assesses the quality and integrity of CNX’s public reporting, compliance with legal and regulatory requirements, the performance and independence of CNX’s independent auditors, the performance of the internal audit department, the effectiveness of CNX’s disclosure controls and procedures, and the adequacy and effectiveness of our risk management programs.

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Reviews and assesses CNX’s major financial, legal and similar risk exposures and the steps that management has taken to monitor and control such exposures.

ESCR Committee

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Reviews with management the quality of CNX’s procedures for identifying, assessing, monitoring and managing the principal risks in the Corporation’s business associated with protection of the environment, safety, corporate responsibility and security matters (including cybersecurity) and report the ESCR Committee’s findings to the Board.

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Reviews any significant environmental, safety, corporate responsibility, public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance, or public image of the Corporation or the industry, and management’s response to such matters.

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Oversees management’s monitoring and enforcement of CNX’s policies to protect the health and safety of employees, contractors, customers, the public, and the environment.

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Reviews (i) any material compliance issues with health, safety and environmental laws, (ii) any material pending or threatened administrative, regulatory or judicial proceedings regarding health, safety or environmental matters, and (iii) management’s response to the foregoing matters.

NCG Committee

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Reviews and advises the Board regarding material corporate governance-related risks.

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Addresses risks associated with our management structure by reviewing, among other matters, the qualifications, experience, diversity and backgrounds of our directors on an annual basis to confirm that our Board is composed of individuals who are capable of providing appropriate oversight to management.

Compensation Committee

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Develops compensation plans designed to align with shareholder interests and reflect investor feedback.

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Reviews and oversees the risk assessment related to CNX’s compensation programs and reports the results to the Board.

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Oversees management development plans and activities, including succession planning.

MANAGEMENT

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Identifies, communicates and discusses the risks affecting CNX, its subsidiaries, and our business through regular presentations to the Board and appropriate committees (as determined by the subject of the particular risk), including reviewing financial and ESG-related matters.

• In 2023, in connection with each meeting of the Board, the CEO performed a risk analysis of the material risks that could affect CNX and communicated those results to the Board.
• CNX’s Chief Risk Officer is responsible for the management and governance necessary to identify, evaluate, mitigate, and manage CNX’s strategic, operational, compliance, and reputational risks.

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Committees of the Board of Directors

Our Board has four standing committees: Audit, Compensation, NCG, and ESCR. Actions taken by our committees are reported to the full Board. Each of our standing committees has a written charter, which is accessible on our website (www.cnx.com) under the “Corporate Governance” tab of the “About Us” page. In January 2024, the Board determined that all members of each of the Audit, Compensation, and NCG Committees were independent under the current listing standards of the New York Stock Exchange (the “NYSE”) and other applicable regulatory requirements. See “Determination of Director Independence” for additional information regarding the Board’s independence determinations with respect to its members.

Audit Committee

RESPONSIBILITIES	FOUR INDEPENDENT BOARD MEMBERS

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Assist our Board in its oversight of the integrity of our financial statements, CNX’s compliance with its legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, and the performance of CNX’s internal audit function;

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Review significant accounting principle and financial statement presentation issues, including significant changes in accounting principles and issues with the adequacy of the Corporation’s internal controls; and

• Prepare the Audit Committee Report.

Our Board has determined that all members of the Audit Committee are financially literate. Our Board has also determined that each of Messrs. Lanigan, McGuire, and Thorndike qualifies as an “audit committee financial expert” under applicable SEC Rules and is independent under the current listing standards of the NYSE, SEC rules, and other applicable regulatory requirements. A copy of the Audit Committee Report for the 2023 fiscal year is included in this Proxy Statement.

Compensation Committee

RESPONSIBILITIES	FIVE INDEPENDENT BOARD MEMBERS
• Establish and oversee compensation plans and programs for non-employee directors and executive officers;
• Review the performance of executive officers and award or recommend incentive compensation, as appropriate, based upon performance;
• Review and monitor our management development and succession plans and activities;
• Appoint and oversee any outside compensation consultants; and
• Prepare the Compensation Committee Report.

Our Compensation Committee’s charter generally permits it to delegate its authority, duties and responsibilities or functions to one or more members of the Compensation Committee or to the Corporation’s officers when appropriate, consistent with applicable laws, regulations, and listing standards. The terms of our Executive Annual Incentive Plan and CNX Resources Corporation Amended and Restated Equity and Incentive Compensation Plan (the “Equity and Incentive Compensation Plan”) also permit our Compensation Committee to delegate certain of its powers and authority under such plans to our officers. In accordance with applicable law, the Compensation Committee authorized our CEO to grant during 2023 an aggregate of up to 1,000,000 shares of our common stock (in the form of equity incentive awards) and annual cash incentive awards to our non-executive employees in compliance with the terms and conditions of such delegation, the plans and applicable laws and regulations.

Our Compensation Committee periodically reviews the compensation paid to our non-employee directors and the principles upon which their compensation is determined. The Compensation Committee also periodically reports to the Board on how our non-employee director compensation practices compare with those of other similarly situated public corporations and, if the Compensation Committee deems it appropriate, recommends changes to our director compensation practices to our Board for approval.

For additional information regarding the Compensation Committee’s processes and procedures for reviewing and determining executive officer compensation, see “Compensation Discussion and Analysis”.

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NCG Committee

RESPONSIBILITIES	FOUR INDEPENDENT BOARD MEMBERS
• Identify individuals qualified to serve as members of the Board;
• Provide recommendations to the Board as to (i) its structure and operations and (ii) CNX’s corporate governance principles;
• Annually review and recommend to the Board the appropriate size, function, and needs of the Board;
• Recommend to the Board the responsibilities of the Board committees, including each committee’s structure, operations, and delegation authority;
• Oversee the annual evaluation of the Board and the other Board committees and management, and report to the Board the results of such evaluations;

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Annually recommend to the Board the slate of director nominees to be elected by shareholders at the annual meeting, taking into consideration nominees submitted by shareholders, and, where applicable, to fill Board vacancies; and

• Annually review and assess CNX’s Corporate Governance Guidelines and recommend any changes to the Board.

The NCG Committee will consider director candidates recommended by shareholders. Shareholders wishing to submit candidates for election as directors should submit the names of such candidates to the Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317. See “Additional Matters” for more information on submitting director nominations. Director nominees are selected based upon contributions that they can make to CNX. Director nominees must have experience in positions with a high degree of responsibility and leadership experience. In addition, in assessing the Board’s membership needs, the NCG Committee generally seeks to maintain a Board that consists of individuals who demonstrate judgment and ability to assess Corporation strategy, business plans, management evaluation, and other key issues, and who are competent in the following areas: general industry knowledge; accounting and finance; ability to make sound business decisions; management; leadership; knowledge of international markets; business strategy; crisis management; corporate governance; and risk management.

The NCG Committee’s process for identifying and evaluating director nominees is as follows:

(i)	determine what types of backgrounds, skills, and attributes are needed to help strengthen and balance the Board, taking into account the competencies described above, as well as diversity of background and experience;
(ii)	at appropriate times, actively seek individuals qualified to become new members of the Board, including through the review of candidates submitted by our independent directors, executive officers and shareholders, or by third-party search firms that have not been retained or solicited by CNX for these services;
(iii)	evaluate potential nominees by considering the competencies described above and our Board skills matrix, and conducting interviews (the evaluation process is the same for all candidates, including candidates recommended by shareholders); and
(iv)	recommend to the Board the slate of director nominees to be elected by the shareholders at CNX’s next annual meeting of shareholders.

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ESCR Committee

RESPONSIBILITIES	SEVEN (SIX INDEPENDENT) BOARD MEMBERS
• Oversee policies and management systems for environmental, safety, corporate responsibility and security matters (including cybersecurity);

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Review CNX’s strategy, including objectives and policies, relative to the protection of the environment, safety of employees, contractors, customers and the public, as well as issues of corporate responsibility and security (including cybersecurity);

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Review any material compliance issues with health, safety and environmental laws, any material pending or threatened administrative, regulatory, or judicial proceedings regarding health, safety or environmental matters, and management’s response to the foregoing legal matters; and

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Review any significant environmental, safety, corporate responsibility public policy, legislative, political and social issues and trends that may materially affect the business operations, financial performance or public image of CNX or its industry, and management’s response to such matters.

The ESCR Committee is responsible for advising CNX on all issues relating to environmental, safety, corporate responsibility and security (including cybersecurity). It is the only committee of the Board that includes all of CNX’s directors. Additional details about CNX’s ESG efforts are located in the “ESG Highlights” section of this Proxy Statement and on CNX’s website at sustainability.cnx.com.

Membership and Meetings of the Board of Directors and its Committees

In 2023, each director named below other than Mr. Thorndike attended 100% of the aggregate of: (i) the total number of meetings held by our Board (during the period for which he or she was a director); and (ii) the total number of meetings held by all Board committees on which he or she served (during the period for which he or she served). Due to health-related issues, Mr. Thorndike attended less than 75% of the total meetings of the Board and the committees on which he served in 2023. Mr. Thorndike has served on the Board since 2014, and until 2023 consistently attended no fewer than 85% of the total meetings of the Board and the committees on which he served each year. Further, in 2023, Mr. Thorndike remained in regular contact with the Board and CEO, participating in key matters.

Committee membership as of March 5, 2024, and the number of meetings held during 2023 are shown in the following table:

	Board of Directors	Audit Committee	Compensation Committee	NCG Committee	ESCR Committee
Robert O. Agbede	Member	Member	Member	Member	Member
J. Palmer Clarkson	Member	—	Member	Member	Chair
Nicholas J. DeIuliis	Member	—	—	—	Member
Maureen E. Lally-Green	Member	—	Member	Chair	Member
Bernard Lanigan, Jr.	Member	Chair	—	Member	Member
Ian McGuire	Member	Member	Chair	—	Member
William N. Thorndike, Jr.	Chairman	Member	Member	—	Member
No. of 2023 Meetings	7	8	4	4	4

During 2023, the non-management directors held four executive sessions of the Board. Mr. Thorndike, our Chairman of the Board and an independent director, served as the presiding director at executive sessions he attended. For all other executive sessions, the presiding director position was rotated among the chairs of the Board committees (Messrs. Clarkson, Lanigan and McGuire and Ms. Lally-Green), all of whom are independent directors.

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Board of Directors and Annual Meeting Attendance

The business and affairs of CNX are managed under the direction of our Board. We do not have a policy regarding directors’ attendance at our Annual Meetings of Shareholders; however, all directors are encouraged to attend and typically do. All the members of our Board attended the 2023 Annual Meeting, other than Mr. Thorndike, who was unable to attend due to health-related issues.

Director Compensation Table – 2023

The following table sets forth the compensation of our directors for the 2023 fiscal year:

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation	Total
Robert O. Agbede	$106,667	$180,000	$—	$—	$286,667
J. Palmer Clarkson	$120,000	$180,000	$—	$—	$300,000
Maureen E. Lally-Green	$115,000	$180,000	$—	$—	$295,000
Bernard Lanigan, Jr.	$125,000	$180,000	$—	$—	$305,000
Ian McGuire	$120,000	$180,000	$—	$—	$300,000
William N. Thorndike, Jr.	$115,000	$400,000	$—	$—	$515,000
(1)	Mr. DeIuliis is a member of the Board and President and CEO of CNX. His compensation for the 2023 fiscal year is reported in the Summary Compensation Table — 2023, 2022, and 2021 (“SCT”) and other sections of this Proxy Statement. In 2023, Mr. DeIuliis did not receive any additional compensation for his service on our Board.
(2)	The non-employee directors may elect to receive deferred stock units (“DSUs”) and options granted under the Equity and Incentive Compensation Plan in lieu of their cash fees. The cash amounts payable for the 2023 fiscal year and received in the form of DSUs and options in lieu of such cash payments included in this column are as follows (rounded to the nearest whole share): (i) Mr. Agbede: no DSUs or options; (ii) Mr. Clarkson: 1,950 DSUs (no options); (iii) Ms. Lally-Green: 6,643 DSUs (no options); (iv) Mr. Lanigan: no DSUs or options; (v) Mr. McGuire: 7,419 DSUs (no options); and (vi) Mr. Thorndike: 14,476 options (no DSUs). None of the non-employee directors elected to defer into the Directors’ Deferred Fee Plan any portion of their cash fees for the 2023-2024 Board year.
(3)	The values set forth in this column are based on the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The grant date fair value of the RSU awards is computed based upon the closing price per share of CNX’s stock on the date of grant.
A discussion of the relevant assumptions made in the valuation of these awards is provided in Note 15 — Stock-Based Compensation in the Notes to the Audited Consolidated Financial Statements in Part II, Item 8 of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”). The values reflect the awards’ fair market values at the date of grant, and do not correspond to the actual values that will be recognized by the directors.
As of December 31, 2023, the following directors held RSUs and DSUs relating to CNX common stock in the amounts noted: (i) Mr. Agbede had 12,304 unvested RSUs and 4,389 deferred RSUs; (ii) Mr. Clarkson had 64,471 deferred RSUs and 50,849 DSUs; (iii) Ms. Lally-Green had 56,422 deferred RSUs and 12,067 DSUs; (iv) Mr. Lanigan had 104,123 deferred RSUs; (v) Mr. McGuire had 52,249 deferred RSUs and 47,396 DSUs; and (vi) Mr. Thorndike had 232,360 deferred RSUs and 2,100 DSUs. If an RSU was deferred, whether vested or unvested, it is described herein as a deferred RSU.
(4)	As of December 31, 2023, the number of exercisable shares underlying option awards held by our non-employee directors was: (i) 22,129 for Mr. Clarkson; (ii) 35,980 for Ms. Lally-Green; (iii) 69,910 for Mr. Lanigan; and (iv) 134,511 for Mr. Thorndike.

Understanding Our Director Compensation Table

We generally use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board. Each of our non-employee directors is entitled to receive annual cash fees for their service, any portion of which may be deferred at such director’s election. In lieu of all or any portion of the annual cash retainer otherwise payable to our non-employee directors, directors may elect to receive DSUs, which carry dividend equivalent rights, or nonqualified stock options. Additionally, we reimburse directors for customary travel and related expenses for their attendance at Board or committee meetings. We also have agreements in place with our directors and officers that require CNX to indemnify them under the circumstances provided therein to the fullest extent permitted by the Delaware General Corporation Law. A description of the fees and awards paid to our non-employee directors is set forth below in greater detail.

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CNX Non–Employee Director Annual Fees and Awards

Our non-employee director compensation program is set forth in the following table:

Element of Annual Compensation	Dollar Value of Board Compensation (May 2023 - May 2024)
Chair Retainer	$100,000
Board Retainer (excluding Chair Retainer)	$90,000
Audit Committee Chair Retainer	$30,000
Compensation, NCG and ESCR Committee Chair Retainer	$20,000
Audit Committee Member Retainer (excluding Committee Chair Retainer)	$10,000
Compensation and NCG Committee Member Retainers (excluding Committee Chair Retainers)	$5,000
Annual Equity Award (RSUs)	$180,000
Chair Equity Award (RSUs)	$400,000

The Compensation Committee periodically reviews our non-employee director compensation program. In 2021, with the assistance of data from a consultant retained by management, Pay Governance, the Compensation Committee analyzed the competitive position of our non-employee director compensation program against the Corporation’s peer group (described below) and determined that the Corporation’s non-employee director compensation structure generally aligns with peer group practices and, in fact, positions the Board’s compensation below the peer group median. No changes were made to compensation amounts for the 2023-2024 Board year.

For purposes of the 2021 benchmarking analysis, the following companies were included in the peer group: Antero Resources Corporation, Cabot Oil and Gas Corporation (now known as Coterra Energy Inc. following a merger with Cimarex Energy Co.), EQT Corporation, Range Resources Corporation and Southwestern Energy Corporation.

CNX Non–Employee Director RSUs

In 2023, non-employee directors received their Annual Equity Award in the form of RSUs. Each RSU represents the right to receive one share of common stock following the vesting date of that unit. Non-employee director RSU awards generally vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders (and the directors have the ability to defer receipt of the shares). A director is not entitled to shareholder rights, including voting rights and/or dividend rights with respect to the shares underlying an RSU award, until such shares become vested and are issued to the director. Should a regular cash dividend be declared on the Corporation’s common stock at a time before the shares subject to a RSU award become vested and are issued, then the holder of the RSU will be entitled to dividend equivalent rights equal to the cash dividend declared on the shares. Dividend equivalent rights are converted into shares underlying the RSUs in accordance with a pre-established formula. The additional shares resulting from this calculation will be subject to the same terms and conditions as the unissued shares of common stock to which they relate under the award. CNX does not currently pay dividends on its common stock.

The non-employee director RSU award agreements provide that in the event of death or disability or upon the completion of a change in control, all shares subject to such award will vest and become nonforfeitable upon the occurrence of such event, and will be delivered as soon as reasonably practicable thereafter (but in no event later than the end of the director’s taxable year in which the vesting date occurs or, if later, by the 15th day of the third month following such date), subject to any deferral election. If a director’s service is terminated for cause or he or she ceases to provide services to the Corporation for any reason other than death, disability or in connection with a change in control, such director’s award will be forfeited with respect to any unvested RSUs. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled RSUs.

As a condition to a director’s right to receive shares subject to an RSU award, the director must agree to abide by the terms and conditions of the proprietary information covenant included in the award agreement and must return any materials belonging to CNX upon termination of service on the Board.

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CNX Non–Employee Director Stock Options

Under the non-employee director compensation program, directors may, in lieu of receiving all or any portion of their annual cash retainer, elect to receive nonqualified stock options. Subject to the provisions of the nonqualified stock option agreement and the Equity and Incentive Compensation Plan, options granted to our non-employee directors generally vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders and expire on the tenth anniversary of such grant date.

The non-employee director nonqualified stock option agreements provide that in the event of death or disability or upon the completion of a change in control, any non-vested portion of the award will immediately vest and become exercisable and remain exercisable until the normal expiration of the stock option. If a director separates from service for any other reason, other than for cause, any non-vested portion of the award will be forfeited and cancelled as of such date, with any vested portion remaining exercisable until the normal expiration of the option. If a director’s service terminates for cause, all outstanding option awards will immediately be forfeited and cancelled as of such date.

As a condition to a director’s right to receive shares subject to a stock option award, the director must agree to abide by the terms and conditions of the proprietary information covenant included in the award agreement and must return any materials belonging to CNX upon termination of service on the Board.

CNX Non–Employee Director Deferred Stock Units

Under the terms of our Equity and Incentive Compensation Plan, non-employee directors may elect to receive DSUs in lieu of all or any portion of their cash retainer fees. DSUs generally vest upon the earlier to occur of: (i) the one-year anniversary of the grant date or (ii) the date of the next Annual Meeting of Shareholders. DSUs that have vested are paid as soon as reasonably practicable following the earlier of: (i) the director’s separation from service or (ii) the date selected by the director on his or her payment date election form previously filed with CNX (but in either case in no event later than the last day of the director’s taxable year in which the applicable date occurs or, if later, by the 15th day of the third month following such date), subject to any deferral election. A director is not entitled to shareholder rights, including voting rights and actual dividends, with respect to the shares subject to an award until the director becomes the record holder of the shares following their actual issuance. Should a regular cash dividend be declared on CNX’s common stock at a time when the director holds DSUs, he or she will be entitled to dividend equivalent rights equal to the cash dividends declared on the shares. Dividend equivalent rights are converted into additional DSUs based on a pre-established formula. The additional DSUs resulting from this calculation will be subject to the same terms and conditions as the DSUs subject to the award. CNX does not currently pay dividends on its common stock.

The DSU award agreements provide that in the event of death, disability, normal retirement, or upon the completion of a change in control, all DSUs subject to such award will vest and become nonforfeitable upon the occurrence of such event. If a director’s service is terminated for cause or he or she ceases to provide services to the Corporation for any reason other than death, disability, normal retirement, or in connection with a change in control, such director’s unvested DSUs will be forfeited. The director will then cease to have any rights or entitlements to receive any shares of common stock under those cancelled DSUs.

CNX Non–Employee Directors Deferred Fee Plan

The Directors’ Deferred Fee Plan (as amended and restated on December 7, 2022, the “Deferred Fee Plan”) was adopted on July 20, 2004 to allow non-employee directors to defer payment of all or any portion of their annual cash retainer and director meeting fees. Participation in the Deferred Fee Plan is at the election of the particular director. Upon CNX’s receipt of a deferral agreement from a director, an account is established by CNX on behalf of such director and is credited with all deferred fees selected by the participating director. A participant’s account will be adjusted by an amount equal to the amount earned (or lost) from investment options designated by the participant and available under the Deferred Fee Plan from time to time or, in the event that a participant fails to designate investments, the participant’s account will earn interest as provided in the Deferred Fee Plan. Earnings are credited to the participant’s account on a quarterly basis. The amount payable to a director participant will be paid in cash as soon as administratively practicable after the earlier of: (i) the director’s termination of service as a director or (ii) the date selected by such director (but in no event later than the end of the director’s taxable year in which the designated payment occurs or, if later, by the 15th day of the third calendar month following the designated payment date). The Deferred Fee Plan is an unsecured liability of CNX and benefits will be paid from our general assets. Accordingly, participants are general unsecured creditors of CNX with respect to any benefits to be received by them under the Deferred Fee Plan.

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CNX Stock Ownership Guidelines for Directors

Our Board has adopted stock ownership guidelines for our directors to further align their interests with those of our shareholders and to confirm that they maintain an appropriate financial stake in CNX. The stock ownership guidelines provide, among other things, that our directors hold CNX common stock (not including shares issuable upon the exercise of options) with a value equal to five times the annual Board cash retainer on or before the fifth anniversary of becoming a Board member. As of December 31, 2023, each Board member had achieved this stock ownership guideline.

Determination of Director Independence

Our Board is required under the NYSE listing standards to affirmatively determine the independence of each director on an annual basis and to disclose this determination in the Proxy Statement for each annual meeting of shareholders of CNX. Based on the independence standards set forth in our Corporate Governance Guidelines, which are described below, and the NYSE listing standards, our Board has determined that each of our current directors (Messrs. Agbede, Clarkson, Lanigan, McGuire, and Thorndike and Ms. Lally-Green), other than Mr. DeIuliis (who is our President and CEO), had no material relationship with CNX (either directly or indirectly, including as a partner, shareholder or officer of an organization that has a relationship with CNX) and is “independent” under our Corporate Governance Guidelines and the NYSE listing standards set forth in Section 303A of the NYSE Listed Company Manual. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules. As it relates to the members of the Compensation Committee, the Board considered the additional factors under the NYSE rules relating to such members before determining that each of them is independent.

Pursuant to the NYSE listing standards, a majority of the Board must consist of independent directors. No director will qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Corporation (either directly or indirectly, including as a partner, shareholder, or officer of an organization that has a relationship with the Corporation). In making such determinations, the Board broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, and such other criteria as the Board may determine from time to time. The Board also considers transactions, relationships, and arrangements between each director or an immediate family member of the director and our senior management. The Board has established the following standards for determining director independence, which conform to the independence requirements included in the NYSE listing standards and are reflected in our Corporate Governance Guidelines. Our standards for determining director independence also include additional independence requirements for members of the Audit Committee and Compensation Committee.

A director will not be deemed independent under CNX’s Corporate Governance Guidelines if:

(i)	the director is, or has been within the previous three years, employed by CNX or its subsidiaries, or an immediate family member is, or has been within the previous three years, an executive officer of CNX or its subsidiaries; provided, that employment as an interim Chair of the Board or CEO or other executive officer shall not disqualify a director from being considered independent following that employment;
(ii)	the director or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from CNX or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); provided, that compensation received by a director for former service as an interim Chair of the Board or CEO or other executive officer need not be considered in determining independence under this paragraph (ii) and provided further, that compensation received by an immediate family member for service as an employee of CNX or its subsidiaries (other than an executive officer) need not be considered in determining independence under this paragraph (ii);
(iii)	(A) the director or an immediate family member is a current partner of the firm that is CNX’s or its subsidiaries’ internal auditor or external auditor (each an “Audit Firm”); (B) the director is a current employee of an Audit Firm; (C) the director has an immediate family member who is a current employee of an Audit Firm and who personally works on CNX’s or its subsidiaries’ audit or (D) the director or an immediate family member was, within the previous three years (but is no longer), a partner or employee of an Audit Firm and personally worked on CNX’s or its subsidiaries’ audit within that time;
(iv)	the director or an immediate family member is, or has been within the previous three years, employed as an executive officer of another company where any of CNX’s or its subsidiaries’ present executive officers at the same time serves or served on such company’s compensation (or equivalent) committee of the board of directors; or

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(v)	the director is a current employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, CNX or its subsidiaries for property or services in an amount which, in any of the previous three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. For purposes of the foregoing, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year;
(vi)	for members of the Audit Committee only: other than in the capacity as a member of the Audit Committee, the Board or any other committee of the Board, the director (A) may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from CNX or its subsidiaries; provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with CNX or its subsidiaries (provided that such compensation is not contingent in any way on continued service) or (B) is not an affiliated person of CNX or its subsidiaries; and
(vii)	for members of the Compensation Committee only: other than in the capacity as a member of the Compensation Committee, Board, or any other committee of the Board, the Board will consider all factors specifically relevant to determining whether a director has a relationship to CNX or its subsidiaries which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, (A) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by CNX or its subsidiaries to such director and (B) whether the director is affiliated with CNX or its subsidiaries or an affiliate of CNX or its subsidiaries.

Any related person transaction required to be disclosed under SEC Regulation S-K, Item 404, shall be considered in determining the independence of a director or nominee.

Our Board has affirmatively determined that each of our current directors and director nominees (Messrs. Agbede, Clarkson, Lanigan, McGuire, and Thorndike and Ms. Lally-Green), other than Mr. DeIuliis (who is our President and CEO), has no material relationship with CNX and is “independent” under our Corporate Governance Guidelines and the NYSE listing standards. The Board also determined that each member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE listing standards and the SEC rules. As it relates to the members of the Compensation Committee, the Board considered the additional factors under the NYSE rules relating to such members before determining that each of them is independent.

Related Person Policy and Procedures

Our Audit Committee has adopted a written Related Person Transaction Policy and Procedures for the reasonable prior review, approval and oversight of related person transactions with directors, nominees for director, executive officers, shareholders known to be the beneficial owners of more than 5% of CNX voting securities, certain family members of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position, or in which such person has more than a 10% beneficial ownership interest (each, a “related person”). A copy of the policy is available on our website at www.cnx.com.

Under the policy, prior to entering into a potential related person transaction (which is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which CNX (including any of its subsidiaries) was, is or will be a participant and the amount involved is reasonably likely to exceed $120,000 (including on an annual basis in the aggregate during any fiscal year), and in which any related person had, has or will have a direct or indirect material interest), the related person must notify our chief financial officer and general counsel of the facts and circumstances regarding the transaction. If our chief financial officer and general counsel determine that the proposed transaction is in fact a related person transaction, the details of the transaction are presented to our Audit Committee at its next meeting (or if it is not reasonable or practicable to wait until the next Audit Committee meeting, to the chair of the Audit Committee, who possess delegated authority to act between Audit Committee meetings) for approval. The Audit Committee or chair, as applicable, will consider all relevant facts and circumstances including, but not limited to, (i) the benefits to CNX; (ii) the impact on a director’s independence in the event the related person is a director or an immediate family member of a director; (iii) the terms of the transaction; and (iv) the terms available to unrelated third parties or to employees generally. In the event CNX becomes aware of a related person transaction that has not been the subject of a reasonable prior review and approval under the policy, the related person transaction will be presented to the Audit Committee or chair for review as promptly as practicable. If a related person transaction will be ongoing, the Audit Committee is responsible for overseeing such related person transaction and may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Audit Committee, on at least an annual basis, will review and assess ongoing relationships with the related person to confirm compliance with the Audit Committee’s guidelines and that the related person transaction remains appropriate. We also require that officers and directors complete annual director and officer questionnaires and adhere to written codes of business conduct and ethics regarding various topics, including conflicts of interest, the receipt of gifts, service in outside organizations, political activity and corporate opportunities. Officers and directors must certify compliance with these codes in writing each year.

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Beneficial Ownership of Securities

The following table sets forth information with respect to the beneficial ownership of the Corporation’s common stock by:

•	Persons we know to be beneficial owners of more than five percent of CNX’s common stock based upon information filed with the SEC, which information is as of the dates included in such filings; and
•	Each director, each nominee for director, each named executive, and all current directors and executive officers of CNX as a group, as of March 5, 2024 (except as otherwise indicated below).

Unless otherwise indicated, the named person has the sole voting and dispositive powers with respect to the shares of CNX common stock set forth opposite such person’s name.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	19,717,169	12.88%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	15,927,013	10.40%
Dimensional Fund Advisors LP(4) 6300 Bee Cave Road, Building One Austin, TX, 78746	13,472,040	8.80%
State Street Corporation(5) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA, 02114-2016	9,522,611	6.22%
Southeastern Asset Management, Inc.(6) c/o Southeastern Asset Management, Inc. 6410 Poplar Ave., Suite 900 Memphis, TN 38119	8,338,233	5.45%
Nicholas J. DeIuliis(7)	2,971,904	1.94%
Alan Shepard(7)	63,199	*
Navneet Behl(7)	16,355	*
Ravi Srivastava(7)	40,667	*
Hayley Scott(7)	29,956	*
Olayemi Akinkugbe(7)(8)	218,822	*
Alexander J. Reyes(7)(9)	63,559	*
Robert O. Agbede(7)	24,116	*
J. Palmer Clarkson(7)	243,041	*
Maureen E. Lally-Green(7)	177,864	*
Bernard Lanigan, Jr.(7)(10)	2,557,857	1.67%
Ian McGuire(7)	122,467	*
William N. Thorndike, Jr.(7)(11)	590,846	*
All directors and executive officers as a group(12)	7,120,653	4.65%

*	Indicates less than one percent (1%) ownership.
(1)	As of March 5, 2024, there were 153,134,537 shares of CNX common stock outstanding.

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(2)	Based on a Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024. BlackRock, Inc., as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of 19,717,169 shares and has sole voting power with respect to 19,366,846 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 19,717,169 shares and shared dispositive power with respect to zero shares. The following subsidiaries of BlackRock, Inc. are investment advisors which hold shares of our common stock: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; and BlackRock Investment Management (Australia) Limited. BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of CNX common stock.
(3)	Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on March 11, 2024, Vanguard is deemed to be the beneficial owner of 15,927,013 shares and has sole voting power with respect to zero shares, shared voting power with respect to 104,781 shares, sole dispositive power with respect to 15,673,803 shares and shared dispositive power with respect to 253,210 shares.
(4)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 9, 2024, Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of CNX that are owned by the Funds and may be deemed to be the beneficial owner of the shares of CNX held by the Funds. The Funds own all of the shares, and Dimensional disclaims beneficial ownership of such shares. Dimensional is deemed to be the beneficial owner of 13,472,040 shares and has sole voting power with respect to 13,427,450 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 13,472,040 shares and shared dispositive power with respect to zero shares.
(5)	Based on a Schedule 13G/A filed by State Street Corporation (“State Street”) on January 25, 2024, State Street, as a parent holding company for a number of investment management subsidiaries, is deemed to be the beneficial owner of 9,522,611 shares and has sole voting power with respect to zero shares, shared voting power with respect to 9,303,909 shares, sole dispositive power with respect to zero shares and shared dispositive power with respect to 9,522,611 shares. The following subsidiaries of State Street are investment advisors which hold shares of our common stock: SSGA Funds Management, Inc.; State Street Global Advisors Europe Limited; State Street Global Advisors Limited; State Street Global Advisors Trust Company; and State Street Global Advisors Asia Limited.
(6)	Based on a Schedule 13G/A filed by Southeastern Asset Management, Inc. (“Southeastern”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and O. Mason Hawkins, Chairman of the Board of Southeastern, on February 14, 2024. Southeastern is deemed to be the beneficial owner of 8,338,233 shares and has sole voting power with respect to 2,246,238 shares, shared voting power with respect to 6,091,995 shares, sole dispositive power with respect to 2,246,238 shares, and shared dispositive power with respect to 6,091,995 shares. O. Mason Hawkins is deemed to be the beneficial owner of zero shares.
(7)	Amounts include options that are currently exercisable or that may become exercisable within 60 days of March 5, 2024 (i.e., May 4, 2024) and shares underlying DSUs, RSUs (including in the case of Mr. DeIuliis the 2022 PSUs related to the absolute stock price (“ASP”) metric) and deferred RSUs that will or may be settled on or before May 6, 2024 as set forth below:
	Total Option, DSUs, RSUs, and deferred RSUs	Options Exercisable within 60 days	RSUs may be settled within 60 days	Deferred RSUs may be settled within 60 days	DSUs may be settled within 60 days
Nicholas J. DeIuliis	1,164,649	923,223	241,426	—	—
Alan Shepard	3,051	3,051	—	—	—
Navneet Behl	—	—	—	—	—
Ravi Srivastava	1,300	1,300	—	—	—
Hayley Scott	2,441	2,441	—	—	—
Olayemi Akinkugbe	—	—	—	—	—
Alexander J. Reyes	—	—	—	—	—
Robert O. Agbede	16,693	—	12,304	4,389	—
J. Palmer Clarkson	137,449	22,129	—	64,471	50,849
Maureen E. Lally-Green	104,469	35,980	—	56,422	12,067
Bernard Lanigan, Jr.	174,033	69,910	—	104,123	—
Ian McGuire	99,645	—	—	52,249	47,396
William N. Thorndike, Jr.	385,260	150,800	—	232,360	2,100

Of the shares set forth in the table above, the following related to amounts received by directors in lieu of cash retainers: Mr. Agbede: 0, Mr. Clarkson, 72,978; Ms. Lally-Green, 23,118; Mr. Lanigan, 44,981; Mr. McGuire, 47,396; and Mr. Thorndike, 103,042. The shares forth in the table above for Messrs. Akinkugbe and Reyes are as of June 30, 2023 and December 22, 2023, their respective departure dates from CNX.

(8)	Information for Mr. Akinkugbe is as of June 30, 2023, the date of his departure from CNX. For more information about the treatment of Mr. Akinkugbe’s awards upon his departure, see “Agreements with Former Named Executives.”
(9)	Information for Mr. Reyes is as of December 22, 2023, the date of his departure from CNX. For more information about the treatment of Mr. Reyes’s awards upon his departure, see “Agreements with Former Named Executives.”
(10)	Includes 58,536 CNX shares held by Mr. Lanigan, 30,600 CNX shares held by Lanigan Family Holdings, LLC (formerly Lanigan Family Limited Partnership), of which Mr. Lanigan is one of the members, and 1,063,071 CNX shares held by other limited liability companies, of which Mr. Lanigan is part owner of the managing member. These shares are currently held in a marginable account but are on non-margin status. Also includes 1,231,617 shares of CNX common stock held in investment advisory accounts of clients of Southeast Asset Advisors, Inc., an investment advisor of which Mr. Lanigan serves as Chairman and Chief Executive Officer and disclaims beneficial ownership of such shares.
(11)	Includes CNX shares held in a trust for his children. In addition, as a result of Mr. Thorndike’s contractual arrangement with a third party, Mr. Thorndike may be deemed to have a beneficial interest with respect to 50,000 shares of CNX stock.
(12)	Of the 7,120,653 CNX shares held by the directors and executive officers as a group, 1,208,834 represent options that are currently exercisable or that may become exercisable within 60 days of March 5, 2024 (i.e., May 4, 2024), excluding those of Messrs. Akinkugbe and Reyes, who are former named executives of CNX; 253,730 represent RSUs that may or will be settled on or before May 4, 2024; 514,014 represent deferred RSUs that may be settled on or before May 4, 2024; and 112,412 represent DSUs that may be settled on or before May 4, 2024.

Brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course. Shares shown in the table for the directors and executive officers may be subject to this type of security interest.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that certain of our officers, our directors and persons who beneficially own more than 10% of a registered class of our equity securities file reports of initial ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports, and we are required to disclose in this Proxy Statement any known late filings or failures to file. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, we believe that during 2023, all Section 16(a) filing requirements applicable to those officers, directors and 10% shareholders were satisfied, except that one Form 4 filing for Mr. Lanigan reporting one transaction on June 30, 2023, in which an unaffiliated third party contributed shares of CNX common stock to Teton Pines Capital, LLC, the managing member of which Mr. Lanigan controls, was filed late on September 19, 2023 due to an administrative error.

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Proposal No. 1:
Election of Seven Director Nominees

The Board, upon the recommendation of the NCG Committee, has nominated the seven directors identified below for election at the Annual Meeting. Each director who is elected will hold office until the next annual meeting and until the director’s successor is elected and qualified. All nominees are current members of the Board having been elected to by shareholders at our 2023 Annual Meeting of Shareholders. Each nominee has agreed to be named in this Proxy Statement and has agreed to serve, if elected. If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate as recommended by the NCG Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Pursuant to CNX’s Retirement Age Policy under our Corporate Governance Guidelines, no director having attained the age of 75 years shall be nominated for re-election or re-appointment to the Board, unless (i) the members of the NCG Committee unanimously waive such requirement due to special circumstances, and (ii) the NCG Committee’s action is ratified and approved by a majority of the disinterested directors on the Board. In accordance with this policy, the NCG Committee unanimously determined, and a majority of the disinterested directors on the Board ratified and approved, that special circumstances exist to waive this requirement for Mr. Bernard Lanigan, Jr., including, but not limited to, Mr. Lanigan’s deep institutional knowledge and comprehensive understanding of CNX’s financial strategies as well as his leadership of the Audit Committee, all of which has helped to shape the Corporation’s long-term strategies as we continue to execute on our seven-year plan.

Biographies of Nominees

The following biographies include information concerning the nominees for director, including their recent employment, positions with CNX, other directorships, Board committee memberships and ages as of March 5, 2024.

ROBERT O. AGBEDE
Age: 68 Director since: 2022 Occupation: Chairman and CEO of Chester Group Inc. and Chairman and CEO of Chester LNG, LLC

CNX Committees:

•

Audit Committee

•

Compensation Committee

•

Environmental, Safety and Corporate Responsibility Committee

•

Nominating and Corporate Governance Committee

Background:

Robert O. Agbede joined the CNX Board in January 2022. He has served as Chairman and CEO of Chester Group Inc., a holding company for technology, engineering, and energy related investments, and its predecessor since 2003, and also as the former CEO and owner of Chester Engineers from 2003 to 2017, which was, prior to its merger with Hatch Associates in 2017, the largest African–American–owned engineering, water/wastewater treatment, energy, and environmental engineering firm in the United States. Since 2013, Mr. Agbede has also served as the Chairman and CEO of Chester LNG, LLC, a subsidiary of the Chester Group Inc., which designs and owns several intellectual properties on micro-LNG systems for use as virtual pipelines to deliver natural gas to remote locations or as standalones for off the grid power generation or fueling. He has also served as the Chairman of Sigma Paint Nigeria, a coating manufacturing and marketing company in partnership with Pittsburgh-based PPG Industries, since 2015. Mr. Agbede is a member of the Board of Trustees of the University of Pittsburgh, and he is the Chairman of the Board of Visitors of its Swanson School of Engineering. In 2000, he was inducted into the University of Pittsburgh School of Engineering Hall of Fame. The Chester Group’s endowments and scholarships at the University of Pittsburgh and Carnegie Mellon University, presently valued at over $4 million, support African American student enrollment and retention primarily in Engineering and Sciences.

Qualifications:

Mr. Agbede adds to the CNX Board an extensive wealth of business management and executive leadership experience across a career spanning 40 years. His unique blend of energy industry expertise and experience developing new technologies makes him the epitome of an energy entrepreneur and an invaluable asset to our Board.

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J. PALMER CLARKSON
Age: 67 Director since: 2017 Occupation: Chairman of The Lake Doctors, Inc. and Former President and Chief Executive Officer of Bridgestone HosePower, LLC

CNX Committees:

•

Environmental, Safety and Corporate Responsibility Committee (Chair)

•

Compensation Committee

•

Nominating and Corporate Governance Committee

Background:

J. Palmer Clarkson joined the CNX Board in May 2017. He is the founder and from 1992 until his retirement in 2022 served as President and Chief Executive Officer of Bridgestone HosePower, LLC, previously Hosepower, the largest U.S.-based service provider of hydraulic and industrial hoses used in construction machinery, mining, oil field equipment and factories. Mr. Clarkson is a former Board member of Bridgestone HosePower, LLC, and Bridgestone Industrial Products Group – Japan and currently sits on the Board of Directors for Enerpac Tool Group Corp. (NYSE: EPAC), the Jacksonville Port Authority (JaxPort) and The Lake Doctors, Inc. (of which he is the Chairman). Mr. Clarkson previously served as the President and Chief Executive Officer of Anchor Coupling Company from 1987 to 1992. He also sits on the boards of several nonprofit organizations.

Qualifications:

Mr. Clarkson brings to our Board over 32 years of hands-on experience as an entrepreneur, business builder and manager. He has extensive experience in accounting, finance and operations, with a proven leadership track record.

NICHOLAS J. DEIULIIS
Age: 55 Director since: 2014 Occupation: President and Chief Executive Officer of CNX

CNX Committees:

•

Environmental, Safety and Corporate Responsibility Committee

Background:

Nicholas J. DeIuliis has served as a Director and the Chief Executive Officer and President of CNX Resources Corporation since May 2014. Mr. DeIuliis has more than 30 years of experience with the Corporation. He is a member of the UPMC Hillman Cancer Center Council. Mr. DeIuliis is a registered engineer in the Commonwealth of Pennsylvania and a member of the Pennsylvania bar.

Qualifications:

As our current President and Chief Executive Officer, Mr. DeIuliis has a unique and in-depth understanding of our business with over 30 years of experience with CNX. He provides our Board with direct operational insight through his leadership in the development and execution of our strategic priorities, and his understanding of our business, including the challenges and material risks facing the Corporation.

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MAUREEN E. LALLY-GREEN
Age: 74 Director Since: 2013 Occupation: Professor of Law Emerita (adjunct) and Former Dean, Kline School of Law of Duquesne University, Former Judge on the Superior Court of Pennsylvania

CNX Committees:

•

Nominating and Corporate Governance Committee (Chair)

•

Compensation Committee

•

Environmental, Safety and Corporate Responsibility Committee

Background:

Maureen E. Lally-Green joined the CNX Board in June 2013. Ms. Lally-Green served as the Interim Dean/Dean of the Thomas R. Kline School of Law of Duquesne University (“Kline Duquesne”) from 2016 to 2019, and currently serves as an Adjunct Professor of Law Emerita at Kline Duquesne. She has served on the Board of Federated Mutual Fund Complex since 2009 and was appointed to serve on its audit committee in 2013. She previously served as an elected Judge on the Superior Court of Pennsylvania, Associate General Secretary, Diocese of Pittsburgh, counsel for a major corporation, and counsel for a federal agency. Ms. Lally-Green also serves or has served as a director of a variety of nonprofit corporations in the legal, higher education, health and social services arenas.

Qualifications:

Ms. Lally-Green brings to our Board, over 45 years of experiences that includes her public service as a Judge on the Superior Court of Pennsylvania; her employment service in the for-profit, non-profit, and federal public sectors; her activities in state-wide and local legal and non-profit organizations; and, her experience with, among other things, corporate governance due to her service on a number of boards of non-profit entities and the for-profit Federated Hermes Mutual Fund Complex.

BERNARD LANIGAN, JR.
Age: 76 Director since: 2016 Occupation: Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc.; Chairman of Lanigan & Associates, P.C.

CNX Committees:

•

Audit Committee (Chair)

•

Environmental, Safety and Corporate Responsibility Committee

•

Nominating and Corporate Governance Committee

Background:

Bernard Lanigan, Jr. joined the CNX Board in May 2016. He co-founded and has served as Chairman and Chief Executive Officer of Southeast Asset Advisors, Inc., an investment advisor and wealth management company, since 1991. He also co-founded and has served as Chairman of Lanigan & Associates, P.C., a certified public accounting and consulting firm, since 1974. Mr. Lanigan currently serves on the boards of directors of various nonpublic companies, endowments and private foundations. Previously, Mr. Lanigan served on the boards of directors of Texas Industries, Inc., Ruby Tuesday, Inc., Rayonier Inc. and Lykes Bros., Inc.

Qualifications:

Mr. Lanigan brings to our Board over four decades of leadership experience with large, complex and diverse organizations. He is a certified public accountant and has over 40 years of experience in financial, tax, accounting, investment advising, capital allocation, strategic consulting, risk assessment, valuations and mergers and acquisitions matters, including as both advisor and principal.

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IAN MCGUIRE
Age: 45 Director since: 2019 Occupation: Founder, Investment Partner of Tempus Partners

CNX Committees:

•

Audit Committee

•

Compensation Committee (Chair)

•

Environmental, Safety and Corporate Responsibility Committee

Background:

Ian McGuire joined the CNX Board in July 2019. In 2018, he founded Tempus Partners, an investment firm, where he has since served as an investment partner. Prior to founding Tempus Partners, Mr. McGuire was an investment partner at SPO Partners & Co., an investment firm, where he was part of a small investment team that had responsibilities for all aspects of the firm’s portfolio investments. Prior to working at SPO Partners & Co., Mr. McGuire was an investment banker in Goldman Sachs’ natural resources group. Cumulatively, Mr. McGuire has over 20 years of investment banking experience, with an emphasis in the energy and natural resources sectors. Mr. McGuire received his B.A. from Middlebury College and his M.B.A. from Stanford Graduate School of Business.

Qualifications:

Having founded Tempus Partners, an investment firm, and served as an investment partner at SPO and an investment banker with Goldman Sachs, Mr. McGuire provides our Board with substantial insight into financial-related matters and the energy industry.

WILLIAM N. THORNDIKE, JR.
Age: 60 Director since: 2014 Occupation: Managing Partner of The Cromwell Harbor Partnership

CNX Committees:

•

Audit Committee

•

Compensation Committee

•

Environmental, Safety and Corporate Responsibility Committee

Background:

William N. Thorndike, Jr. joined the CNX Board in October 2014. Mr. Thorndike was named our Chairman in May 2016. He has been the Managing Partner of The Cromwell Harbor Partnership (“Cromwell Harbor”), a private investment company, since 2023. Prior to Cromwell Harbor, Mr. Thorndike founded Housatonic Partners, a leading private equity firm with offices in Boston and San Francisco (“Housatonic”), in 1994 and served as Managing Director until 2023. At Housatonic, Mr. Thorndike was the pioneering institutional investor in the search fund asset class and played a central role in refining its acquisition criteria. Mr. Thorndike is currently the Co-Chairman of Perimeter Solutions (NYSE: PRM) and a director of several private companies, including QMC Telecom, Banyan Software, and Carillon Assisted Living. He is a Founding Principal at TTCER, a private investment partnership, and a Co-Founder at Compounding Labs, an investment collaboration focused on long-term consolidations. Mr. Thorndike is the author of “The Outsiders: Eight Unconventional CEOs and Their Radically Rational Blueprint for Success,” which was named one of the top 25 business books ever published by Business Insider and has been translated into 15 languages. He is also the host of the 50X podcast.

Qualifications:

Mr. Thorndike brings to the CNX Board nearly 30 years of investment and board experience. He has extensive leadership experience in evaluating strategic alternatives and helping to build value for shareholders across a variety of industries. He has a breadth of financial, strategic and human resource knowledge with specific expertise in the areas of capital allocation and compensation.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Election of Each of the Seven Director Nominees.

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Accountants and Audit Committee

Audit Committee Report

The Audit Committee has reviewed and discussed with management of CNX and EY, the independent registered public accounting firm serving as the independent auditor of the Corporation for the fiscal year ended December 31, 2023, the audited financial statements of the Corporation for the fiscal year ended December 31, 2023 (the “Audited Financial Statements”). In addition, we have discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with that firm its independence from the Corporation and its subsidiaries. The Committee also discussed with management of the Corporation and EY such other matters and received such assurances from them as the Committee deemed appropriate.

Management is responsible for the Corporation’s internal controls and the financial reporting process. EY is responsible for performing an independent audit of CNX’s financial statements and of its internal control over financial reporting in accordance with generally accepted auditing standards and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions with management and a review of the report of EY with respect to the Audited Financial Statements and the other matters described above, and relying thereon, the Audit Committee has recommended to the Board the inclusion of the Audited Financial Statements in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee:

Bernard Lanigan, Jr., Chair
Robert O. Agbede
Ian McGuire
William N. Thorndike, Jr.

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Corporation specifically incorporates the Audit Committee Report by reference therein.

Independent Registered Public Accounting Firm

EY was the independent registered public accounting firm selected by the Corporation’s Audit Committee as the independent auditor for the fiscal years ended December 31, 2023 and December 31, 2022.

The following table presents fees billed for professional audit services rendered by EY in connection with its audits of CNX’s annual financial statements for the years ended December 31, 2023 and December 31, 2022 and fees for other services rendered by EY during those periods.

	2022	2023
Audit Fees(1)	$1,520,628(2)	$1,382,786(2)
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees(3)	$4,190	$4,190
TOTAL	$1,524,818	$1,386,976
(1)	Fees for audit services include fees associated with the annual audit, including the audit of internal control over financial reporting, the reviews of the Corporation’s quarterly reports on Form 10-Q and also include fees associated with comfort letters issued in conjunction with certain of the Corporation’s capital markets transactions.
(2)	Includes $237,475 in 2023 and $237,091 in 2022 for audit fees related to CNXM.
(3)	Fees were for a subscription to EY’s GAAIT service, an electronic accounting and research tool offered by EY.

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Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, proposed services may require specific pre-approval by the Audit Committee or alternatively, may be generally pre-approved without consideration of specific case-by-case services. In either case, the Audit Committee must consider whether such services are consistent with SEC rules on auditor independence. The policy allows for certain enumerated services to be generally pre-approved for a period of 12 months, including integrated audits of financial statements and internal controls, services associated with periodic reports or SEC registration statements, and services related to compliance with financial, accounting or regulatory matters. Services that fall outside the generally pre-approved categories are required to be specifically approved, on a case-by-case basis, by the Audit Committee. The Chair of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee, provided that any such pre-approval decisions are presented to the full Audit Committee at the next scheduled meeting.

All the services related to audit fees and all other fees performed by EY during fiscal years 2022 and 2023 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee.

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Proposal No. 2:
Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2024

The Audit Committee anticipates appointing EY as the independent registered public accounting firm to serve as the independent auditor for CNX for the fiscal year ending December 31, 2024. The Audit Committee recommends that the shareholders of CNX ratify this anticipated appointment.

If the shareholders of CNX do not ratify the anticipated appointment of EY as the independent registered public accounting firm to serve as the independent auditor for the fiscal year ending December 31, 2024, this appointment will be reconsidered by the Audit Committee, including whether it should appoint an alternative independent auditor. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Corporation and our shareholders.

Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Ratification of the Anticipated Appointment of EY as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2024.

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Executive Compensation Information

Compensation Discussion and Analysis

Introduction

Our Compensation Committee strives to design executive compensation programs that are aligned with our business goals and culture, and that serve the long-term interests of our shareholders. We believe that attracting and retaining superior talent through a compensation program that is largely performance-based is important to delivering long-term shareholder returns.

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement is designed to provide our shareholders with an explanation of CNX’s executive compensation philosophy and objectives, our 2023 executive compensation program, and the compensation paid by CNX to the following named executive officers (“named executives”)(1):

Nicholas J. DeIuliis	Alan K. Shepard	Navneet Behl	Hayley F. Scott	Ravi Srivastava
President and Chief Executive Officer	Chief Financial Officer	Chief Operating Officer	Chief Risk Officer	President — New Technologies

This CD&A contains references to one or more financial measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”). A reconciliation of each disclosed non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A to this Proxy Statement.

(1)	The CD&A also provides details regarding the 2023 compensation for two additional named executives: Olayemi Akinkugbe, Former Chief Excellence Officer and Alexander J. Reyes, Former Executive Vice President, General Counsel, and Corporate Secretary.

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Summary

Our executive compensation program is designed to attract, motivate, and retain key executives who will promote both the short- and long-term growth of CNX and create sustained shareholder value. To this end, we tie a significant portion of named executive compensation to stock price, operational performance and ESG performance. Outlined below are some significant best practices we have implemented in our executive compensation program.

EXECUTIVE COMPENSATION BEST PRACTICES

What We Do	What We Don’t Do
Pay for Performance A substantial portion of our named executives’ compensation is at-risk and dependent upon the performance of our stock price.	No Hedging or Pledging of CNX Securities Directors, officers and employees are generally prohibited from engaging in hedging or pledging transactions with respect to our securities.
Meaningful Stock Retention Requirements We maintain robust stock retention requirements that align the interests of our executive officers with those of our shareholders.	No Catch-Up Provisions or Carryover We eliminated catch-up provisions under our LTIC plan and carryover rights from our STIC plan.

Mix of Performance Metrics

We rely on a mix of financial and non-financial goals, including ESG metrics, for both short-term and long-term performance-based awards to prevent over-emphasis on any single metric.

No Repricing or Replacing of Underwater Stock Options The Equity and Incentive Compensation Plan prohibits repricing or replacing underwater stock options without shareholder approval.
Independent Compensation Committee Each member of the Compensation Committee meets the independence requirements under SEC rules and NYSE listing standards.	No Excessive Risk-Taking We regularly assess risks to confirm that our compensation policies do not encourage excessive or unnecessary risk-taking.

Clawback Policy

In accordance with the requirements of the NYSE listing standards, we maintain a clawback policy that empowers the Corporation to recover certain incentive compensation erroneously awarded to a current or former executive officer in the event of an accounting restatement.

Prohibit Tax Gross-Ups for Named Executives Our policy prohibits tax gross-ups for our named executives (except for Mr. DeIuliis’ change in control agreement, which was entered into prior to 2009).
Value Shareholder Feedback We are responsive to shareholder concerns in developing changes to enhance our executive compensation plans.	No Employment Agreements with Named Executives We do not have employment agreements with any of our named executives.

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Pay for Performance

We consistently place at-risk a substantial portion of our named executives’ compensation, much of which is dependent upon the performance of our stock price. As demonstrated in the following charts for both the CEO and the other named executives, the vast majority of 2023 compensation was in the form of short-term and long-term incentive-based compensation.

2023 CEO Target Pay Mix	2023 Avg. Other NEO Target Pay Mix

The above charts demonstrate a strong alignment between the named executives’ compensation and the long-term interests of our shareholders. In short, our named executives’ compensation is highly correlated with stock price and financial performance — if value is not delivered to our shareholders, as measured by stock price and financial performance, then the named executives’ compensation will be adversely affected.

Compensation Setting Process

Compensation Philosophy and Objectives

CNX’s compensation philosophy is to provide a total compensation package—that is, base salary, short-term (annual) incentive compensation, long-term (equity-based) compensation (generally, in the form of RSUs and/or PSUs), retirement compensation (401(k) contributions), and benefits (such as health insurance, vacation, etc.) that will attract and retain employees with the education, experience, values (Responsibility, Ownership and Excellence), initiative and drive necessary to execute CNX’s business plan and achieve CNX’s long-term strategic goals, including, without limitation, continued focus on optimizing intrinsic value per share.

Each named executive’s total compensation opportunity has been generally targeted within a reasonable range of similarly situated executives at peer group companies (based on the review of publicly available information) after consideration of the following items for 2023: (i) the nature and scope of an executive’s responsibilities; (ii) an executive’s performance (including contribution to CNX’s financial results, operational results, and environmental goals); and (iii) the overall financial performance of the Corporation.

Results of 2023 Shareholder Vote on Named Executive Compensation

CNX values shareholder input and regularly engages in discussions with our major shareholders on various topics, including the compensation of our named executives. The insight these discussions have provided over the years is helpful to the Compensation Committee as it considers and adopts compensation policies relating to our named executives.

At our 2023 Annual Meeting of Shareholders, a significant majority (approximately 96%) of the shares voted approved our 2022 executive compensation program. We were pleased with this outcome, which indicated to the Compensation Committee that shareholders were generally comfortable with our executive compensation program and supportive of the changes we have made over time to advance the program. In the future, we will continue to shape our executive compensation programs to align with our goals while also accounting for shareholder feedback.

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Process for Evaluating Compensation

Generally, for each upcoming year, the Compensation Committee meets to establish the base salaries, incentive opportunities, and related performance goals of CNX’s incentive compensation programs, including the STIC and LTIC. To establish compensation for a particular named executive (other than our CEO), CNX’s Human Resources personnel make initial assessments that are submitted to our CEO for review. This assessment considers relevant industry salary practices, the complexity and level of responsibility associated with the particular named executive’s position, the position’s overall importance to CNX in relation to other executive positions, and the competitiveness of the named executive’s total compensation. Our CEO may make appropriate changes to this qualitative assessment based on his determination of such named executive’s past performance.

The Compensation Committee then reviews: (i) our CEO’s compensation recommendations for each named executive (other than himself) and (ii) our CEO’s evaluation of each named executive’s performance and internal value. After considering the factors described above, and in consultation with the CEO, the Compensation Committee approved the named executives’ 2023 compensation packages.

To establish compensation for our CEO, the Compensation Committee reviews: (i) the CEO’s self-evaluation of his annual performance and (ii) the Board’s evaluation of his annual performance. After considering these factors, the Compensation Committee reviews, approves, and recommends that the Board approve, the compensation of our CEO. Our CEO does not participate in, and is not present for, any approvals relating to his compensation.

Compensation Decisions for 2023

Elements of Executive Compensation Program

In 2023, we continued to compensate our named executives through the following:

Compensation Element	Form of Compensation	Performance Criteria/Formula	Purpose
Base Salary	• Cash	Individual performance and experience in the role are the primary factors in determining base salaries.	To provide fixed compensation to attract and retain key executives and offset the cyclicality in our business that impacts variable pay.
Short-Term Incentive Compensation Program (“STIC”)	• Cash	For our 2023 STIC, the formula was:					To provide incentives to our employees to achieve FCF per share and individual performance goals for the year and to reward our employees for the achievement of those goals.
		Performance Measure	+	Individual Performance	=	Total Result
		Adjusted FCF Per Share		Capped at 20% of Total STIC Payout		200% + Individual Performance

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Compensation Element	Form of Compensation	Performance Criteria/Formula			Purpose
Long-Term Incentive Compensation Program (“LTIC”)
•

2021, 2022 and 2023 PSUs (Relative Total Shareholder Return (“TSR”) metric PSUs cliff vest after three years; Absolute Stock Price (“ASP”) metric PSUs vest if target stock price is achieved, subject to continued employment for the three-year period)

•

PSUs represented generally 40% of the CNX LTIC in each of the 2021, 2022 and 2023 programs

•

For the PSU awards granted in 2021, 2022 and 2023, the LTIC formula for the three-year performance periods was as follows:

To create a strong incentive for our key management members to achieve our long-term performance and ESG objectives and strategic plan, and to align management’s interests with those of our shareholders. Equity awards also are intended to retain executive talent. All equity awards settle in shares of CNX common stock.

		Performance Measure	Weight
		Relative TSR (TSR Peer Group) Absolute Stock Price	50% 50%
• The 2021 PSUs for the 2021-2023 performance period were earned at 100%.
	• 2019 PSUs (vesting 1/5 per year for five years)	• PSUs represented generally 55% of the CNX LTIC in the 2019 program • For the PSU awards granted in 2019 for the 2019 – 2023 performance period, the LTIC formula was as follows:
		Performance Measure (2019 PSUs)	Weight	Total Units Earned (2023 Tranche)
		Relative TSR (TSR Peer Group) Absolute Stock Price	50% 50%	96.59%

• 2021, 2022 and 2023 ESG PSUs (vesting 1/3 per year for three years, but no units vest unless both goals are attained each year)
•

ESG PSUs represented generally 10% of the CNX LTIC in each of the 2021, 2022 and 2023 programs.

•

For the ESG PSU awards granted in 2021, 2022, and 2023, the LTIC formula for the three-year performance periods was as follows:

		Environmental Performance Measure (ESG PSUs)	Weight	Total Units Earned (2023 Tranches)
		Production Target Midstream Target	50% 50%	100%

	• 2023 RSUs (vesting 1/3 per year for three years)	• RSUs represented generally 50% of the 2023 CNX LTIC • RSUs have time-based vesting
Special PSU Awards (select named executives)	• 2023 Special PSUs (vesting in three tranches of 25%, 25%, and 50% over seven years)
•

Select named executive were granted Special PSUs in 2023, in addition to the regular-cycle 2023 LTIC awards

•

The Special PSU awards granted in 2023 may be earned based on an annualized seven-year rate of return on CNX’s stock price across three tranches:

		Tranche	Percentage of Total Special PSUs That May Be Earned
		August 1, 2023 – July 31, 2026	25%
		August 1, 2026 – July 31, 2028	25%
		August 1, 2028 – July 31, 2030	50%

Other Agreements and Benefits	• Retirement Benefits Change in Control Severance Agreements (“CIC Agreements”)				To attract and retain key management members and for CIC Agreements, to motivate executives to take actions that are in the best interests of CNX.
Perquisites	Examples of our Perquisites include: • Vehicle Allowance • Occasional Event Tickets				To provide a competitive compensation package.

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2023 Base Salary

The base salaries of our named executives were as follows at year-end 2022 and year-end 2023:

Named Executive	Salaries at Year-End 2022	Salaries at Year-End 2023
Nicholas J. DeIuliis	$800,000	$800,000
Alan K. Shepard	$275,000	$300,000
Navneet Behl	$330,000	$400,000
Hayley F. Scott	$280,000	$340,000
Ravi Srivastava	$250,000	$330,000
Olayemi Akinkugbe(1)	$350,000	N/A
Alexander J. Reyes(2)	$340,000	N/A

(1)	Mr. Akinkugbe departed from CNX effective June 30, 2023.
(2)	Mr. Reyes departed from CNX effective December 22, 2023.

2023 STIC

The STIC program is designed to deliver annual cash awards when CNX and our named executives are successful in meeting or exceeding established performance targets and to pay less, or nothing at all, when CNX and/or our executives fall short of these targets. The STIC program provides incentive compensation (measured at target) that is comparable to compensation provided by companies with which CNX competes for executive talent. The description of the 2023 STIC program established by the Compensation Committee applied to all the named executives for the January 1, 2023 –December 31, 2023 performance period.

The Compensation Committee determined to base the 2023 STIC applicable to the January 1, 2023 – December 31, 2023 performance period on the achievement of (i) Adjusted FCF per share and (ii) pre-established individual performance goals for our executive officers. See the “Grants of Plan-Based Awards -2023” table for a description of the named executives’ opportunities to earn 2023 STIC payments.

Adjusted FCF per share was assigned a score ranging from 0 — 200%, with a score of 100% indicating target performance and a higher score (up to a maximum of 200%) indicating above-target performance as follows:

Adjusted FCF Per Share	Performance Level	Adjusted FCF Per Share Score
$4.50/share	Maximum	200%
$4.24/share	Target	100%
$4.10/share	Threshold	70%

If the threshold, or minimum, score of 70% had not been achieved, a score of zero would have been assigned, with no payout. If the Adjusted FCF per share performance level equaled or exceeded the threshold, the Adjusted FCF Per Share Score was assigned with total payout potentially modified by an individual performance factor.

The “Adjusted FCF Per Share Score” was applied to the following formula:

With Adjusted FCF of $1.98/share(1), the threshold performance level was not achieved, resulting in a score of zero. Accordingly, no payouts were made to executive officers under the 2023 STIC program.

(1)	Adjusted FCF is a financial measure not calculated in accordance with GAAP. Reconciliations of non-GAAP measures to the nearest GAAP measures are set forth in Appendix A to this Proxy Statement.

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LTIC

Our LTIC program is designed to create a strong incentive for our named executives to achieve the longer-term performance objectives in CNX’s strategic plan and to align management’s interests with those of our shareholders. The Compensation Committee determined that each named executive would receive his or her entire regular-cycle 2023 long-term incentive opportunity in the form of PSUs, ESG PSUs, and RSUs, with 40% of each named executive’s target long-term incentive opportunity in the form of PSUs, 10% in the form of ESG PSUs, and 50% in the form of time-based RSUs. The Compensation Committee believes that our PSU awards align the interests of our named executives with those of our shareholders because the vesting of such awards is tied to the achievement of pre-approved, long-term performance goals related to our stock price and ESG initiatives.

A. 2023 PSU Grants

The Committee approved 2023 PSU awards that vest based on performance over a three-year period with payouts, if earned, capped at 100% of the award:

•	50% cliff vest following a three-year performance period, if earned, based on the achievement of a relative TSR metric against the S&P 500 Industrials index (the “TSR Peer Group”) (measured using the 20-day average closing stock price per share ending December 31 for the starting and ending points of the performance period) over such three-year period (based on the scale described below).

Performance Level(1)	Multiplier	vs. TSR Peer Group
Maximum	100%	75th percentile
Target	75%	60th percentile
Threshold	50%	25th percentile
Below Threshold	0%	< 25th percentile
(1)	Straight line interpolation between performance levels.

•	50% cliff vest following a three-year performance period if (i) ASP is $10.65 or more per share above the grant date stock price (“GDSP”) (measured using the 20-day average closing stock price per share ending on (and including) the grant date) for 20 consecutive trading days during such three-year period and (ii) generally, a named executive remains employed with CNX for three years following grant.

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The target awards for the 2023 PSU Program are as follows:

Named Executive	Aggregate Dollar Value of 2023 PSU Awards
Nicholas J. DeIuliis	$1,200,000
Alan K. Shepard	$680,000
Navneet Behl	$640,000
Hayley F. Scott	$240,000
Ravi Srivastava	$320,000
Olayemi Akinkugbe(1)	$460,000
Alexander J. Reyes(1)	$320,000

(1)	See “Agreements with Former Named Executives” for a description of the treatment of Mr. Akinkugbe’s and Mr. Reyes’s PSU awards in connection with their departures from CNX.

B. 2023 ESG PSU Grants

The Committee approved 2023 ESG PSU awards that vest ratably over three years based on performance with respect to the following environmental goals, both of which must be met each year for the ESG PSUs to vest:

•	Production Target: Reduce to and/or maintain methane emission intensity reduction of 82% less than the published ONE Future(1) 2025 sector goal (reduce to and/or maintain a 0.05% methane intensity each year of the three-year period).
•	Midstream Target: Reduce to and/or maintain methane emission intensity reduction of 50% less than the published ONE Future(1) 2025 gathering/boostering sector target goal (reduce to and/or maintain a 0.04% methane intensity each year of the three-year period).

The target awards for the 2023 ESG PSU Program(2) are as follows:

Named Executive	Aggregate Dollar Value of 2023 ESG PSU Awards
Nicholas J. DeIuliis	$300,000
Alan K. Shepard	$170,000
Navneet Behl	$160,000
Hayley F. Scott	$60,000
Ravi Srivastava	$80,000
Olayemi Akinkugbe(3)	$115,000
Alexander J. Reyes(3)	$80,000
(1)	The ONE Future Coalition is a group of more than 50 natural gas companies working together to voluntarily reduce methane emissions across the natural gas value chain to 1% (or less) by 2025 and is composed of some of the largest natural gas production, gathering & boosting, processing, transmission & storage and distribution companies in the U.S. and represents more than 20% of the U.S. natural gas value chain. More information is available at https://onefuture.us/.
(2)	CNX achieved the stated performance metrics for the 2023 ESG PSUs, which resulted in vesting in January 2024 of the following share amounts respectively: Mr. DeIuliis (6,238 shares), Mr. Shepard (3,535 shares), Mr. Behl (3,327 shares), Ms. Scott (1,247 shares), Mr. Srivastava (1,663 shares), Mr. Akinkugbe (2,391 shares), and Mr. Reyes (1,663 shares).
(3)	See “Agreements with Former Named Executives” for a description of the treatment of Mr. Akinkugbe’s and Mr. Reyes’s ESG PSU awards in connection with their departures from CNX.

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C. 2023 RSU Grants

To provide competitive compensation, retain key executive talent, and align management’s interests with shareholders, time-based, three-year ratable vesting RSU awards were granted in the following amounts to all the named executives, subject to continued employment with CNX:

Named Executive	Aggregate Dollar Value of RSU Awards
Nicholas J. DeIuliis	$1,500,000
Alan K. Shepard	$850,000
Navneet Behl	$800,000
Hayley F. Scott	$300,000
Ravi Srivastava	$400,000
Olayemi Akinkugbe(1)	$575,000
Alexander J. Reyes(1)	$400,000

(1)	See “Agreements with Former Named Executives” for a description of the treatment of Mr. Akinkugbe’s and Mr. Reyes’s RSU awards in connection with their departures from CNX.

D. 2023 PSU Tranches and 2021 PSUs: Metrics and Performance

In January 2019, the Compensation Committee granted PSUs that vest, if earned, ratably over a five-year period. The performance period for the 2019 PSU Program was for the calendar years 2019 through 2023. In January 2021, the Compensation Committee granted PSUs that cliff vest, if earned, at the end of a three-year performance period, which for the 2021 PSU Program ended on December 31, 2023.

The vesting of the prior year PSU awards was calculated based on the following pre-established, equally weighted goals, with the aggregate payout capped at 200% for the 2019 awards and 100% for the 2021 awards.

(i)	Relative TSR (50% weight):

•	2019 PSU Program: TSR relative to the TSR Peer Group (as described below) (measured by comparing CNX’s average closing stock price per share for the 10 days ended December 31, 2023 and the companies in the TSR Peer Group as of that same date against their average closing stock price per share for the 10 days ended December 31st of the year prior to the grant date; dividends are included). The TSR Peer Group consists of Antero Resources Corporation, Coterra Energy Inc. (as successor to Cabot Oil and Gas Corporation following its merger with Cimarex Energy Co.), EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Company.
•	2021 PSU Program: TSR relative to the S&P 500 Industrials index (measured by comparing CNX’s average closing stock price per share for the 10 days ending December 31 for the starting and ending points of the performance period; dividends are included). The performance scale for the 2021 PSU Program is the same as the performance scale for the 2023 PSU Program described above.
(ii)	Absolute Stock Price Appreciation (50% weight):
•	2019 PSU Program: Absolute stock price appreciation is determined by comparing the average closing stock price per share for the 10 days ending on December 31 of each year during the applicable performance period against the average closing stock price per share for the 10 days ended on January 31, 2019 ($13.06) (GDSP).
•	2021 PSU Program: Absolute stock price payout is achieved if the stock price meets or exceeds 150% of GDSP (measured using the 10-day average closing stock price per share ending on (and including) the grant date) for 20 consecutive trading days during the three-year performance period.

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(1)	Straight line interpolation between performance levels.

For the 2019 PSU Program, if a tranche fails to pay out at the end of any annual tranche period with respect to the absolute stock price measure (a “Missed Year”), the unvested PSUs attributable to the Missed Year may still become fully vested, capped at the target level, if the Corporation achieves target performance (or greater) as determined after the end of the performance period of a future tranche. The opportunity to recoup any missed payouts can occur for any prior tranche, but only up to target performance level for that prior period. This is, in fact, a long-term feature of the program that was designed to incentivize employees to take actions that result in stock price appreciation in future years and not disincentivize participants in the event one component is not achieved in one year.

The Missed Year provision described above only applies to 50% of the PSUs granted under the 2019 PSU Program (i.e., only the absolute stock price goal), and are not applicable for 2020 PSUs and beyond.

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The performance results for 2023 are shown in the below chart.

PSU Program	Performance Metric	Results	Units Earned	Weighting	Total Units Earned (2023 Tranche Only for 2019 PSU Program; Full Award Cliff Vest for 2021 PSU Program)
2019 PSU Program	Relative TSR	33.3 percentile	61.9%	50%
	Absolute Stock Price	$20.20 (compared to target performance of $19.44)	131.3%	50%	96.59%
2021 PSU Program	Relative TSR	88.6 percentile	100%	50%
	Absolute Stock Price	Exceeded threshold price of $16.50 for more than 20 days on 3/28/2022	100%	50%	100%

As a result of the achievement of the above performance factors, the named executives who held PSUs at the end of 2023 earned the following payout amounts under the 2023 tranche of the 2019 PSU Program, the Missed Year provision of the 2019 PSU Program for the 2020, 2021, 2022, and 2023 tranches of such award, and the cliff-vest amount for the entire performance period under the 2021 PSU Program:

Named Executive(1)	PSU Program	2019 PSU Missed Year Tranches (at target)	Percentage of Target Payout	2023 PSU Tranche (at target)	Percentage of Target Payout	Payout Amounts (# of shares)
Nicholas J. DeIuliis	2019 Program	76,451	100%	45,308	96.59%	120,214
	2021 Program	—	—	213,397	100%	213,397
Alan K. Shepard	2021 Program	—	—	15,650	100%	15,650
Hayley F. Scott	2019 Program	1,276	100%	760	96.59%	2,011
	2021 Program	—	—	4,079	100%	4,079
Ravi Srivastava	2021 Program	—	—	3,249	100%	3,249
Olayemi Akinkugbe(2)	2019 Program	—	—	1,000	96.59%	966
	2021 Program	—	—	78,246	100%	78,246
Alexander J. Reyes(2)	2021 Program	—	—	24,660	100%	24,660
(1)	Mr. Behl did not receive a PSU award under the 2019 program or the 2021 program.
(2)	See “Agreements with Former Named Executives” for a description of the treatment of Mr. Akinkugbe’s and Mr. Reyes’s PSU awards in connection with their departure from CNX.

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Special PSUs

On August 1, 2023, the Compensation Committee approved the grant of 383,334 Special PSUs to each of Alan Shepard, Navneet Behl, and Ravi Srivastava, effective and made on such date (with potential payout from 0-100%). The Compensation Committee believes that the granting of this one-time award opportunity incentivizes these executives to achieve significant long-term per share value creation for our shareholders. This Special PSU award was structured to drive the realization of that value through an incentive structure focused solely on long-term share price performance. Based on the Corporation’s stock price on the grant date, the full achievement of these Special PSU awards represents an annualized seven-year rate of return of no less than approximately 23%.

The Special PSUs have a seven-year performance period running from August 1, 2023 through July 31, 2030 and are subject to achievement of the 90 business day volume-weighted average common stock prices per share as follows:

	Tranche	Percentage of Total Performance Share Units That May Be Earned*	Minimum Stock Price (0% payout)	Target Stock Price (100% payout)
First	August 1, 2023 – July 31, 2026	25%	$36.82	$41.83
Second	August 1, 2026 – July 31, 2028	25%	$48.69	$60.24
Third	August 1, 2028 – July 31, 2030	50%	$64.40	$86.75
(1)	Straight line interpolation will be used to calculate payout in the event of stock price achievement between the minimum and target levels.

If the applicable target stock price is not obtained in a particular tranche, there is no catch-up opportunity if such stock price is later obtained. If during a particular tranche, a target stock price for a later tranche is obtained early, both the Special PSUs for the current tranche and such later tranche will be deemed earned by the Compensation Committee and provided, further, that if the third tranche target stock price of $86.75 is achieved at any point during the performance period, the payment date with respect to 100% of the Special  PSUs (to the extent not previously settled) will be settled and paid immediately following the Compensation Committee’s certification. Notwithstanding the foregoing, no Special PSUs will be settled or paid earlier than the first anniversary of the grant date of the Special PSUs. In the event of a “change in control” (as defined in CNX’s Equity and Incentive Compensation Plan), the stock price will be calculated based on the value of a share of the Corporation’s common stock on the date of such change in control as determined by the applicable transaction documentation. Each grantee is also required to hold, and not sell, transfer or otherwise dispose of shares relating to the Special PSUs (except in connection with applicable taxes associated with the vesting of the Special PSUs) until at least July 31, 2030. The Special PSUs are generally conditioned on the grantee’s continued employment with the Corporation through the applicable payment date.

Cash Bonuses

The Compensation Committee approved the payment of discretionary cash bonus awards to certain of the Corporation’s executive officers in recognition of their individual contributions to the Corporation’s achievement of significant strategic initiatives in fiscal year 2023, including, but not limited to: (a) enhancing the Corporation’s intrinsic value per share by continuously improving operational efficiencies in both core Marcellus and the Utica development; (b) achieving material incremental FCF from New Technologies efforts; (c) leading the industry on ESG efforts through Radical Transparency, the Corporation’s collaboration with the Pennsylvania Department of Environmental Protection, and significant continued reductions in methane intensity; and (d) returning substantial capital to shareholders through our share repurchase program. The bonuses were in the following amounts: Mr. DeIuliis ($960,000), Mr. Shepard ($135,000), Mr. Behl ($300,000), Ms. Scott ($153,000), and Mr. Srivastava ($148,500).

Other Compensation Policies and Information

Retirement Benefit Plans

During 2023, CNX maintained retirement benefit plans, which were intended to attract and retain key talent. CNX continues to move toward a single qualified defined contribution plan to deliver retirement benefits to its employees, as in 2018 it froze a nonqualified supplemental defined contribution plan in which employees participated. This action left only one supplemental (not frozen) plan in place, which is the CNX Supplemental Retirement Plan (the “SERP”) in which Mr. DeIuliis is the only remaining active participant.

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Change in Control Agreements

We have CIC Agreements with each of our named executives who are currently employed by us. The CIC Agreements provide for a “double trigger” requirement, in that each named executive will receive cash severance benefits only if such named executive’s employment is terminated or constructively terminated after, or in connection with, a change in control (as defined in the respective CIC Agreements) and such named executive enters into a general release of claims reasonably satisfactory to us. Under these circumstances, the currently employed named executives would be entitled to receive a lump sum cash severance payment equal to a multiple of base pay, plus a multiple of incentive pay (as defined in each named executive’s respective CIC Agreement) as follows:

Named Executive	Multiple of Base Salary and Incentive Pay
Nicholas J. DeIuliis	2.5
Alan K. Shepard	1.5
Navneet Behl	1.5
Hayley F. Scott	1.5
Ravi Srivastava	1.5

Additionally, benefits would be continued for 18 to 30 months (as set forth in the applicable CIC Agreement) and equity grants would accelerate and vest in connection with a change in control alone. Mr. DeIuliis’ CIC agreement was entered prior to 2009 and includes a tax gross-up provision in the event of a change in control consistent with market practice at that time (the CIC Agreements of Messrs. Shepard, Behl, and Srivastava, and Ms. Scott, which were entered into more recently, do not contain change in control tax gross-ups). If it is determined that any payment or distribution would constitute an “excess parachute payment,” we will pay a gross-up payment to Mr. DeIuliis, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999, and any tax imposed upon the gross-up payment, will be equal to the excise tax on such payments or distributions. See “Understanding Our Change in Control and Employment Termination Tables and Information.”

Agreements with Former Named Executives

Effective June 30, 2023, Olayemi Akinkugbe, CNX’s former Chief Excellence Officer, was terminated without cause from the Corporation. In connection with Mr. Akinkugbe’s separation, Mr. Akinkugbe and the Corporation entered into a severance agreement. Pursuant to this agreement, Mr. Akinkugbe agreed to consult and cooperate with the Corporation through December 31, 2023 on matters related to his past employment and be reasonably available to CNX for the purpose of responding to requests for information and documents and/or to meet with Company representatives. In consideration for his execution (and non-revocation) of a release of claims against the Corporation, Mr. Akinkugbe received (i) a lump sum payment of $340,000 and an accrued vacation payout of $30,077; (ii) vesting of his 118,474 outstanding RSUs; (iii) continued vesting of previously granted unvested PSUs and ESG PSUs (233,807 units, in the aggregate, with an aggregate value of $4,676,140), subject to attainment of the applicable performance goals as determined by the Compensation Committee after the end of the applicable performance period; and (iv) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of June 30, 2024 or the date upon which he becomes eligible for medical benefits from a new employer, in the aggregate amount of $17,853.10. Mr. Akinkugbe was not entitled to any 2023 STIC payout. In addition, Mr. Akinkugbe agreed to comply with confidentiality, non-competition and non-disclosure covenants in favor of the Corporation.

Effective December 22, 2023, Alexander J. Reyes, CNX’s former Executive Vice President, General Counsel and Secretary, was terminated without cause from the Corporation. In connection with Mr. Reyes’s separation, Mr. Reyes and the Corporation entered into a severance agreement. Pursuant to this agreement, Mr. Reyes agreed to consult and cooperate with the Corporation through December 31, 2023 on matters related to his past employment and be reasonably available to CNX for the purpose of responding to requests for information and documents and/or to meet with Company representatives. In consideration for his execution (and non-revocation) of a release of claims against the Corporation, Mr. Reyes received (i) a lump sum payment of $440,000 and an accrued vacation payout of $30,731; (ii) vesting of his 51,989 outstanding RSUs; (iii) continued vesting of previously granted unvested PSUs and ESG PSUs (91,568 units, in the aggregate, with an aggregate value of $1,831,360), subject to attainment of the applicable performance goals as determined by the Compensation Committee after the end of the applicable performance period; and (iv) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of December 31, 2024 or the date upon which he becomes eligible for medical benefits from a new employer, in the aggregate amount of $21,423.72. Mr. Reyes was not entitled to any 2023 STIC payout. In addition, Mr. Reyes agreed to comply with confidentiality, non-competition and non-disclosure covenants in favor of the Corporation.

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Clawback and Other Recoupment Policies

In accordance with the requirements of the NYSE listing standards, we maintain an executive officer clawback policy (the “Clawback Policy”) that empowers the Corporation to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Corporation, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement. Unless an exception applies, the Corporation will recover reasonably promptly from each Covered Officer the covered compensation received by such Covered Officer in the event that the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under the securities laws as provided in the Clawback Policy.

The terms of certain CNX employee equity awards provide for their forfeiture in the event of a termination for cause (including for misconduct that could result in material loss, damage or injury to the Corporation) with any shares issued thereunder returned to the Corporation. To the extent that the employee has sold any of his or her shares issued under an award within the six-month period ending with the date of such person’s termination of employment for cause, the employee will be required to repay to the Corporation within ten days after receipt of written demand from the Company, the cash proceeds that such person received upon such sales.

Stock Ownership Guidelines for Executives

The stock ownership guidelines provide that all employees designated as officers for purposes of the policy should own shares of CNX stock, the value of which is a multiple of base salary. The guidelines provide each officer with a five-year period from their appointment as an officer to achieve the applicable ownership level. Shares issuable upon the exercise of stock options or settlement of PSUs held by an individual are not counted for purposes of determining whether an individual has satisfied the ownership guideline requirement, which is as follows for the currently employed named executives.

Named Executive	Ownership Guideline (Multiple of Base Salary)(1)	Actual Ownership Ratio (Multiple of Base Salary)	Percentage Compliance with Ownership Guideline(2)
Nicholas J. DeIuliis	5.5	47.6	865%
Alan K. Shepard	3.5	9.0	258%
Navneet Behl	3.5	5.4	154%
Hayley F. Scott	3.5	5.3	152%
Ravi Srivastava	3.5	6.5	185%
(1)	Base salary as of January 1, 2024.
(2)	As of January 31, 2024, based on CNX’s 200-day average rolling stock price per share ended December 31, 2023 of $19.18.

Our stock ownership guidelines were implemented by the Compensation Committee to further align our named executives’ interests with those of our shareholders and to comply with what we believe are best practices. CNX reviews named executives’ compliance with the stock ownership guidelines annually.

No Hedging/Pledging Policy(1)

Our Insider Trading Policy prohibits directors, officers (including named executives who are currently employed with CNX) and employees from engaging in any of the following activities with respect to securities of CNX (except as otherwise may be approved in writing by the General Counsel): (i) purchases of CNX stock on margin; (ii) short sales; (iii) buying or selling options (other than the grant and exercise of compensatory stock options by CNX to directors, officers and employees), including buying or selling puts or calls or other hedging transactions with CNX securities (including, without limitation, to purchase financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of registrant equity securities); or (iv) pledging CNX stock (provided, however, that brokerage account agreements may grant security interests in securities held at the broker to secure payment and performance obligations of the brokerage account holder in the ordinary course).

Stock Retention Requirements

The Compensation Committee has implemented stock retention requirements applicable to our named executives who are currently employed with CNX and certain of our other employees for regular annual cycle PSU, ESG PSU and RSU awards in which 50% of vested shares (after tax) must be held until the earlier of: (i) 10 years from the Board determined grant date or (ii) the participant reaching age 62.

(1)	See Footnote 10 to the Beneficial Ownership of Securities Table.

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Perquisites

We provide our named executives who are currently employed with CNX and other senior officers with perquisites that we believe are reasonable, competitive and consistent with CNX’s compensation program. Our principal perquisite programs currently include such benefits as de minimis personal usage of company purchased event tickets and a vehicle allowance. These programs are more fully described in the footnotes to the SCT. We do not provide tax gross-ups on CNX-provided perquisite programs for our named executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with CNX’s management and, based upon such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:

Ian McGuire, Chair
Robert O. Agbede
J. Palmer Clarkson
Maureen E. Lally-Green
William N. Thorndike, Jr.

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act or the Exchange Act, except to the extent that CNX specifically incorporates the Compensation Committee Report by reference therein.

Compensation Policies and Practices as They Relate to CNX’s Risk Management

Our compensation program is designed to motivate and reward our employees and executive officers for their performance during the fiscal year and over the long-term, and for taking appropriate business risks.

In January 2024, the Compensation Committee reviewed an assessment of the risks, if any, to CNX associated with our compensation policies and practices. The Compensation Committee, with management, reviewed the design features, characteristics, performance metrics and approval mechanisms for all of our various compensation components, to determine whether any of our compensation policies or programs could create risks that would be reasonably likely to have a material adverse effect on CNX. The assessment was also reviewed by our Internal Auditors and Human Resources Department. Based on this review, management, the Compensation Committee and the full Board identified the following risk mitigating components, which, in their opinion, would be likely to reduce incentives for excessive risk-taking and mitigate any incentives to maximize short-term results at the expense of long-term value:

•	Balanced Pay Mix: The target compensation mix of our executive officers is heavily weighted towards performance-based incentive compensation.
•	Mix of Performance Metrics: We do not rely on a single performance metric to determine payouts for performance-based awards. Instead, performance targets are tied to a variety of metrics, including (among others): Adjusted FCF per share, TSR, absolute stock price, and methane emission intensity reduction. Performance-based awards are also based, in part, on the achievement of strategic and operational objectives in addition to the foregoing metrics.
•	Calculation and Verification of Performance: Controls are in place to confirm the accuracy of calculations as to actual performance against metrics, including review of all results by the internal audit department.
•	Stock Ownership and Retention Guidelines: As it relates to our executives, these policies require our named executives to own equity in CNX and retain shares of CNX acquired through equity grants for the long-term.
•	Clawback Policy: CNX maintains a Clawback Policy that empowers the Corporation to recover certain applicable compensation erroneously awarded to a Covered Officer in the event of an accounting restatement.

Based on its review of CNX’s internal controls and the risk mitigating components of CNX’s compensation programs identified in the management team’s risk assessment, it was determined by the Compensation Committee that CNX’s compensation policies and practices do not encourage our executives or our other non-executive employees to take excessive risks that are reasonably likely to have a material adverse effect on CNX.

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Summary Compensation Table — 2023, 2022, and 2021

The following table discloses the compensation for Mr. DeIuliis, the principal executive officer of CNX, Mr. Shepard, the principal financial officer of CNX, the three most highly-compensated named executives of CNX serving at the end of fiscal 2023 (other than Messrs. DeIuliis and Shepard): Mr. Behl, Chief Operating Officer; Ms. Scott, Chief Risk Officer; and Mr. Srivastava, President — New Technologies; and Mr. Akinkugbe, former Chief Excellence Officer, and Mr. Reyes, former EVP, General Counsel and Corporate Secretary, the additional individuals for whom disclosure would have been required hereunder but for the fact that neither was serving as a named executive of CNX at the end of fiscal year 2023.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)		Total ($) (j)
Nicholas J. DeIuliis(5) President and Chief Executive Officer	2023	$800,000	$960,000	$3,000,010	$—	$—	$1,621,967	$45,906	(6)	$6,427,883
	2022	$800,000	$—	$3,500,022	$—	$2,208,000	$—	$40,136		$6,548,158
	2021	$830,769	$—	$4,500,012	$—	$2,352,000	$844,449	$45,525		$8,572,755
Alan K. Shepard Chief Financial Officer	2023	$299,519	$135,000	$5,594,702	$—	$—	$—	$17,971	(7)	$6,047,192
	2022	$274,519	$—	$750,023	$—	$379,500	$—	$16,470		$1,420,512
Navneet Behl Chief Operating Officer	2023	$373,077	$300,000	$5,494,701	$—	$—	$—	$20,268	(8)	$6,188,046
Hayley F. Scott Chief Risk Officer	2023	$318,077	$153,000	$600,004	$—	$—	$—	$19,085	(9)	$1,090,166
Ravi Srivastava President – New Technologies	2023	$308,365	$148,500	$4,694,696	$—	$—	$—	$24,742	(10)	$5,176,303
	2022	$249,080	$—	$600,007	$—	$345,000	$—	$14,944		$1,209,031
Olayemi Akinkugbe Chief Excellence Officer	2023	$176,731	$—	$1,150,038	$—	$—	$—	$2,499,698	(11)	$3,826,467
	2022	$349,039	$—	$2,500,015	$—	$210,000	$—	$18,300		$3,077,354
	2021	$308,846	$—	$1,560,011	$—	$423,000	$—	$17,100		$2,308,957
Alexander J. Reyes Executive Vice President, General Counsel, and Corporate Secretary	2023	$340,000	$—	$800,023	$—	$—	$5,326	$1,576,689	(12)	$2,722,038
	2022	$339,231	$—	$800,015	$—	$428,400	$—	$18,300		$1,585,946
	2021	$305,769	$—	$520,020	$—	$441,000	$—	$17,100		$1,283,889
(1)	These values represent the aggregate grant date fair value of PSU, ESG PSU, Special PSU and RSU awards granted to the named executives in 2023, as applicable. The values are based on the aggregate grant date fair value of the awards computed in accordance with SEC rules and FASB ASC Topic 718, excluding the effect of estimate forfeitures. The amounts reported in this column reflect the accounting cost for these awards, and do not correspond to the actual economic value that may be received by the named executives. A discussion of the valuation assumptions relating to these PSU, ESG PSU, Special PSU and RSU awards is provided in Note 15 — Stock-Based Compensation in the Notes to the Audited Consolidated Financial Statements in Part II, Item 8 of the 2023 Annual Report. For the 2023 PSUs and ESG PSUs, the value of the awards, as reported in the table, does not change assuming that the highest level of performance conditions will be achieved.
(2)	There was no 2023 STIC payout made to any of the named executives.

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(3)	The amounts for 2023 and 2021 reflect the actuarial increase in the present value of the named executive’s benefits under the SERP and the defined contribution New Restoration Plan through December 31 of the respective year. As it relates to Mr. DeIuliis, the value shown assumes a normal retirement age of 65 for the SERP benefit, despite the fact that Mr. DeIuliis would not be eligible to receive the normal retirement benefit until 2033. If Mr. DeIuliis was to retire earlier, his benefit would be age reduced pursuant to the provisions of the SERP. The amounts shown were determined primarily using the interest rate assumptions and mortality assumptions (the latter for Mr. DeIuliis only) set forth in the financial statements of CNX’s applicable Annual Reports on Form 10-K (Note 14) in the 2023 Annual Report for the 2023 amount. Values may fluctuate significantly from year to year depending on several factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as mortality and discount rate.
(4)	On April 6, 2009, CNX filed a Current Report on Form 8-K stating that it would no longer provide tax gross-ups to its officers, as defined under Section 16 of the Exchange Act, in connection with company-maintained perquisite programs. From time to time, we provide tickets to sporting and other entertainment events to our employees, including our named executives, primarily for business purposes. See “Compensation Discussion and Analysis — Other Compensation Policies and Information.”
(5)	Mr. DeIuliis did not receive any additional compensation from CNX in connection with his Board service in 2023. In addition, Mr. DeIuliis’ base salary for 2021 was set at $800,000, but exceeded that amount only due to a payroll accrual anomaly that occurred at the end of 2021.
(6)	Mr. DeIuliis’ personal benefits for 2023 include: a vehicle allowance of $19,860, physical exam $1,948, airfare $4,298, and $19,800 in employer matching contributions made by CNX under its 401(k) plan.
(7)	The total in column (i) for Mr. Shepard is $17,971 in matching contributions made by CNX under its 401(k) plan.
(8)	The total in column (i) for Mr. Behl includes $19,800 in matching contributions made by CNX under its 401(k) plan and $468 in airfare. In 2023, the Compensation Committee and the Board determined that it is in the best interests of CNX to permit Mr. Behl to have personal use of a private aircraft at the Corporation’s cost to visit his family residing in Texas, subject to certain limitations and restrictions.
(9)	The total in column (i) for Ms. Scott is $19,085 in matching contributions made by CNX under its 401(k) plan.
(10)	The total in column (i) for Mr. Srivastava includes $18,502 in matching contributions made by CNX under its 401(k) plan and $6,240 in airfare.
(11)	The total in column (i) for Mr. Akinkugbe includes $12,409 in employer matching contributions made by CNX under its 401(k) plan. Also included are the following payments and benefits provided to Mr. Akinkugbe by CNX in connection with his termination of employment without cause from CNX: (i) a lump sum payment of $340,000, (ii) a vacation payout of $30,077, (iii) a value of $2,099,359, representing his outstanding RSUs that were deemed vested in connection with his departure and (iv) $17,853 for health insurance premiums. The total in this column excludes Mr. Akinkugbe’s unvested PSUs and ESG PSUs (233,807 units, in the aggregate, with an aggregate value of $4,676,140, assuming target performance) that were deemed to remain eligible for vesting following his departure from CNX but for which the attributable values are indeterminable because such awards are still subject to the future attainment of performance goals. The values of such unvested PSUs and ESG PSUs are included in the 2021, 2022, and 2023 rows of the “Stock Awards” column.
(12)	The total in column (i) for Mr. Reyes includes $19,800 in employer matching contributions made by CNX under its 401(k) plan. Also included are the following payments and benefits provided to Mr. Reyes by CNX in connection with his termination of employment without cause from CNX: (i) a lump sum payment of $440,000, (ii) a vacation payout of $30,731, (iii) a value of $1,064,735, representing his outstanding RSUs that were deemed vested in connection with his departure and (iv) $21,424 for health insurance premiums. The total in this column excludes Mr. Reyes’s unvested PSUs and ESG PSUs (91,568 units, in the aggregate, with an aggregate value of $1,831,360, assuming target performance) that were deemed to remain eligible for vesting following his departure from CNX but for which the attributable values are indeterminable because such awards are still subject to the future attainment of performance goals. The values of such unvested PSUs and ESG PSUs are included in the 2021, 2022, and 2023 rows of the “Stock Awards” column.

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Grants of Plan-Based Awards — 2023

The following table sets forth each grant made to a named executive in the 2023 fiscal year under plans established by CNX.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Nicholas J. DeIuliis	—		672,000	960,000	2,400,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	25,402	38,103	101,609	—	—	—	1,200,002
	1/3/2023	(3)	—	—	—	—	—	—	93,575	—	—	1,500,007
	1/3/2023	(4)	—	—	—	—	18,715	—	—	—	—	300,001
Alan K. Shepard	—		126,000	180,000	450,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	14,395	21,592	57,579	—	—	—	680,008
	1/3/2023	(3)	—	—	—	—	—	—	53,026	—	—	850,007
	1/3/2023	(4)	—	—	—	—	10,606	—	—	—	—	170,014
	8/1/2023	(5)	—	—	—	0	383,334	—	—	—	—	3,894,673
Navneet Behl	—		168,000	240,000	600,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	13,548	20,322	54,192	—	—	—	640,008
	1/3/2023	(3)	—	—	—	—	—	—	49,907	—	—	800,009
	1/3/2023	(4)	—	—	—	—	9,982	—	—	—	—	160,011
	8/1/2023	(5)	—	—	—	0	383,334	—	—	—	—	3,894,673
Hayley F. Scott	—		142,800	204,000	510,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	5,081	7,621	20,322	—	—	—	240,003
	1/3/2023	(3)	—	—	—	—	—	—	18,715	—	—	300,001
	1/3/2023	(4)	—	—	—	—	3,743	—	—	—	—	60,000
Ravi Srivastava	—		138,600	198,000	495,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	6,774	10,161	27,096	—	—	—	320,004
	1/3/2023	(3)	—	—	—	—	—	—	24,954	—	—	400,013
	1/3/2023	(4)	—	—	—	—	4,991	—	—	—	—	80,006
	8/1/2023	(5)	—	—	—	0	383,334	—	—	—	—	3,894,673
Olayemi Akinkugbe	—		142,800	204,000	510,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	9,738	14,607	38,951	—	—	—	460,011
	1/3/2023	(3)	—	—	—	—	—	—	35,871	—	—	575,012
	1/3/2023	(4)	—	—	—	—	7,175	—	—	—	—	115,015

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			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alexander J. Reyes	—		142,800	204,000	510,000	—	—	—	—	—	—	—
	1/3/2023	(2)	—	—	—	6,774	10,161	27,096	—	—	—	320,004
	1/3/2023	(3)	—	—	—	—	—	—	24,954	—	—	400,013
	1/3/2023	(4)	—	—	—	—	4,991	—	—	—	—	80,006
(1)	These awards were made pursuant to the 2023 STIC program under the Executive Annual Incentive Plan. There was no 2023 STIC payout made to any of the named executives.
(2)	These rows report the number of 2023 PSUs that may be earned pursuant to the awards granted under the Equity and Incentive Compensation Plan. The amounts reflect threshold (50%), target (75%), and maximum (100%) vesting based on applicable performance levels for the TSR component of the PSUs and threshold (0%), target (0%), and maximum (100%) vesting for the ASP component of the PSUs. For additional details regarding the 2023 PSU awards, see the description of our 2023 LTIC program in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)	2023 RSU grants were made under the Equity and Incentive Compensation Plan.
(4)	These rows report the number of 2023 ESG PSUs that may be earned under the Equity and Incentive Compensation Plan. The ESG PSUs vest at target if both performance metrics are satisfied. If either metric is not achieved, the ESG PSUs will not vest. Therefore, the amounts reflect target (100%) vesting only (there is no threshold or maximum). For additional details regarding the 2023 ESG PSU awards, see the description of our 2023 LTIC program in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(5)	These rows report the number of Special PSUs that may be earned under the Equity and Incentive Compensation Plan. The amounts reflect threshold (0%) and target (100%) vesting only (there is no maximum). For additional details regarding the 2023 Special PSU awards, see “Special PSUs” in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(6)	The values set forth in this column reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values set forth in this table may not correspond to the actual values that will be realized by the named executives.

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Outstanding Equity Awards at Fiscal Year-End — 2023

The following table sets forth all unexercised options and unvested PSU, ESG PSU, Special PSU and RSU awards granted under CNX’s Equity and Incentive Compensation Plan that have been awarded to our named executives by CNX and were outstanding as of December 31, 2023.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have not Vested (#) (g)		Market value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Nicholas J. DeIuliis	795,563	(2)	—	—	6.874	1/29/2026	—		—	—		—
	127,660	(3)	—	—	10.525	1/2/2030	—		—	—		—
	—		—	—	—	—	67,691	(5)	$1,353,820	—		—
	—		—	—	—	—	84,055	(6)	$1,681,100	—		—
	—		—	—	—	—	93,575	(8)	$1,871,500	—		—
	—		—	—	—	—	64,339	(10)	$1,286,780	—		—
	—		—	—	—	—	120,214	(11)	$2,404,280	—		—
	—		—	—	—	—	213,397	(12)	$4,267,940	—		—
	—		—	—	—	—	13,538	(13)	$270,760	—		—
	—		—	—	—	—	8,406	(14)	$168,120	—		—
	—		—	—	—	—	6,238	(15)	$124,760	—		—
	—		—	—	—	—	—		—	165,947	(16)	$3,318,940
	—		—	—	—	—	—		—	20,883	(17)	$417,660
Alan K. Shepard	3,051	(4)	—	—	7.200	2/25/2030	—		—	—		—
	—		—	—	—	—	4,514	(5)	$90,280	—		—
	—		—	—	—	—	18,013	(6)	$360,260	—		—
	—		—	—	—	—	53,026	(8)	$1,060,520	—		—
	—		—	—	—	—	13,787	(10)	$275,740	—		—
	—		—	—	—	—	15,650	(12)	$313,000	—		—
	—		—	—	—	—	904	(13)	$18,080	—		—
	—		—	—	—	—	1,801	(14)	$36,020	—		—
	—		—	—	—	—	3,535	(15)	$70,700	—		—
	—		—	—	—	—	—		—	71,366	(16)	$1,427,320
	—		—	—	—	—	—		—	8,873	(17)	$177,460
	—		—	—	—	—	—		—	383,334	(18)	$7,666,680
Navneet Behl	—		—	—	—	—	49,907	(8)	$998,140	—		—
	—		—	—	—	—	17,362	(9)	$347,240	—		—
	—		—	—	—	—	3,327	(15)	$66,540	—		—
	—		—	—	—	—	—		—	54,192	(16)	$1,083,840
	—		—	—	—	—	—		—	6,655	(17)	$133,100
	—		—	—	—	—	—		—	383,334	(18)	$7,666,680

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	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Option (#) (Exercisable) (b)		Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have not Vested (#) (g)		Market value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Hayley F. Scott	2,441	(3)	—	—	10.525	1/21/2030	—		—	—		—
	—		—	—	—	—	1,295	(5)	$25,900	—		—
	—		—	—	—	—	2,109	(6)	$42,180	—		—
							3,696	(7)	$73,920
	—		—	—	—	—	18,715	(8)	$374,300	—		—
	—		—	—	—	—	1,614	(10)	$32,280	—		—
							2,011	(11)	$40,220
							4,079	(12)	$81,580
	—		—	—	—	—	259	(13)	$5,180	—		—
	—		—	—	—	—	211	(14)	$4,220	—		—
	—		—	—	—	—	1,247	(15)	$24,940	—		—
	—		—	—	—	—	—		—	21,936	(16)	$438,720
	—		—	—	—	—	—		—	2,708	(17)	$54,160
Ravi Srivastava	1,300	(3)		—	10.525	1/21/2030
							1,032	(5)	$20,640
	—		—	—	—	—	14,410	(6)	$288,200	—		—
	—		—	—	—	—	24,954	(8)	$499,080	—		—
	—		—	—	—	—	11,030	(10)	$220,600	—		—
	—		—	—	—	—	3,249	(12)	$64,980	—		—
	—		—	—	—	—	207	(13)	$4,140	—		—
	—		—	—	—	—	1,441	(14)	$28,820	—		—
	—		—	—	—	—	1,663	(15)	$33,260	—		—
	—		—	—	—	—	—		—	38,125	(16)	$762,500
	—		—	—	—	—	—		—	4,770	(17)	$95,400
	—		—	—	—	—	—		—	383,334	(18)	$7,666,680
Olayemi Akinkugbe	—		—	—	—	—	2,647	(11)	$52,940	—		—
	—		—	—	—	—	78,246	(12)	$1,564,920	—		—
	—		—	—	—	—	4,514	(13)	$90,280	—		—
	—		—	—	—	—	6,004	(14)	$120,080	—		—
	—		—	—	—	—	2,391	(15)	$47,820	—		—
										84,907	(16)	$1,698,140
	—		—	—	—	—	—		—	10,789	(17)	$215,780

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	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Option (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have not Vested (#) (g)		Market value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Alexander J. Reyes	—	—	—	—	—	24,660	(12)	$493,200	—		—
	—	—	—	—	—	1,566	(13)	$31,320	—		—
	—	—	—	—	—	1,921	(14)	$38,420	—		—
	—	—	—	—	—	1,663	(15)	$33,260	—		—
	—	—	—	—	—	—		—	41,802	(16)	$836,040
	—	—	—	—	—	—		—	5,250	(17)	$105,000
(1)	The market values for PSUs, ESG PSUs, Special PSUs and RSUs were determined by multiplying the closing market price per share for CNX common stock on December 29, 2023 ($20.00) by the number of shares relating to such awards.
(2)	Options granted January 29, 2016 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(3)	Options granted January 2, 2020 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(4)	Options granted February 25, 2020 that vested and became exercisable in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(5)	RSUs granted on January 4, 2021 that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(6)	RSUs granted on January 3, 2022 that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(7)	RSUs granted on January 31, 2022 that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(8)	RSUs granted on January 3, 2023 that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(9)	RSUs granted on September 1, 2022 that vest in three equal annual installments (subject to rounding) beginning on the first anniversary of the grant date.
(10)	The portion of the PSU awards granted in 2022 related to the ASP metric, which were earned on April 20, 2022, is based on the Corporation’s ASP from March 23, 2022 through such date. These PSUs will vest following the three-year performance period subject to continued employment for the remainder of the three-year period.
(11)	The performance period for the 2023 tranche of the 2019 PSU awards was January 1, 2023 through December 31, 2023. The amounts are based on actual performance results for the period and vested in January 2024 when the Compensation Committee certified performance.
(12)	The performance period for the 2021 PSU awards was January 1, 2021 through December 31, 2023. The amounts are based on actual performance results for the period and vested in January 2024 when the Compensation Committee certified performance.
(13)	The performance period for the 2023 tranche of the 2021 ESG PSU awards was January 1, 2023 through December 31, 2023. The amounts are based on actual performance results for the period and vested in January 2024 when the Compensation Committee certified performance.
(14)	The performance period for the 2023 tranche of the 2022 ESG PSU awards was January 1, 2023 through December 31, 2023. The amounts are based on actual performance results for the period and vested in January 2024 when the Compensation Committee certified performance.
(15)	The performance period for the 2023 tranche of the 2023 ESG PSU awards was January 1, 2023 through December 31, 2023. The amounts are based on actual performance results for the period and vested in January 2024 when the Compensation Committee certified performance.
(16)	The aggregate number of unvested PSUs for which the performance period had not lapsed as of December 31, 2023 (as applicable). The performance period for the PSU awards granted in 2022 is January 1, 2022 through December 31, 2024 and the performance period for the PSU awards granted in 2023 is January 1, 2023 through December 31, 2025. In each case, the full award will cliff vest to the extent earned, following the three-year performance period: 50% based on the achievement of relative TSR metric and 50% based on the achievement of an ASP metric. On April 20, 2022, the 2022 PSUs related to the ASP metric were earned based on the Corporation’s ASP from March 23, 2022 through such date and generally remain subject to continued employment for the remainder of the three-year period. As such, this earned portions of the award is included in column (g). The amounts presented for the 2022 PSU award are based on achieving performance goals at the maximum level as to the TSR goal (the ASP portion of this award was earned on April 20, 2022 as described above). The amounts presented for the 2023 PSU award are based on achieving performance goals at the maximum level as to the TSR and ASP goals.
(17)	The aggregate number of unvested ESG PSUs for which the performance period had not lapsed as of December 31, 2023. The performance period for the ESG PSU awards granted in 2022 is January 1, 2022 through December 31, 2024, vesting one-third per year (with the 2024 tranche remaining outstanding and included in this column). The performance period for the ESG PSU awards granted in 2023 is January 1, 2023 through December 31, 2025, vesting one-third per year (with the 2024 and 2025 tranches remaining outstanding and included in this column). The amounts presented for the 2022 and 2023 ESG PSU awards are based on achieving performance goals at the target level. The earned amounts related to the 2023 tranche of the 2022 and 2023 ESG PSU awards are described above and reflected in column (g).
(18)	The aggregate number of unvested Special PSUs for which the performance period had not lapsed as of December 31, 2023. The Special PSUs may generally be earned and will be paid incrementally over seven years in three tranches of 25%, 25%, and 50% based on three separate sub-performance periods (with an opportunity to earn later tranches early if the applicable performance goal for such later tranche is achieved early): Tranche 1--August 1, 2023 – July 31, 2026; Tranche 2--August 1, 2026 – July 31, 2028; and Tranche 3--August 1, 2028 – July 31, 2030. The amounts shown are calculated based on CNX’s closing market price per share of $20.00 on December 29, 2023 (the last trading day of 2023). Assuming this value per share under the terms of the Special PSUs, the payout value for each of Messrs. Shepard’s, Behl’s, and Srivastava’s awards would be zero. If it was assumed that threshold performance goals were achieved under the Special PSU program (i.e., maximum target stock price under Tranche 1 of the program), then (i) the number of shares awarded to each of Messrs. Shepard, Behl, and Srivastava would be 95,834 (the maximum amount of total performance share units that may be earned under Tranche 1 of the program), and (ii) the value per share would be $41.83 (the maximum target stock price under Tranche 1 of the program), resulting in a payout value for each of Messrs. Shepard’s, Behl’s, and Srivastava’s awards of $4,008,736. For additional details regarding the 2023 Special PSU awards, see “Special PSUs” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

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Option Exercises and Stock Vested Table — 2023

The following table sets forth information concerning each exercise of CNX options and the vesting of RSUs, PSUs and ESG PSUs of CNX during the 2023 fiscal year.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas J. DeIuliis	—	—	488,071	$8,120,763
Alan K. Shepard	—	—	37,231	$593,050
Navneet Behl	—	—	8,680	$196,776
Hayley F. Scott	—	—	11,913	$197,501
Ravi Srivastava	—	—	15,130	$247,231
Olayemi Akinkugbe	16,210	$176,330	257,901	$4,449,191
Alexander J. Reyes	—	—	87,608	$1,706,170
(1)	Values include vesting of RSU awards granted in each of 2020 (third tranche), 2021 (second tranche), and 2022 (first tranche), as well as PSU awards granted in 2018 (fifth tranche) and 2019 (fourth tranche), and PSU ESG awards granted in 2021 (second tranche) and 2022 (first tranche). In the case of Mr. Akinkugbe and Mr. Reyes, values include the vesting of their outstanding RSU and 2022 PSU (as to the ASP metric) awards in connection with their respective terminatons without cause.

Pension Benefits Table — 2023

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, including benefits available under the CNX nonqualified defined benefit plans (which we refer to as the Supplemental Retirement Plan (“SERP”) and the New Restoration Plan), but excluding nonqualified defined contribution plans.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Nicholas J. DeIuliis	Supplemental Retirement Plan	20		$11,235,176	—
Alan K. Shepard	N/A	—		—	—
Navneet Behl	N/A	—		—	—
Hayley F. Scott	N/A	—		—	—
Ravi Srivastava	N/A	—		—	—
Olayemi Akinkugbe	N/A	—		—	—
Alexander J. Reyes	New Restoration Plan	—	(2)	$47,036	—
(1)	The accumulated benefits included in this column were computed through December 31, 2023 using the assumptions stated in the financial statements included in Note 14 - Pension in the Notes to the Audited Consolidated Financial Statements in Part II, Item 8 of the 2023 Annual Report (“Note 14”). The table above excludes benefits relating to the Pension Plan, which was assumed by CONSOL Energy Inc. in connection with its separation from CNX. As it relates to Mr. DeIuliis, the value shown assumes a normal retirement age of 65 for the SERP benefit, despite the fact that Mr. DeIuliis would not be eligible to receive the normal retirement benefit until 2033. If Mr. DeIuliis was to retire earlier, his benefit would be age reduced pursuant to the provisions of the SERP. The amounts shown were determined primarily using the interest rate assumptions and mortality assumptions (the latter for Mr. DeIuliis only) set forth in Note 14. Values may fluctuate significantly from year to year depending on several factors, including age, years of service, average annual earnings and the assumptions used to determine the present value, such as mortality and discount rate.
(2)	Years of service are not included as service is not a factor in the calculation of benefits for the New Restoration Plan (described below).

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Understanding Our Pension Benefits Table

This section provides information regarding CNX’s retirement programs, which include the SERP and the New Restoration Plan.

Supplemental Retirement Plan

The SERP was originally adopted in 2006 and is designed primarily for the purpose of providing benefits for a select group of management and highly-compensated employees of CNX and its subsidiaries, and is intended to qualify as a “top hat” plan under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). We established the SERP to attract and retain persons that we considered to be important to our success by providing benefits that are not restricted by the statutory limitations imposed by the federal income tax laws. The SERP is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets.

Certain named executives and other eligible individuals were the initial participants in the SERP. On September 9, 2009, the Board adopted amendments to the SERP to include certain employees of CNX Gas and to give service credit thereunder for service with CNX Gas to all participants in the plan who are or were employees of CNX Gas, including Mr. DeIuliis. The amendments to the SERP were consistent with the Corporation’s assumption of CNX Gas’s compensatory arrangements as part of the management reorganization that occurred in January 2009.

In September 2011, the Board authorized amendments to the SERP, which froze the plan effective December 31, 2011 for current and future CNX employees, except for certain officers (referred to hereafter as the “excepted employees”). After the applicable date, no existing participant or future CNX employee, other than the excepted employees, accrues benefits under the SERP, and no compensation or service is counted for purposes of calculating benefits thereunder. Frozen CNX participants’ years of service continue to accrue, solely for vesting purposes. Mr. DeIuliis is an excepted employee and, accordingly, continues to accrue benefits under the SERP.

The Compensation Committee has reserved the right to terminate a participant’s participation in the SERP at any time. Additionally, if a participant’s employment is terminated or if a participant no longer meets basic eligibility standards, the participant’s participation in the SERP (and such person’s right to accrue any benefits thereunder) will terminate automatically. Final average compensation and years of service will be determined at such time.

The amount of each participant’s benefit under the plan as of age 65 (expressed as an annual amount) will be equal to 50% of “final average compensation” multiplied by the “service fraction,” as calculated on the participant’s date of employment termination with CNX. “Final average compensation” means the average of a participant’s five highest consecutive annual compensation amounts (annual base salary plus amounts received under the STIC) while employed by CNX or its subsidiaries. The “service fraction” means a fraction with a numerator equal to a participant’s number of years of service and a denominator of 20 and cannot exceed one.

Benefits under the SERP will be paid in the form of a life annuity with a guaranteed term of 20 years (which will be the actuarial equivalent of a single life annuity) commencing in the month following the later to occur of: (a) the end of the month following the month in which the participant turns age 50 or (b) the end of the month following the month in which the employment termination of a participant occurs. In the event the benefits commence prior to the participant’s standard retirement age, the benefit will be actuarially reduced as necessary (using assumptions specified in the Pension Plan). For a description of the effect of termination or change in control upon benefits under the SERP, see “Understanding Our Change in Control and Employment Termination Tables and Information.”

New Restoration Plan (Frozen)

The New Restoration Plan was frozen in 2018. Prior to the freeze, eligibility for benefits under the New Restoration Plan was determined each calendar year (the “Award Period”). Participants whose sum of annual base pay as of December 31 and amounts received under the STIC or other annual incentive program earned for services rendered by the participant during the Award Period exceeded the compensation limits imposed by Section 401(a)(17) of the Code (up to $270,000 for 2017, the final year for which benefits were credited) were eligible for benefits under the New Restoration Plan for such period. The amount of each eligible participant’s benefit under the plan was equal to 9% times the annual base salary as of December 31 and amounts received under the STIC (or other annual incentive program earned for services rendered by the participant during the award period), less 6% times the lesser of (i) annual base salary as of December 31 or (ii) the compensation limit imposed by the Code for the award period ($270,000 for 2017).

The New Restoration Plan is an unfunded, unsecured obligation of CNX, the benefits of which will be paid from its general assets. The CNX employees that were eligible to continue participating and accruing benefits in the SERP after it froze were ineligible to participate in the New Restoration Plan. Mr. Reyes and other eligible individuals are participants in the New Restoration Plan, but the plan is otherwise unavailable to new employees.

Benefits under the New Restoration Plan will be paid to the participants in the form of 240 equal monthly installments, with each installment equal to the value of the participant’s account at commencement divided by 240. Benefits commence in the month immediately following the later to occur of: the month (i) in which the participant turns age 60 or (ii) containing the six-month anniversary date of the participant’s separation from service.

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Potential Payments Upon Termination or Change in Control Tables

Except as otherwise indicated, the following narrative and tables set forth the potential payments and the value of other benefits that would vest or otherwise accelerate vesting at, following, or in connection with any termination, including, without limitation, retirement, termination not for cause, or a constructive termination of a named executive, or a “change in control” of CNX and/or CNX Gas, in the case of Mr. DeIuliis, or a change in the named executive’s responsibilities, as such scenarios are contemplated in the contracts, agreements, plans or arrangements described below.

For each currently employed named executive, the payments and benefits detailed in the tables below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive, including those set forth in the Pension Benefits Table — 2023, and any stock options vested as of December 31, 2023 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End Table — 2023). The tables assume that employment termination and/or the change in control occurred on December 29, 2023 and a valuation of our common stock based on its closing market price per share on December 29, 2023 of $20.00 per share (the last business day of fiscal year 2023). The tables also assume that each named executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described below.

A description of some elements of the plans, arrangements and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described under “Compensation Discussion and Analysis.” The footnotes to the tables describe the assumptions that were used in calculating the amounts reflected therein.

In connection with Mr. Akinkugbe’s termination of employment without cause from CNX effective June 30, 2023, CNX entered into a severance agreement with him pursuant to which he received, after his execution (and non-revocation) of a release of claims against the Corporation, (i) a lump sum payment of $340,000 and an accrued vacation payout of $30,077; (ii) vesting of his 118,474 outstanding RSU awards with a value of $2,099,359; (iii) continued vesting of previously granted unvested PSUs and ESG PSUs (233,807 units, in the aggregate, with an aggregate value of $4,676,140, assuming target performance), subject to attainment of the applicable performance goals as determined by the Compensation Committee after the end of the applicable performance period; and (iv) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of June 30, 2024 or the date upon which he becomes eligible for medical benefits from a new employer, in the aggregate amount of $17,853. Mr. Akinkugbe was not entitled to any 2023 STIC payout. In addition, Mr. Akinkugbe agreed to comply with confidentiality, non-competition and non-disclosure covenants in favor of the Corporation.

In connection with Mr. Reyes’s termination of employment without cause from CNX effective December 22, 2023, CNX entered into a severance agreement pursuant to which he received, after execution (and non-revocation) of a release of claims against the Corporation, (i) a lump sum payment of $440,000 and an accrued vacation payout of $30,731; (ii) vesting of his 51,989 outstanding RSUs with a value of $1,064,735; (iii) continued vesting of previously granted unvested PSUs and ESG PSUs (91,568 units, in the aggregate, with an aggregate value of $1,831,360, assuming target performance), subject to attainment of the applicable performance goals as determined by the Compensation Committee after the end of the applicable performance period; and (iv) payment by CNX of his COBRA health insurance, if he elects such coverage, until the earlier of December 31, 2024 or the date upon which he becomes eligible for medical benefits from a new employer, in the aggregate amount of $21,424. Mr. Reyes was not entitled to any 2023 STIC payout. In addition, Mr. Reyes agreed to comply with confidentiality, non-competition and non-disclosure covenants in favor of the Corporation.

For further information, see “Compensation Discussion and Analysis — Agreements with Former Named Executives.”

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Tables

NICHOLAS J. DEIULIIS*

	Retirement(1)	Termination Not for Cause/ Reduction in Force(1)	Termination For Cause	Death(1)	Disability(1)	Change in Control Termination(1)(2)
Compensation:
Base Salary	—	—	—	—	—	$2,000,000
Short-Term Incentive(3)	—	—	—	$960,000	—	$5,720,000
Severance Pay Plan(4)	—	$384,615	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	—	—	—	—	—
RSUs: Unvested	$4,906,420	$4,906,420	—	$4,906,420	$4,906,420	$4,906,420
PSUs: Unvested	$4,605,720	$4,605,720	—	$4,605,720	—	$4,605,720
ESG PSUs: Unvested	$417,660	$417,660	—	$417,660	$417,660	$417,660
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$53,559
401(k) payment	—	—	—	—	—	$49,500
Supplemental Retirement Plan(7)	—	—	—	—	—	$13,381,428
280G Tax Gross-up(8)	—	—	—	—	—	$10,430,672
TOTAL	$9,929,800	$10,314,415	—	$10,889,800	$5,324,080	$41,589,959

*	Applicable footnotes follow the last table in this section of this Proxy Statement.

ALAN K. SHEPARD*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$450,000
Short-Term Incentive(3)	—	—	—	$180,000	—	$397,250
Severance Pay Plan(4)	—	$57,692	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	—	—	—	—	—
RSUs: Unvested	—	$1,511,060	—	$1,511,060	$1,511,060	$1,511,060
PSUs: Unvested	—	$1,703,060	—	$1,703,060	$1,703,060	$1,703,060
ESG PSUs: Unvested	—	$177,460	—	$177,460	$177,460	$177,460
Special PSUs: Unvested(10)	—	$0		$0	$0	$0
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$32,136
401(k) payment	—	—	—	—	—	$27,000
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(1,815,891)
TOTAL		$11,115,952		$11,238,260	$11,058,260	$2,507,075

*	Applicable footnotes follow the last table in this section of this Proxy Statement.

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NAVNEET BEHL*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$600,000
Short-Term Incentive(3)	—	—	—	$240,000	—	$360,000
Severance Pay Plan(4)	—	$61,538	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	—	—	—	—	—
RSUs: Unvested	—	$1,345,380	—	$1,345,380	$1,345,380	$1,345,380
PSUs: Unvested	—	$1,083,840	—	$1,083,840	$1,083,840	$1,083,840
ESG PSUs: Unvested	—	$133,100	—	$133,100	$133,100	$133,100
Special PSUs: Unvested(10)	—	$0	—	$0	$0	$0
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$32,136
401(k) payment	—	—	—	—	—	$29,700
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	$(1,314,836)
TOTAL		$10,290,538		$10,469,000	$10,229,000	$2,294,320

*	Applicable footnotes follow the last table in this section of this Proxy Statement.

HAYLEY F. SCOTT*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$510,000
Short-Term Incentive(3)	—	—	—	$204,000	—	$391,350
Severance Pay Plan(4)	—	$52,308	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	—	—	—	—	—
RSUs: Unvested	—	$516,300	—	$516,300	$516,300	$516,300
PSUs: Unvested	—	$471,000	—	$471,000	—	$471,000
ESG PSUs: Unvested	—	$54,160	—	$54,160	$54,160	$54,160
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$18,131
401(k) payment	—	—	—	—	—	$29,700
New Restoration Plan	—	—	—	—	—	—
280G Tax Reduction(8)	—	—	—	—	—	—
TOTAL		$1,093,768	—	$1,245,460	$570,460	$2,015,641

*	Applicable footnotes follow the last table in this section of this Proxy Statement.

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RAVI SRIVASTAVA*

Executive Benefits and Payments Upon Termination	Retirement	Termination Not for Cause/ Reduction in Force	Termination For Cause	Death	Disability	Change in Control Termination(2)
Compensation:
Base Salary	—	—	—	—	—	$495,000
Short-Term Incentive(3)	—	—	—	$198,000	—	$301,189
Severance Pay Plan(4)	—	$126,923	—	—	—	—
Long-Term Incentive Compensation:(5)(9)
Options: Unvested	—	—	—	—	—	—
RSUs: Unvested	—	$807,920	—	$807,920	$807,920	$807,920
PSUs: Unvested	—	$983,100	—	$983,100	$983,100	$983,100
ESG PSUs: Unvested	—	$95,400	—	$95,400	$95,400	$95,400
Special PSUs: Unvested(10)	—	$0	—	$0	$0	$0
Benefits and Perquisites:
Outplacement service	—	—	—	—	—	$25,000
Continuation of medical/drug/dental benefits(6)	—	—	—	—	—	$30,630
401(k) payment	—	—	—	—	—	$29,700
New Restoration Plan	—	—	—	—	—	$—
280G Tax Reduction(8)	—	—	—	—	—	$(1,030,445)
TOTAL		$9,680,023	—	$9,751,100	$9,553,100	$1,737,494

*	Applicable footnotes follow the last table in this section of this Proxy Statement.

(1)	Under the terms of Mr. DeIuliis’ 2021, 2022, and 2023 RSU and PSU award agreements, 2020 option award agreement, and 2021, 2022, and 2023 ESG PSU award agreements, he would be entitled to amounts shown under Long-Term Incentive Compensation if he retired from the Corporation. For purposes of this table, it should be assumed that such amounts would similarly be paid to him if his employment terminated for any reason other than cause.
(2)	If a change in control occurred and the named executive’s employment did not terminate, the named executive would be entitled only to the payments and benefits shown under Long-Term Incentive Compensation. The narrative following these tables contains a description of events that constitute a change in control.
(3)	In the event of death, the tables show that, Ms. Scott and Messrs. DeIuliis, Shepard, Behl, and Srivastava would be entitled to the short-term incentive award if the Compensation Committee determined that such awards are not forfeited. The amounts shown in the event of death assume a target payout for 2023, in the case that the Compensation Committee makes such determination, and that death occurs at year-end. In the event of a qualifying termination in connection with a change in control, the tables show that, each named executive, pursuant to his or her CIC Agreement, would be entitled to: (i) the relevant multiple (for Mr. DeIuliis, 2.5; and for Ms. Scott and Messrs. Shepard, Behl, and Srivastava, 1.5) of Incentive Pay (defined in each CIC Agreement as the greater of (a) the target STIC award for the current year and (b) the average of the STIC amounts paid to the individual for the three years prior to the year that includes the termination) and (ii) a pro-rated payment of his Incentive Pay based upon the length of service during the year in which the termination occurred. Assuming a maximum payout for 2023 and a change in control at year-end, each individual would receive, in addition to the amount shown in the table, the amounts set forth in the Grants of Plan-Based Awards — 2023 under the maximum amounts for non-equity incentive plan awards.
(4)	The Severance Pay Plan for Salaried Employees provides one week of severance for every year of service with a minimum of 8 weeks and up to a maximum of 25 weeks in the event that employment is involuntarily terminated because of a reduction in workforce. As of December 31, 2023, Messrs. DeIuliis, Shepard, Behl, and Srivastava and Ms. Scott were entitled to 25 weeks, 10 weeks, 8 weeks, 20 weeks, and 8 weeks, respectively, of severance.
(5)	The values for long-term incentive compensation represent the value of the unvested RSUs, PSUs, ESG PSUs, and stock options, which would accelerate and vest depending on the termination event or change in control. The value of the unvested RSUs, PSUs, ESG PSUs, Special PSUs, and stock options was calculated using CNX’s closing market price per share of $20.00 on December 29, 2023 (assumes target payout for the 2022 PSUs (as to Ms. Scott and Messrs. DeIuliis, Shepard, Behl, and Srivastava), the 2023 PSUs (as to Ms. Scott and Messrs. DeIuliis, Shepard, Behl, and Srivastava), the 2022 ESG PSUs (as to Ms. Scott and Messrs. DeIuliis, Shepard, Behl, and Srivastava), the 2023 ESG PSUs (as to Ms. Scott and Messrs. DeIuliis, Shepard, Behl, and Srivastava), and the 2023 Special PSUs (as to Messrs. Shepard, Behl, and Srivastava). The 2021 PSUs, the 2023 tranche of the 2019 PSUs and the 2021, 2022, and 2023 ESG PSUs were not included because the performance period for such awards ended on December 31, 2023.
(6)	In the event of a qualifying termination in connection with a change in control, as of December 31, 2023, the tables show that Mr. DeIuliis, pursuant to his CIC Agreement, would be entitled to the continuation of medical, dental, and vision coverage for a period of 30 months, and Ms. Scott and Messrs. Shepard, Behl, and Srivastava would be entitled to 18 months.
(7)	In the event of a termination for cause, no benefit is payable. Benefits vest immediately in the event of termination due to disability, death or change in control. Further, the SERP pays an unreduced benefit in the event of incapacity retirement or disability, and accordingly, Mr. DeIuliis would receive $10,748,625 in such a case.
(8)	This calculation is an estimate for proxy disclosure purposes only. Note that actual payments for Ms. Scott and Messrs. Shepard, Behl, and Srivastava would be reduced pursuant to the terms of their CIC Agreements by the amounts shown in the above tables under “280G Tax Reduction.” Payments on an actual change of control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, reasonable compensation analyses and the value of the covenant not to compete. Assumptions used in the Proxy Statement include:
•	Marginal federal, Pennsylvania state and FICA-HI (Medicare) tax rates of 37%, 3.07% and 2.35%, respectively;
•	Stock options are assumed to become fully vested and/or exercisable and are valued in accordance with Rev. Proc. 98-34 and Q&A 24(c) of Code Section 280G based on expected life of the option; and
•	We did not attribute any value to non-competition covenants or take the position that any part of the value of the performance-based equity and long-term incentive plans provided to the applicable named executive was reasonable compensation for services prior to the change of control, which would have reduced the estimated excise tax gross-up payment, if any.
(9)	The amounts shown assume the Compensation Committee exercised its discretion in connection with a termination without cause and vested the awards.

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(10)	The amounts shown are calculated based on CNX’s closing market price per share of $20.00 on December 29, 2023 (the last trading day of 2023). Assuming this value per share under the terms of the Special PSUs in a change in control transaction, the value of the Special PSUs would be zero and, as such, no value is included in the tables for Messrs. Shepard, Behl, and Srivastava. If it was assumed that the value per share under the transaction documentation of the change in control transaction was $86.75 (the maximum target stock price under the program), the payout value for each of Messrs. Shepard’s, Behl’s, and Srivastava’s awards would be $33,254,225. For additional details regarding the 2023 Special PSU awards, see “Special PSUs” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Understanding Our Change in Control and Employment Termination Tables and Information

This section provides information regarding the following CNX agreements and/or programs which provide for benefits to be paid to named executives in connection with employment termination and/or a change in control of the Corporation or, with respect to Mr. DeIuliis, CNX Gas: CIC Agreements; stock options; RSUs; PSUs; ESG PSUs; Special PSUs; Supplemental Retirement Plan; New Restoration Plan; and Severance Pay Plan for Salaried Employees.

Change in Control Agreements

As of December 29, 2023, Ms. Scott and Messrs. Shepard, Behl, and Srivastava each had CIC Agreements with CNX, and Mr. DeIuliis had a CIC Agreement with CNX and CNX Gas. The CIC Agreements provide severance benefits to our named executives if they are terminated (i) after, or in connection with, a CNX change in control (as described below) (and/or, in the case of Mr. DeIuliis, a CNX Gas change in control (as described below)) by CNX (and/or by CNX Gas, in the case of Mr. DeIuliis) for any reason other than cause (as defined below), death or disability (as defined below), that occurs not more than three months prior to or within two years after, a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), or is requested by a third party initiating the CNX change in control (and/or the CNX Gas change in control, in the case of Mr. DeIuliis) or (ii) within the two-year period after a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis), if he is “constructively terminated” (as defined below).

Under the two circumstances described above, as of December 29, 2023, the named executives would be entitled to receive:

•	A lump sum cash payment equal to a multiple of base pay plus a multiple of short-term incentive pay (the multiple, in each case, for Mr. DeIuliis, 2.5; and for Ms. Scott and Messrs. Shepard, Behl, and Srivastava, 1.5);
•	A pro-rated payment of his short-term incentive pay for the year in which his termination of employment occurs;
•	For a specified period (for Mr. DeIuliis, 30 months; and for Ms. Scott and Messrs. Shepard, Behl, and Srivastava, 18 months), the continuation of medical, dental, and vision coverage (or monthly reimbursements in lieu of continuation);
•	A lump sum cash payment equal to the total amount that the executive would have received under the 401(k) plan as a match if he was eligible to participate in the 401(k) plan for a specified period after his termination date (for Mr. DeIuliis, 30 months; and for Ms. Scott and Messrs. Shepard, Behl, and Srivastava, 18 months) and he contributed the maximum amount to the plan for the match;
•	A lump sum cash payment equal to the difference between the present value of his accrued pension benefits at his or her termination date under the qualified defined benefit plan (which, as described in the “Pension Benefits Table — 2023” section, is now sponsored by CONSOL Energy Inc.), and (if eligible) any plan or plans providing nonqualified retirement benefits and the present value of the accrued pension benefits to which the executive would have been entitled under the pension plans if he had continued participation in those plans for a specified period after his termination date (for Mr. DeIuliis, 30 months; and for Ms. Scott and Messrs. Shepard, Behl, and Srivastava, 18 months).
•	A lump sum cash payment of $25,000 in order to cover the cost of outplacement assistance services and other expenses associated with seeking other employment; and
•	Any amounts earned, accrued or owing but not yet paid as of his termination date, payable in a lump sum, and any benefits accrued or earned in accordance with the terms of any applicable benefit plans and programs.

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In addition, upon a CNX change in control (and/or a CNX Gas change in control, in the case of Mr. DeIuliis) all equity awards granted to each of the named executives will become fully vested and/or exercisable on the date the change in control occurs and all stock options or stock appreciation rights will remain exercisable for the period set forth in the applicable award agreement. If it is determined that any payment or distribution to Mr. DeIuliis (who entered into his CIC Agreement prior to 2009) only would constitute an “excess parachute payment” within the meaning of Section 280G of the federal income tax laws, he would be entitled to an additional amount, subject to certain limitations, such that the net amount retained by him after deduction of any excise tax imposed under Section 4999 of the federal income tax laws, and any tax imposed upon the gross-up payment, will be equal to the excise tax on the payment. Since 2009, CNX has not included any gross-up provisions in its CIC Agreements.

In the case of Ms. Scott and Messrs. Shepard, Behl, and Srivastava, the provisions of their CIC Agreements provide that in the event that any payment or distribution by CNX would constitute an “excess parachute payment” within the meaning of Section 280G, CNX will limit such payments to an amount below the excess parachute payment amount, such that there will not be any excise tax on such payments.

The CIC Agreements contain confidentiality, non-competition and non-solicitation obligations. The named executives have each agreed not to compete with the business for one year, or to solicit employees for two years, following a termination of employment, when such executive is receiving severance benefits under a CIC Agreement.

No payments are made or benefits provided under the CIC Agreements unless the executive executes, and does not revoke, a written release of any and all claims (other than for entitlements under the terms of the agreement or which may not be released under the law).

“Cause,” under the CIC Agreements, is a determination by the Board (or the CNX Gas Board in the case of Mr. DeIuliis) that the executive has:

a	been convicted of, or has pleaded guilty or nolo contendere to, any felony or any misdemeanor involving fraud, embezzlement or theft; or
b	wrongfully disclosed material confidential information of the Corporation or any subsidiary (including CNX Gas), has intentionally violated any material express provision of the Corporation’s code of conduct for executives and management employees (as then in effect) or has intentionally failed or refused to perform any of his material assigned duties for the Corporation (or CNX Gas in the case of Mr. DeIuliis), and any such failure or refusal has been demonstrably and materially harmful to the Corporation (or CNX Gas, in the case of Mr. DeIuliis).

Notwithstanding the foregoing, the executive will not be deemed to have been terminated for “cause” under clause (b) above unless the majority of the members of the Board (or the CNX Gas Board, in the case of Mr. DeIuliis) plus one member of such board, find that, in its good faith opinion, the executive has committed an act constituting “cause,” and such resolution is delivered in writing to the executive.

A “change in control” under the CIC Agreements means the occurrence of any of the following events (for purposes of this section, with respect to Mr. DeIuliis, where applicable, references to the “Corporation” also include the Corporation’s subsidiary, CNX Gas; references to the “Board” also include the CNX Gas Board; references to “shareholders of the Corporation” also include shareholders of CNX Gas and references to “voting stock” also include securities of CNX Gas):

(i)	the acquisition by any individual, entity or group of beneficial ownership of more than 25% of the combined voting power of the then outstanding voting stock of the Corporation; provided, however, that the following acquisitions will not constitute a change in control: (A) any issuance of voting stock of the Corporation directly from the Corporation that is approved by the then incumbent Board, (B) any acquisition by the Corporation (or any subsidiaries) of voting stock of the Corporation, (C) any acquisition of voting stock of the Corporation by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any subsidiary of the Corporation, (D) any acquisition of voting stock of the Corporation by an underwriter holding securities of the Corporation in connection with a public offering thereof, or (E) any acquisition of voting stock of the Corporation by any person pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) below; or
(ii)	individuals who constitute the Board as of the agreement date (or in the case of Mr. DeIuliis, individuals who constitute the CNX Gas Board other than at a time when the Corporation and/or its subsidiaries beneficially own more than 50% of the total voting stock of CNX Gas) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation’s shareholders (or CNX Gas’s shareholders, in the case of Mr. DeIuliis) was approved by a vote of at least two-thirds of the directors then comprising the incumbent Board are deemed to have then been a member of the incumbent Board, but excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(iii)	consummation of a reorganization, merger or consolidation of the Corporation or a direct or indirect wholly owned subsidiary of the Corporation, a sale or other disposition of all or substantially all of the assets of the Corporation, or other transaction involving the Corporation, unless, in each case, immediately following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power or securities of the then outstanding shares of voting stock or securities of the entity resulting from such transaction or any direct

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or indirect parent corporation thereof, (B) no person other than the Corporation beneficially owns 25% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such transaction or any direct or indirect parent corporation thereof and (C) at least a majority of the members of the Board of the entity resulting from such transaction or any direct or indirect parent corporation thereof were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such transaction;
(iv)	approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation, except pursuant to a transaction that complies with clauses (A), (B) and (C) of (iii) above; or
(v)	in the case of Mr. DeIuliis’ CIC Agreements, other than a time when CNX and/or its subsidiaries beneficially own less than 50% of the total voting stock of CNX Gas, a CNX change in control (as described in clauses (i) through (iv) above).

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A	“constructive termination” means:
•	A material adverse change in position;
•	A material reduction in annual base salary or target bonus or a material reduction in employee benefits;
•	Material adverse change in circumstances as determined in good faith by the executive, including a material change in the scope of business or other activities for which the executive was responsible for prior to the change in control, which has rendered the executive unable to carry out, has materially hindered his performance of, or has caused him to suffer a material reduction in, any of the authorities, powers, functions, responsibilities or duties attached to the position he held immediately prior to the change in control, as determined by him;
•	The liquidation, dissolution, merger, consolidation or reorganization of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) or transfer of substantially all of CNX’s (or CNX Gas’s, in the case of Mr. DeIuliis) business or assets unless the successor assumes all duties and obligations of the Corporation (or CNX Gas, in the case of Mr. DeIuliis) under the applicable CIC Agreement; or
•	The relocation of the executive’s principal work location to a location that increases his normal commute by 50 miles or more or that requires travel increases by a material amount.

Stock Options

Options generally vest over a three-year period from the date of grant. In the event that a named executive’s employment with the Corporation (including any affiliate of the Corporation) is terminated for “cause” (as defined in our Equity and Incentive Compensation Plan) or the named executive breaches non-competition or proprietary information covenants (see description below), then any stock option (whether vested or unvested) that is granted to the named executive will be cancelled and forfeited in its entirety on the date of termination of employment or breach of covenant, as applicable. In addition, any stock option exercised during the six-month period prior to such termination of employment or breach of covenant, as applicable, will be rescinded, and the named executive will be required to pay to the Corporation within 10 days an amount in cash equal to the gain realized by the exercise of the stock option.

In the event that the named executive’s employment is terminated voluntarily or by the Corporation without “cause” (as defined in our Equity and Incentive Compensation Plan), the non-vested portion of any stock option will be deemed cancelled on the termination date and the vested portion, if any, of the stock option as of the date of such termination will remain exercisable until the expiration date.

In the event that employment with the Corporation (including any affiliate) is terminated without cause and after a decision that such termination qualifies for special vesting treatment, the non-vested portion of a stock option will continue to vest and become exercisable in accordance with the vesting schedule set forth in the award agreement, and will remain exercisable until the expiration date. In the event that the named executive’s employment is terminated by reason of death or due to “disability” (as defined in our Equity and Incentive Compensation Plan), or in the case of Mr. DeIuliis, retirement, the non-vested portion of the stock option will vest in its entirety immediately and will remain exercisable until the expiration date.

RSUs

RSUs generally vest over a three-year period from the date of grant. In the event that a named executive’s employment with the Corporation (or an affiliate) is terminated (i) on account of death or disability, (ii) by action taken by the Corporation (including any affiliate) without cause and after a decision that such termination without cause qualifies for special vesting treatment, or (iii) in the case of Mr. DeIuliis, retirement (a “Qualifying Separation”), the unvested portion of the RSU award will vest.

If the named executive’s employment with the Corporation (or an affiliate) is terminated for any other reason, including by the named executive voluntarily, or by the Corporation (including an affiliate) with or without cause (other than in connection with a Qualifying Separation), the unvested portion of the RSU award will be cancelled and forfeited. If the named executive’s employment with the Corporation (or an affiliate) is terminated by action taken by the Corporation (including an affiliate) with “cause” (as defined in our Equity and Incentive Compensation Plan), the vested RSUs held by the named executive will also be forfeited (with any shares issued returned to the Corporation) and, to the extent that the named executive has sold any of his or her shares issued under the award within the six-month period ending with the date the named executive’s employment with the Corporation was terminated for cause, the named executive will be required to repay to the Corporation, within ten days after receipt of written demand from the Corporation, the cash proceeds that the named executive received upon each such sale.

If the named executive breaches the non-competition or proprietary information covenants in the RSU award agreement, the RSUs awarded to the named executive (whether vested or unvested) will be cancelled and forfeited (with any shares issued returned to the Company).

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PSUs and ESG PSUs

PSUs and ESG PSUs generally vest over a three-year period. The PSU and ESG PSU awards also include special vesting provisions in connection with certain employment termination circumstances.

For the PSUs and the ESG PSUs, in the event the named executive’s employment with the Corporation (or an affiliate) is terminated (i) on account of death or disability, (ii) by action taken by the Corporation (including any affiliate) without cause and after a decision that such termination without cause qualifies for special vesting treatment, or (iii) in the case of Mr. DeIuliis, retirement (a “Qualifying Separation”), the named executive will be entitled to retain the awards and receive payment therefore, to the extent earned and payable.

If the named executive’s employment with the Corporation (or an affiliate) is terminated for any other reason, including by the named executive voluntarily, or by the Corporation (including an affiliate) with or without cause (other than in connection with a Qualifying Separation), the PSUs and ESG PSUs awarded to the named executive will be cancelled and forfeited.

If the named executive breaches the non-competition or proprietary information covenants in the PSU or ESG PSU award agreement, the PSUs and ESG PSUs awarded to the named executive will be cancelled and forfeited.

Special PSUs

The Special PSUs may generally be earned and will be paid incrementally over seven years in three tranches of 25%, 25%, and 50% based on three separate sub-performance periods. In the event the named executive’s employment is terminated for any reason, any Special PSUs that have not yet been distributed will be cancelled and forfeited.

If the named executive breaches the non-competition or proprietary information covenants in the Special PSU award agreement, the Special PSUs awarded to the named executive will be cancelled and forfeited.

Equity and Incentive Compensation Plan Definitions

The following definitions and provisions are set forth in our Equity and Incentive Compensation Plan.

“Cause” is defined, unless otherwise defined in the applicable award agreement, as a determination by the Compensation Committee that a person has committed an act of embezzlement, fraud, dishonesty or breach of fiduciary duty to the Corporation, deliberately and repeatedly violated the rules of the Corporation or the valid instructions of the Board or an authorized officer of the Corporation, made any unauthorized disclosure of any of the material secrets or confidential information of the Corporation, or engaged in any conduct that could reasonably be expected to result in material loss, damage or injury to the Corporation.

“Disability” is defined, unless otherwise defined in the applicable award agreement, as an award recipient’s inability, because of physical or mental incapacity or injury (that has continued for a period of at least 12 consecutive calendar months) to perform for the Corporation or an affiliate of the Corporation substantially the same services as he or she performed prior to incurring the incapacity or injury.

“Retirement” is defined in Mr. DeIuliis’ award agreements to mean attainment of age 50 and completion of 20 or more years of continuous service with the Corporation and its affiliates, other than a termination of employment for cause (as such term is defined in the Equity and Incentive Compensation Plan).

Change in Control and Restrictive Covenant Provisions — Options, RSUs, PSUs, ESG PSUs, and Special PSUs

All CNX options, RSU, PSU, ESG PSU, and Special PSU awards, whether or not vested, vest upon a change in control, which is defined under our Equity and Incentive Compensation Plan as (unless otherwise defined in the applicable award agreement) the earliest to occur of:

•	Any one person (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and any corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of Corporation stock), or more than one person acting as a group, is or becomes the beneficial owner of shares that, together with the shares held by that person or group, possess more than 50% of the total fair market value or total voting power of the Corporation’s shares;
•	A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
•	The sale of all or substantially all of the Corporation’s assets.

However, in the event the accelerated vesting of the awards, either alone or together with any other payments or benefits to which the named executive may otherwise become entitled from the Corporation in connection with the “change in control” would, in the Corporation’s good faith opinion, be deemed to be a parachute payment under Section 280G of the Code

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(or any successor provision), then, unless any agreement between the named executive and the Corporation provides otherwise, the number of shares which vest on this accelerated basis will be reduced to the extent necessary to ensure, in the Corporation’s good faith opinion, that no portion of the accelerated award will be considered such a parachute payment.

All CNX options, RSU, PSU, ESG PSU, and Special PSU awards contain a covenant regarding confidential information and trade secrets, pursuant to which the recipient must agree, at any time during or after his or her employment with the Corporation, not to disclose or use for his or any other person or entity’s own benefit or purposes, other than the Corporation and its affiliates, any proprietary confidential information or trade secrets, which are unique to the Corporation and not generally known to the industry or the public (except as otherwise provided therein). In addition, upon termination with the Corporation for any reason, the award recipient must immediately return all materials relating to the business of the Corporation and its affiliates, excluding personal notes, notebooks and diaries, and may not retain or use for such person’s own account at any time any trade names, trademarks or other proprietary business designations used or owned in connection with the business of the Corporation or its affiliates.

With respect to outstanding PSUs (including ESG PSUs), upon a change in control, the applicable performance goals will be deemed to have been achieved on such date, with the value of such awards to be settled on the closing date of the change in control transaction; provided, however, that in the event of a change in control, the awards may be settled in cash and/or securities or other property.

With respect to outstanding Special PSUs, upon a change in control, the level of achievement of the Special PSUs will be calculated based on the value of a share of the Corporation’s common stock on the date of such change in control as determined by the applicable transaction documentation (without taking into account a weighted average), with the value of such awards to be settled on the closing date of the change in control transaction; provided, however, that in the event of a change in control, the awards may be settled in cash and/or securities or other property.

Supplemental Retirement Plan

If a participant’s employment with CNX or any subsidiary terminates for “cause” (which is defined in the Supplemental Retirement Plan to include a violation of any non-solicitation, non-competition or non-disclosure provision contained in any agreement entered into by and between a participant and CNX or any subsidiary), no benefits will be payable under the Supplemental Retirement Plan. Additionally, each participant agrees by participating in the Supplemental Retirement Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause,” the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the Supplemental Retirement Plan within the six (6) months prior to the date of the earliest breach. A forfeiture of Supplemental Retirement Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment. Benefits under the Supplemental Retirement Plan will immediately vest upon death or disability of a participant or upon a “change in control” (as described below).

Further, the participant will be entitled to receive the vested benefits in a lump sum payment if the participant’s employment is terminated after, or in connection with, a “change of control” (as defined in the Supplemental Retirement Plan) on account of: (i) an involuntary termination associated with a change in control within the two (2) year period after the change in control, or (ii) a termination by CNX other than for cause or due to the participant’s death or disability that (A) occurs not more than three (3) months prior to the date on which a “change in control” occurs or (B) is required by a third party who initiates a change in control.

The benefit will be calculated as if the participant terminated on the date of the change in control, but the participant will be considered only for purposes of applying the appropriate actuarial reduction to have a minimum age of 55 and a minimum of 20 years of credited service. Additional service credit will also be provided for the term of any payments under a participant’s CIC Agreement, if any, with the Corporation. See “Understanding our Pension Benefits Table” for more information regarding the Supplemental Retirement Plan.

New Restoration Plan

The New Restoration Plan was frozen for future benefit credits effective July 1, 2018. If a participant’s employment terminates on account of “cause” (as defined in the New Restoration Plan), no benefits will be payable. Additionally, each participant agrees by participating in the New Restoration Plan that within ten (10) days after the date we provide the participant with a notice that there has occurred a termination on account of “cause”, the participant will pay to us in cash an amount equal to any and all distributions paid to or on behalf of such participant under the New Restoration Plan within the six (6) months prior to the date of the earliest breach. A forfeiture of New Restoration Plan benefits will also occur for certain “cause” events even if the event does not occur or is not discovered until after any termination of employment.

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Severance Pay Plan for Salaried Employees

Eligible employees of CNX are entitled to receive benefits under the Severance Pay Plan immediately upon completion of one year of continuous service with CNX. Pursuant to the terms of the Severance Pay Plan, upon an involuntary termination that is part of a workforce reduction, the employee is entitled to one week’s compensation for each completed full year of continuous service, up to a maximum of 25 weeks’ compensation, subject to the Severance Pay Plan’s reemployment provisions described below. Benefits under the Severance Pay Plan do not apply where the employee is terminated for “cause” (as defined in the Severance Pay Plan) or resigns, or where such employee’s employment ends in connection with the sale of stock or part of the CNX assets and the employee is offered employment by the purchaser (or its affiliate) of the stock or all or substantially all of the CNX assets.

Calculation of the one week’s compensation is made on the basis of straight time pay (excluding any bonus or overtime compensation) for such employee’s permanently assigned position. In addition to severance benefits, employees are granted any vacation pay to which they are entitled. Employees with less than one year of service are paid only up to and including the date of termination. In the event that the terminated employee is re-employed as a full-time employee before the severance pay period has expired, the employee shall reimburse CNX for the amount of severance benefits which relate to the unexpired period. If the employee was granted vacation pay, the employee may, at his or her option, remit the vacation pay to CNX and schedule a later vacation at a time mutually agreed upon with CNX.

Employees will not be entitled to severance under this Severance Pay Plan unless and until such employee executes, and does not revoke, a release, deemed satisfactory by CNX, waiving any and all claims against CNX, its affiliates and subsidiaries and all related parties.

2023 Pay Ratio Information

2023 Pay Ratio

The SEC requires disclosure of the annual total compensation of our President and CEO, Mr. DeIuliis, the annual total compensation of our “median employee” (determined by excluding our President and CEO), and the ratio of their respective annual total compensation to each other (in each case, with annual total compensation calculated in accordance with SEC rules applicable to the Summary Compensation Table). For fiscal year 2023, the values are as follows:

•	Mr. DeIuliis’ annual total compensation — $6,427,883
•	Median employee’s annual total compensation — $175,782
•	Ratio of Mr. DeIuliis’ annual total compensation to the median employee’s annual total compensation — 37:1

Pay Ratio Methodology

SEC rules allow CNX to select a methodology for identifying the median employee in a manner that is most appropriate, based on CNX’s size, organizational structure, and compensation plans, policies, and procedures.

Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, CNX may identify its median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our 2021 pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2021 CEO pay ratio disclosure and ultimately require us to identify a new median employee for 2023. As a result, we used the same median employee for the 2023 CEO pay ratio as we did for the 2021 CEO pay ratio disclosure.

The methodology used to identify the median employee for the 2021 pay ratio was a full-time, salaried employee who was selected using base salary and target bonus payout under the STIC, which were applied consistently across CNX’s entire employee population for the trailing 12-month period preceding December 1, 2021 (excluding our CEO). We believe that these elements reasonably reflect the annual compensation of our general employee population.

In determining the median employee, CNX did not use any of the exemptions permitted under SEC rules. Similarly, CNX did not rely on any material assumptions, adjustments or estimates in order to identify the median employee or to determine annual total compensation or any elements of annual total compensation for that employee or Mr. DeIuliis.

Once we identified our median employee, we calculated the median employee’s annual total compensation, as described above, for purposes of developing the comparison of Mr. DeIuliis’ annual total compensation to such median employee’s annual total compensation.

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Pay Versus Performance

The following table, and accompanying graphs and narrative information, contains required disclosures regarding the relationship between the Corporation’s financial performance (using a mix of required (Total Shareholder Return (“TSR”) and Net Income (Loss)) and company-selected (Adjusted FCF per Share) measures) and actual compensation paid to our principal executive officer, Mr. DeIuliis, and the average actual compensation paid to our other named executive officers for 2023, 2022, 2021 and 2020. The Compensation Committee did not consider these disclosures when making the executive compensation decisions contained in this Proxy Statement, except as otherwise noted regarding Adjusted FCF per Share.

Pay Versus Performance Table — 2023, 2022, 2021 and 2020

			Average Summary Compensation Table	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2) (c)	Total for Non-PEO Named Executive Officers(1) (d)	to Non-PEO Named Executive Officers(1)(2) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return(3) (g)	Net Income (Loss) (h) (In thousands)	Adjusted Free Cash Flow per Share(4) (i)
2023	$6,427,883	$8,148,487	$4,175,035	$4,440,746	$175.2	$197.4	$1,720,716	$1.98
2022	$6,548,158	$10,195,331	$2,351,374	$3,426,481	$115.2	$91.5	$(142,077)	$4.14
2021	$8,572,755	$10,140,026	$2,643,657	$3,423,186	$94	$61.3	$(498,643)	$2.48
2020	$11,027,059	$9,362,679	$1,529,687	$1,658,655	$73.8	$27.4	$(428,744)	$1.96

(1)	Nicholas J. DeIuliis served as our principal executive officer (“PEO”) for the full year for each of 2023, 2022, 2021 and 2020. For 2023, our non-PEO named executive officers (“NEOs”) included Alan Shepard, Navneet Behl, Hayley F. Scott, Ravi Srivastava, Olayemi Akinkugbe, and Alexander J. Reyes. For 2022, our non-PEO NEOs included Alan Shepard, Olayemi Akinkugbe, Alexander J. Reyes, Ravi Srivastava, Donald W. Rush and Chad A. Griffith. For 2021, our non-PEO NEOs included Olayemi Akinkugbe, Alexander J. Reyes, Donald W. Rush and Chad A. Griffith. For 2020, our non-PEO NEOs included Olayemi Akinkugbe, Alexander J. Reyes, Donald W. Rush, Chad A. Griffith and Stephanie L. Gill.

(2)	For each of 2023, 2022, 2021 and 2020, the value included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflects the following adjustments to the values included in columns (b) and (d) respectively:
(3)	For each year, TSR for the Corporation and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulations S-K. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Corporation’s Annual Reports on 10-K for each of the fiscal years ended December 31, 2023, 2022, 2021 and 2020 and consists of the following entities: 2023, 2022 and 2021 -- Antero Resources Corporation, Chesapeake Energy Corporation, EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Co.; and 2020 — Antero Resources Corporation, Cabot Oil & Gas Corporation (now known as Coterra Energy Inc. following its merger with Cimarex Energy Co.), EQT Corporation, Gulfport Energy Corporation, Range Resources Corporation and Southwestern Energy Co. (in each case, the “Peer Group”). Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
(4)	Adjusted FCF per Share is calculated as set forth in Appendix A of this Proxy Statement, and is identical to the calculation used in determining the Corporation’s Adjusted FCF per Share Performance Measure under the STIC Plan.

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Nicholas J. DeIuliis	2023	2022	2021	2020
Summary Compensation Table Total for PEO (column (b))	$6,427,883	$6,548,158	$8,572,755	$11,027,059
-aggregate change in actuarial present value of pension benefits	$1,621,967	—	$844,449	$3,383,526
+service cost of pension benefits	—	—	—	—
+prior service cost of pension benefits	—	—	—	—
-SCT “Stock Awards” column value	$3,000,010	$3,500,022	$4,500,012	$4,050,004
-SCT “Option Awards” column value	—	—	—	$450,002
+aggregate total of year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$3,662,229	$4,327,461	$5,595,578	$6,238,718
+ aggregate total of change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$2,778,705	$3,303,590	$1,310,746	$596,897
+aggregate total of vesting date fair value of equity awards granted and vested in the covered year	—	—	—	—
+/- aggregate total of change in fair value of equity awards granted in prior years that vested in the covered year	$(98,353)	$466,723	$751,936	$(417,338)
-aggregate total fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	$—	$950,579	$746,528	$199,125
+dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	—	—	—	—
+excess fair value for equity award modifications	—	—	—	—
Compensation Actually Paid to PEO (column (c))	$8,148,487	$10,195,331	$10,140,026	$9,362,679

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Average for Non-PEO NEOs	2023	2022	2021	2020
Average Summary Compensation Table Total for Non-PEO NEOs (column (d))	$4,175,035	$2,351,374	$2,643,657	$1,529,687
-aggregate change in actuarial present value of pension benefits	$888	—	$4	$3,065
+service cost of pension benefits	—	—	—	—
+prior service cost of pension benefits	—	—	—	—
-SCT “Stock Awards” column value	$3,055,694	$1,658,349	$1,768,015	$710,398
-SCT “Option Awards” column value	—	—	—	$59,752
+aggregate total of year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	$3,045,435	$2,050,398	$2,198,688	$862,273
+aggregate total of year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	$284,269	$628,198	$291,378	$56,690
+aggregate total of vesting date fair value of equity awards granted and vested in the covered year	—	—	—	—
+/- aggregate total of change in fair value of equity awards granted in prior years that vested in the covered year	$(7,411)	$67,061	$71,827	$(15,288)
-aggregate total fair value as of prior-year end of equity awards granted in prior years that failed to vest in the covered year	—	$12,201	$14,345	$1,492
+dollar value of dividends/earnings paid prior to the vesting date on equity awards in the covered year	—	—	—	—
+excess fair value for equity award modifications	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs (column (e))	$4,440,746	$3,426,481	$3,423,186	$1,658,655

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Pay Versus Performance Relationship Descriptions

The following narrative and graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2023, 2022, 2021, and 2020, including: (a) a comparison between our cumulative total shareholder return and the total shareholder return of the Peer Group; and (b) comparisons between (i) PEO CAP and average non-PEO CAP and (ii) each of the performance measures set forth in columns (f), (h) and (i) of the Pay Versus Performance table:

CAP vs. TSR. The graph above compares CNX’s TSR and the TSR of the Peer Group with PEO CAP and average non-PEO CAP for each of 2020, 2021, 2022, and 2023.

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CAP vs. Net Income (Loss). SEC rules require the comparison of CAP to net income. Although in 2023 CNX reported net income, for each of the years 2020, 2021 and 2022, CNX reported a net loss, which we attribute in large part to the recognition of unrealized gains and losses associated with changes in the fair value of commodity derivative instruments, or commodity price hedges. The required recognition of unrealized gains or losses on these hedging instruments can significantly impact our financial results such that reported net income is not in our opinion necessarily reflective of CNX’s financial performance in any given period. Thus, we do not use net income as a performance indicator nor does the Compensation Committee use it in making executive compensation decisions or calculating incentive awards for our named executive.

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CAP vs. Adjusted FCF Per Share. CNX chose Adjusted FCF per Share as the company-selected measure as required under the SEC Pay-Versus-Performance disclosure rules. CNX believes that Adjusted FCF per Share is a fundamental gauge of the Corporation’s financial performance and its goal of creating long-term value for its shareholders. CNX believes this metric is an indicator, on a per share basis, of the ability to efficiently operate its existing assets and capital investment program; which ultimately results in the generation of cash that, after certain adjustments, may be available for shareholder returns or debt reduction. Thus, the Compensation Committee uses Adjusted FCF per Share in making executive compensation decisions, including specifically the STIC awards.

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List of Performance Measurements for Compensation Actually Paid

The following table lists the performance measures that we believe represent the most important performance measures we used to link PEO CAP and average non-PEO NEO CAP for fiscal year 2023 to our performance:

Adjusted Free Cash Flow Per Share
Free Cash Flow
Relative Total Shareholder Return
Absolute Stock Price
Methane Intensity Reduction

This Pay Versus Performance section should not be deemed filed or incorporated by reference into any other filing of CNX under the Securities Act or the Exchange Act, except to the extent that CNX specifically incorporates this Pay Versus Performance section by reference therein.

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Proposal No. 3:
Advisory Approval of CNX’s 2023 Named Executive Officer Compensation

Pursuant to Section 14A of the Exchange Act, the Corporation is required to provide its shareholders with the opportunity to cast a non-binding advisory vote on compensation paid to our named executives. At our 2023 annual meeting of shareholders, our shareholders voted to conduct an advisory vote regarding our named executive compensation on an annual basis (with the next one occurring in 2025), and based on the Board’s recommendation and the voting results, the Corporation determined that future advisory votes to approve the Corporation’s named executive compensation will be held every year until the next advisory vote on the frequency of such advisory votes in 2029.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain key executives who drive our success and industry leadership. We achieve these objectives through compensation that:

•	Links a significant portion of total compensation to performance, which we believe will create long-term shareholder value;
•	Consists primarily of stock-based compensation, which encourages our named executives to act as owners of the Corporation;
•	Is tied to overall corporate performance, financial and operational goals (annual and long-term);
•	Enhances retention in a highly competitive market by subjecting a significant portion of total compensation to multi-year vesting or performance conditions;
•	Discourages unnecessary and excessive risk-taking; and
•	Provides a competitive total pay opportunity.

The Compensation Committee continually reviews the compensation programs for our named executives to confirm that they achieve the desired goal of aligning our executive compensation structure with our shareholders’ interests and current market practices. Please read “Compensation Discussion and Analysis”, which describes in more detail the Corporation’s executive compensation program and the decisions made by the Compensation Committee in 2023, including information about the fiscal year 2023 compensation paid to our named executives.

CNX has a consistent record of delivering solid financial results for our shareholders. For a discussion of the Corporation’s significant achievements in 2023, see the “Business/Strategic Highlights” section in this Proxy Statement. We believe that our executive compensation programs have played a material role in our ability (i) to drive the strong financial results described in “Compensation Discussion and Analysis” and (ii) to attract and retain a highly experienced, successful team to manage the Corporation.

We are asking our shareholders to indicate their support for the compensation paid to our named executives in 2023 as described in this Proxy Statement (including the “Compensation Discussion and Analysis,” the compensation tables and other related compensation disclosures required by Regulation S-K Item 402 and contained herein). This proposal is intended to give our shareholders the opportunity to express their views on the compensation paid to our named executives in 2023. This vote is not intended to address any specific item of compensation, but rather the overall compensation paid to our named executives, and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our shareholders to vote “FOR,” on an advisory basis, the compensation paid to our named executives in 2023, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, and to adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Corporation, the Board or the Compensation Committee. However, our Board and our Compensation Committee, which is responsible for designing and administering the Corporation’s executive compensation program, value the opinions of our shareholders and to the extent there is any significant vote against the compensation paid to our named executives in 2023, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors Unanimously Recommends that You Vote “FOR” the Advisory Approval of the Compensation Paid to our Named Executive Officers in 2023, as Disclosed in this Proxy Statement, Pursuant to the Compensation Disclosure Rules of the SEC.

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Securities Authorized for Issuance under the CNX Equity and Incentive Compensation Plan

The following table summarizes the Corporation’s equity compensation plan information as of December 31, 2023:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,938,374	(1)	$8.55	(2)	7,853,582
Equity compensation plans not approved by security holders	—		—		—
TOTAL	6,938,374	(1)	$8.55	(2)	7,853,582

(1)	Of this total, 2,085,870 shares are subject to outstanding stock options, 1,957,438 shares are subject to outstanding RSUs (including deferred RSUs), 96,348 shares are subject to outstanding DSUs, and 2,798,718 shares are subject to outstanding PSUs (assuming maximum payout), including ESG PSUs and Special PSUs.
(2)	The weighted-average exercise price does not take into account the RSUs, DSUs, or PSUs (including ESG PSUs and Special PSUs), as such awards have no exercise price.

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Information about the Annual Meeting

Virtual Format

We have decided to host a completely virtual Annual Meeting again this year. We continue to deploy the virtual format to:

•	Facilitate and increase shareholder attendance and participation by enabling shareholders to participate fully and equally from any location around the world, at no cost (historically, we have had little to no attendance by our shareholders at our in-person annual meetings);
•	Increase our ability to engage with shareholders, regardless of their size, resources or physical location;
•	Be mindful of the enhanced desire of our shareholders to participate virtually;
•	Provide for cost-savings to the Corporation and our shareholders; and
•	Make our Annual Meeting more environmentally friendly.

Attendance and Participation

Our completely virtual Annual Meeting will be conducted on the internet via live webcast. We have designed the virtual Annual Meeting to provide shareholders substantially the same opportunities to participate as if the Annual Meeting were held in person. You will be able to attend and participate in the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNX2024. You also will be able to vote your shares electronically online during the Annual Meeting (other than shares held through the 401(k) plan, which must be voted prior to the Annual Meeting).

All shareholders of record as of March 5, 2024 (the Record Date), or their duly appointed proxies, may attend and participate in the Annual Meeting. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or voting instruction card, or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online access will begin at 9:45 a.m. Eastern Time.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should confirm that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and confirm that they can hear streaming audio prior to the start of the Annual Meeting.

Questions and Information Accessibility

Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/CNX2024, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including, but not limited to, those related to employment, product or landowner issues, are not pertinent to Annual Meeting matters and therefore will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered on our Investor Relations page at investors.cnx.com.

Additional information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct, and other materials for the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/CNX2024.

Technical Difficulties

We will have technicians ready to assist you with any technical difficulties accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.

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Voting and Proposals

Whether you hold your shares directly as the shareholder of record or beneficially in street name, you may vote prior to the Annual Meeting without attending the Annual Meeting in one of the following manners:

By Internet: Go to www.proxyvote.com and follow the instructions. You will need the 16-digit control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials;

By Telephone: Dial 1-800-690-6903. You will need the control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials; or

By Mail: If you received a paper copy of the proxy materials, complete, date and sign your proxy card or voting instruction card and mail it.

If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 1, 2024 or at 11:59 p.m., Eastern Time, on April 29, 2024 for shares held through the 401(k) plan.

Shareholders of record and beneficial owners of shares held in street name may also vote online during the Annual Meeting. You will need the control number included on your Notice, proxy card, voting instruction card or the instructions that accompanied your proxy materials to log in to the virtual meeting platform at www.virtualshareholdermeeting.com/CNX2024. Voting electronically online during the Annual Meeting will replace any previous votes.

Those who hold shares through the 401(k) plan may attend and participate in the Annual Meeting but will not be able to vote shares held in the 401(k) plan electronically online during the Annual Meeting. Shares held through the 401(k) plan must be voted in advance of the Annual Meeting using one of the methods described above.

The persons named as proxies have informed CNX of their intention, if no contrary instructions are given, to vote the shares represented by such proxies as follows:

•	FOR the election of each of the seven director nominees (Proposal No. 1);
•	FOR the ratification of the anticipated appointment of EY as CNX’s independent auditor for the fiscal year ending December 31, 2024 (Proposal No. 2);
•	FOR the advisory approval of CNX’s 2023 named executive officer compensation (Proposal No. 3); and
•	in accordance with their judgment on any other matters that may properly come before the Annual Meeting.

The Board does not know of any other business to be brought before the Annual Meeting other than as indicated in the Notice of Annual Meeting of Shareholders. If other matters are properly presented at the Annual Meeting, the persons named as proxies may vote on such matters in their discretion. In addition, the persons named as proxies may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

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Record Date and Vote Required for Approval

The Record Date with respect to this solicitation is March 5, 2024. All holders of record of CNX common stock as of the close of business on the Record Date are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, CNX had 153,134,537 shares of common stock outstanding. Each share of common stock is entitled to one vote. Shareholders do not have cumulative voting rights. The holders of a majority of the outstanding shares of common stock of CNX as of the Record Date entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

Proposal	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions and Broker Non-Votes
Proposal No. 1: Election of Seven Director Nominees	“For,” “Against,” or “Abstain” on each nominee	“FOR” each nominee	Majority of the votes cast (Under our Bylaws, this means that the number of votes cast “for” a director’s election must exceed 50% of the total number of votes cast with respect to that director’s election)	None
Proposal No. 2: Ratification of the Anticipated Appointment of EY as CNX’s Independent Auditor for the Fiscal Year Ending December 31, 2024	“For,” “Against,” or “Abstain	“FOR”	Majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Brokers have discretion to vote on this item.
Proposal No. 3: Advisory Approval of CNX’s 2023 Named Executive Officer Compensation	“For,” “Against,” or “Abstain”	“FOR”	Majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote	Abstentions are treated as votes “against.” Broker non-votes have no effect.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and such instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals, such as Proposal Nos. 1 and 3, although they may vote their clients’ shares on “routine matters,” such as Proposal No. 2. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and have no effect on the outcome. Abstentions have the same effect as votes against the matter, except in the case of Proposal No. 1, where abstentions would not have an effect on the outcome. Proxies received but marked as abstentions and broker non-votes will be counted for quorum purposes.

The voting instruction card also serves as voting instructions for the trustees who hold shares of record for participants in the CNX’s 401(k). If voting instructions representing shares in this plan are not received, those shares will not be voted.

2024 PROXY STATEMENT	│ 83

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Revocation of Proxy

If you are the owner of record of shares of our common stock as of the close of business on the Record Date, you can revoke your proxy at any time before its exercise by:

•	Sending a written notice to CNX at CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317, Attention: Corporate Secretary, bearing a date later than the date of the proxy that is received prior to the Annual Meeting, stating that you revoke your proxy;
•	Submitting your voting instructions again by telephone or over the internet;
•	Signing another valid proxy card bearing a later date than the proxy initially received and mailing it so that it is received by the Corporation prior to the Annual Meeting; or
•	Participating in the Annual Meeting and voting online during the Annual Meeting.

If you hold your shares through a bank, broker or other nominee, you must follow the instructions found on your voting instruction card, or contact your bank, broker or other nominee in order to revoke your previously delivered proxy. If a proxy is properly executed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions provided by the shareholder. If a proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of the Board. Participation at the Annual Meeting without a request to revoke a proxy or voting online during the Annual Meeting will not, by itself, revoke a previously executed and delivered proxy.

Proxy Solicitation

All costs relating to the solicitation of proxies will be borne by CNX. Morrow-Sodali LLC has been retained by CNX to aid in the solicitation of proxies at an estimated cost of $12,500, plus reimbursement of out-of-pocket expenses. Proxies may also be solicited by officers, directors and employees personally, by mail, or by telephone, facsimile transmission or other electronic means. Upon request, CNX will pay brokers and other persons holding shares of common stock in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to, and seeking instructions from, their principals.

2024 PROXY STATEMENT	│ 84

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Additional Matters

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

Under SEC rules, a shareholder proposal submitted to CNX for the Annual Meeting of Shareholders in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act must (a) conform to the requirements of Rule 14a-8 promulgated under the Exchange Act and (b) be received by the Corporate Secretary of CNX at our principal executive offices no later than 5:30 p.m. Eastern Time on November 21, 2024. Any such proposal should be addressed to the Corporate Secretary, CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317.

The Bylaws require that all shareholder proposals to be submitted at the 2025 Annual Meeting, but not included in the Corporation’s Proxy Statement, be received by the Corporate Secretary of CNX in writing no later than the close of business on February 1, 2025, nor earlier than the close of business on January 2, 2025, together with all information specified in the Bylaws. If the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by CNX.

Additional Requirements for Shareholder Nominations of Directors

Any shareholder desiring to nominate an individual for election as a director of CNX must submit to the Corporate Secretary the information required by Section 2.8 of the Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to, (i) the proposing person’s notice, (ii) all information relating to the nominee that is required to be disclosed in a proxy statement or other filings pursuant to Section 14 of the Exchange Act, (iii) a description of all direct and indirect compensation and other material arrangements between the shareholder and the nominee, (iv) the nominee’s written questionnaire with respect to the background and qualifications of such nominee and the background of any other person or entity on whose behalf the nomination is being made, (v) a written representation and agreement of the nominee in the form provided by the Corporate Secretary that they are not party to and will not become party to any agreement about how they will act or vote, (vi) the nominee’s agreement to comply with the Corporation’s corporate governance policies, if elected, and (vii), if applicable, a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of director nominees other than CNX’s nominees. In addition, CNX may require the shareholder to provide such further information as we may reasonably request. To be timely, a shareholder nomination must be received within the timeframe described above for proposals to be submitted at the annual meeting but not included in CNX’s Proxy Statement.

Additionally, CNX’s Bylaws provide “proxy access” rights to shareholders that provide notice to CNX consistent with the requirements set forth in the Bylaws (the “proxy access notice”). A summary of these procedures is as follows. As set forth in Section 2.14 of our Bylaws, a shareholder, or group of twenty or fewer shareholders, that (i) own at least 3% of the aggregate voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors and (ii) have owned such shares continuously for at least three years as of the date that the Corporation receives the proxy access notice and as of the record date for determining shareholders eligible to vote at the applicable annual meeting of shareholders, may nominate candidates to serve on the Board and have such candidates included in CNX’s Proxy Statement. The shareholder(s) may nominate director candidates constituting the greater of (i) two individuals or (ii) the largest whole number that does not exceed 20% of the number of directors in office on the last day on which the proxy access notice may be delivered, consistent with the requirements set forth in the Bylaws, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in Section 2.14 of our Bylaws. To be timely, the proxy access notice must be delivered to the Corporate Secretary of CNX at CNX’s principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that CNX mailed its Proxy Statement for the preceding year’s annual meeting of shareholders (i.e., for the 2025 annual meeting of shareholders, no later than November 21, 2024 and no earlier than October 22, 2024). The proxy access notice must contain the information required in our Bylaws, and the shareholder(s) and nominee(s) must comply with the information and other requirements set forth in Sections 2.8 and 2.14 of our Bylaws.

2024 PROXY STATEMENT	│ 85

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Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address and the same last name by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. CNX and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once shareholders have received notice from their broker or CNX that materials will be sent in the householding manner to the shareholder’s address, householding will continue until otherwise notified or until the shareholder revokes such consent. If, at any time, shareholders no longer wish to participate in householding and would prefer to receive separate proxy statements, they should notify their broker if their shares are held in a brokerage account, or CNX if they hold registered shares. CNX will deliver promptly upon written or oral request a separate copy of the 2023 Annual Report, proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. To request the start or end of householding, shareholders should notify their broker or CNX. Any such written notice directed to CNX should be addressed to the Investor Relations department of CNX Resources Corporation, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317, or oral notice may be given by calling CNX at (724) 485-4000:

•	To receive a separate copy of the 2023 Annual Report, proxy statement or Notice for the Annual Meeting;
•	To receive separate copies of those materials for future meetings; or
•	If the shareholder shares an address and wishes to request delivery of a single copy of proxy materials, rather than receiving multiple copies.

Other

CNX will provide to any shareholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of CNX’s 2023 Annual Report as filed with the SEC. Any such request should be directed to the CNX Resources Corporation Investor Relations Department, CNX Center, 1000 Horizon Vue Drive, Suite 400, Canonsburg, PA 15317.

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote your shares according to their best judgment.

By the Order of the Board of
Directors of CNX Resources Corporation

2024 PROXY STATEMENT	│ 86

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Appendix A Reconciliation of Non-GAAP Measures*

Free Cash Flow

Free cash flow is defined as operating cash flow minus capex plus proceeds from asset sales.

Free Cash Flow

(Dollars in millions)	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	Total
Net Cash Provided by Operating Activities	$814	$1,235	$927	$795	$3,771
Capital Expenditures	(679)	(566)	(466)	(487)	(2,198)
Proceeds from Asset Sales	170	38	45	48	301
Free Cash Flow	$305	$707	$506	$356	$1,874

Net Debt

Net debt is defined as total long-term debt minus cash and cash equivalents. Adjusted net debt is defined as total long-term debt, plus the historical impact of recent accounting pronouncement, minus cash and cash equivalents.

Net Debt

(Dollars in millions)	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-21	31-Dec-20	30-Sep-20
Total Long-Term Debt (GAAP)(1)	$2,214	$2,169	$2,154	$2,203	$2,206	$2,214	$2,424	$2,600
Less: Cash and Cash Equivalents	—	9	23	3	21	4	22	156
Net Debt	$2,214	$2,160	$2,131	$2,200	$2,185	$2,210	$2,402	$2,444

(1)	Includes current portion

Adjusted Net Debt

(Dollars in millions)	31-Dec-23	30-Sep-23	30-Jun-23	31-Mar-23	31-Dec-22	31-Dec-21	31-Dec-20	30-Sep-20
Total Long-Term Debt (GAAP)(1)	$2,214	$2,169	$2,154	$2,203	$2,206	$2,214	$2,424	$2,600
Plus: Impact of Recent Accounting Pronouncement(2)	—	—	—	—	—	82	98	101
Less: Cash and Cash Equivalents	—	9	23	3	21	4	22	156
Adjusted Net Debt	$2,214	$2,160	$2,131	$2,200	$2,185	$2,292	$2,500	$2,545

(1)	Includes current portion.
(2)	On January 1, 2022, the Company adopted Accounting Standards Update (ASU) 2020-06 - Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity and upon adoption long-term debt increased by $82MM (See Note 10 - Long-Term Debt in the Notes to the Unaudited Consolidated Financial Statements in Item 1 of CNX’s September 30, 2023 Form 10-Q for additional information). As this adjustment was recorded on a prospective basis, Management believes that presenting investors with the net debt on a historical basis would be beneficial.
*	CNX’s management uses certain non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that these measures are useful for investors in analyzing CNX. Although these are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes these financial measures are useful to an investor in evaluating CNX because (i) analysts utilize these metrics when evaluating company performance and have requested this information as of a recent practicable date, (ii) these metrics are widely used to evaluate a company’s operating performance, and (iii) we want to provide updated information to investors. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with GAAP. In addition, because all companies do not calculate these measures identically, these measures may not be comparable to similarly titled measures of other companies.

2024 PROXY STATEMENT	│ 87

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Adjusted FCF per Share for STIC and Pay Versus Performance

Adjusted FCF per Share is calculated by dividing free cash flow by the number of shares of common stock outstanding, and making any necessary adjustments in accordance with the STIC plan. This same calculation is used for the Pay Versus Performance (“PVP”) Disclosures included in this Proxy Statement.

2023 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2023
Free Cash Flow	$305
Adjustments: None	$—
Shares Outstanding	154,382,880
Adjusted Free Cash Flow Per Share:	$1.98

2022 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2022
Free Cash Flow	$707
Adjustments: None	$—
Shares Outstanding	170,841,164
Adjusted Free Cash Flow Per Share:	$4.14

2021 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2021
Free Cash Flow	$506
Adjustments: None	$—
Shares Outstanding	203,531,320
Adjusted Free Cash Flow Per Share:	$2.48

2020 Adjusted Free Cash Flow Per Share for STIC and PVP

(Dollars in millions)	December 31, 2020
Free Cash Flow	$356
Adjustments: Fees Related to CNXM Take-in Transaction	$11
Shares Outstanding	187,453,712
Adjusted Free Cash Flow Per Share:	$1.96

2024 PROXY STATEMENT	│ 88

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 1, 2024 or by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in the 401(k) plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 1, 2024 or by 11:59 p.m. Eastern Time on April 29, 2024 for shares held in the 401(k) plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32211-P03958-Z86784

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CNX RESOURCES CORPORATION

The Board recommends a vote FOR each of the nominees.

1. Election of Seven Director Nominees:	For	Against	Abstain
1a. Robert O. Agbede	☐	☐	☐
1b. J. Palmer Clarkson	☐	☐	☐
1c. Nicholas J. DeIuliis	☐	☐	☐
1d. Maureen E. Lally-Green	☐	☐	☐
1e. Bernard Lanigan, Jr.	☐	☐	☐
1f. Ian McGuire	☐	☐	☐
1g. William N. Thorndike, Jr.	☐	☐	☐

The Board recommends a vote FOR Proposal 2.	For	Against	Abstain
2. Ratification of the Anticipated Appointment of Ernst & Young LLP as CNX's Independent Auditor for the Fiscal Year Ending December 31, 2024.	☐	☐	☐
The Board recommends a vote FOR Proposal 3.			
3. Advisory Approval of CNX's 2023 Named Executive Officer Compensation.	☐	☐	☐

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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